Exhibit 9.01(d)

Wyoming Secretary of State Karen L. Wheeler Deputy Secretary of State

Certified Copy

Date:	9/28/2022 9:40 AM

Through Date:	9/28/2022 9:40 AM

Corporate Name:	bowmo, Inc.

The undersigned filing officer hereby certifies that the attached copies are a true and complete copy of the public document as filed in this office.

Document Number	Description	Number of Pages
2022-003825543	Common Amendment	6
2022-003710128	Name Change	5
2022-003672271	Common Amendment	27
2022-003592322	Common Amendment	3
2021-003509573	Common Amendment	5
2021-003241757	Common Amendment	2
2021-001009756	Initial Filing	97

Respectfully,

/s/ Karen L. Wheeler
Karen L. Wheeler
Wyoming Deputy Secretary of State
Certified By: Anneleisa Renner

1

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 09/06/2022 03:07 PM Original ID: 2021-001009756 Amendment ID: 2022-003825543

Profit Corporation
Articles of Amendment

1. Corporation name:

(Name must match exactly to the Secretary of State’s records.)

bowmo, Inc.

2. Article number(s)	FOURTH	is amended as follows:

*See checklist below for article number information.

The number of authorized shares of common stock is increased by an additional 20,000,000,000 shares from 20,000,000,000 to 40,000,000,000 shares.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on	08/03/2022
(Date - mm/dd/yyyy)

P-Amendment - Revised June 2021

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☐	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☑	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	/s/ Michael Lakshin	Date:	08/29/2022
(May be executed by Chairman of Board, President or another of its officers.)		(mm/dd/yyyy)

Print Name:	Michael Lakshin	Contact Person:	Michael Lakshin

Title:	President	Daytime Phone Number:	(201) 452-9467

Email:	michael.lakshin@bowmo.com
(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist

☑	Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
☑	Processing time is up to 15 business days following the date of receipt in our office.
☑	*Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number.
☑	Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
☑	Please review the form prior to submission. The Secretary of State’s Office is unable to process incomplete forms.

P-Amendment - Revised June 2021

BOWMO, INC.

ACTION BY UNANIMOUS WRITTEN CONSENT
IN LIEU OF A MEETING

OF
THE BOARD OF DIRECTORS

August 3,2022

The undersigned, being all the members of the Board of Directors (the “Board”) of bowmo, Inc. (f/k/a Cruzani, Inc.), a Wyoming corporation (the “Company”) do hereby consent to and adopt the following preambles and resolutions pursuant to Wyo. Stat. §17-16-1003, such resolutions having the same force and effect as if taken by unanimous affirmative vote at a meeting of the Board, duly called and held, and direct that this written consent to such action be filed with the minutes of the proceedings of the Board.

Board Approval of Increase in Authorized Shares of Common Stock

WHEREAS, the Board believes it to be advisable and in the best interests of the Company and its shareholders to amend the Company’s Amended and Restated Articles of Incorporation, Article FOURTH, to increase the number of authorized shares of common stock of the Company from 20,000,000,000 to 40,000,000,000 shares (the “Authorized Share Increase”).

NOW, THEREFORE, BE IT RESOLVED, that the Board hereby authorizes and approves the Authorized Share Increase, to become effective upon the filing of the amendment to the Amended and Restated Articles of Incorporation with the Secretary of State of the State of Wyoming (the “Effective Date”), but no sooner than until at least 20 calendar days after the mailing of an Information Statement to the Company’s stockholders pursuant to Rule 14c-2 promulgated under the Exchange Act.

RESOLVED FURTHER, that the Board hereby designates and fixes the close of business on August 2, 2022, as the record date for determining the shareholders entitled to receive notice of the Authorized Share Increase.

RESOLVED FURTHER, that the Board hereby recommends to the Stockholders that the Authorized Share Increase be approved.

RESOLVED FURTHER, that the officers of the Company be, and each of them hereby is, authorized and empowered to prepare, execute and file, or cause to be prepared, executed and filed, all reports, schedules, statements, documents, and information required to be filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder in connection with the Reverse Stock Split and the Authorized Share Increase, including, without limitation, reports relating to certain current events on Schedule 14C and a preliminary and definitive information statement (the “Information Statement”).

RESOLVED FURTHER, that the actions heretofore taken by the officers of the Company in connection with the foregoing resolutions are hereby in all respects confirmed, approved and ratified; that the officers of the Company, together or individually, may take any and all action and do any and all things as may be deemed by and of them to be necessary or advisable or appropriate to carry out the purposes and intent of the foregoing resolutions; and that the taking of any and all such action and the performance of any and all such things by any of them in connection with the foregoing shall conclusively establish such authority therefor from the Company and the approval and ratification therefor by the Company; and that this written consent may be executed in counterparts and by facsimile signature, each of which shall be deemed an original and effective for all purposes, but all of which together shall be deemed one in the same written consent.

[Signature Page Follows]

IN WITNESS WHEREOF, this written consent has been signed by the following directors of the Company effective as of the date first written above.

DIRECTORS

/s/ Michael Lakshin
Michael Lakshin

/s/ Edward Aizman
Edward Aizman

/s/ Conrad R. Huss
Conrad R. Huss

WRITTEN APPROVAL OF THE STOCKHOLDERS OF
BOWMO, INC. IN LIEU OF MEETING

August 3, 2022

The undersigned, being holders of outstanding stock of bowmo, Inc. (f/k/a Cruzani, Inc.), a Wyoming corporation (the “Company”), and the holders of a majority of the outstanding stock of the Company on August 2, 2022 (the “Stockholders “), on an as converted to common stock basis, do hereby approve the resolution adopted and approved by the Board of Directors on August 3, 2022, authorizing and approving the amendment of the Company’s Amended and Restated Articles of Incorporation, Article FOURTH, to increase the number of authorized shares of common stock by an additional 20,000,000,000 shares from 20,000,000,000 to 40,000,000,000 shares (the “Authorized Share Increase”), such consent and approval having the same force and effect as if adopted by a vote at a meeting of the Stockholders held for that purpose.

The undersigned do hereby consent that this document be filed with the minutes of the Company, and that the actions set forth in the foregoing resolutions shall have the same force and effect as if taken at a duly constituted meeting of the stockholders of the Company as indicated by their signatures hereto, effective as of the date first set forth above. This consent may be executed in any number of counterparts, each of which is an original and all of which taken together shall constitute one instrument.

STOCKHOLDERS:

Dated:	08 / 03 / 2022	/s/ Eddie Aizman
Eddie Aizman

Dated:	08 / 03 / 2022	/s/ Michael Lakshin
Michael Lakshin

Dated:	08 / 03 / 2022	/s/ Conrad R. Huss
Conrad R. Huss

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 06/16/2022 10:50 AM Original ID: 2021-001009756 Amendment ID: 2022-003710128

Profit Corporation
Articles of Amendment

1. Corporation name:

(Name must match exactly to the Secretary of State’s records.)

Cruzani, Inc.

2. Article number(s)	First	is amended as follows:

*See checklist below for article number information.

The name of the corporation is changed from Cruzani, Inc. to bowmo, Inc.

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on	05/31/2022
(Date - mm/dd/yyyy)

P-Amendment - Revised June 2021

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☑	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☐	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	Date:	5-31-2022
(May be executed by Chairman of Board, President or another of its officers.)	(mm/dd/yyyy)

Print Name:	Edward Aizman	Contact Person:	Edward Aizman

Title:	Secretary	Daytime Phone Number:	212-398-0002 ext. 501

		Email:	eddie@bowmo.com
(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist

☑	Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
☑	Processing time is up to 15 business days following the date of receipt in our office.
☑	*Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number.
☑	Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
☑	Please review the form prior to submission. The Secretary of State’s Office is unable to process incomplete forms.

P-Amendment - Revised June 2021

UNANIMOUS WRITTEN CONSENT
OF THE
BOARD OF DIRECTORS
OF
CRUZANI, INC.

The undersigned, constituting all of the members of the Board of Directors (the “Board”) of Cuzani, Inc., a Wyoming corporation (the “Corporation”) do hereby adopt the following resolutions, which shall have the same force and effect as a vote taken at a duly called and held special meeting of the Board, and do hereby direct that this consent be filed with the minutes of the proceedings of the Board:

WHEREAS, pursuant to a certain Agreement and Plan of Merger, dated May 2, 2022, (the “Agreement”), by and among Cruzani, Inc., a Nevada corporation (“Parent”), Bowmo Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of the Cruzani, Inc. (“Merger Sub”), bowmo, Inc., a Delaware corporation (“Target”), and Michael E. Lakshin on behalf of the shareholders of Target Bowmo Merger Sub, Inc., Merger Sub merged into Target, (“Merger Transaction”); and

WHEREAS, pursuant to the Merger Transaction, Target was the “surviving corporation” after consummation of the Merger Transaction; and

WHEREAS, the Board deems it to be desirable and in the best interest of the Corporation and its shareholders to change the name of Corporation to bowmo, Inc.;

NOW THEREFORE, BE IT RESOLVED, that the Board hereby approves the change of the corporation’s name from Cruzani, Inc. to bowmo, Inc.

FURTHER RESOLVED, that Edward Aizman, Secretary, is authorized to take such action as is necessary to facilitate the Corporation’s change of name with the Secretary of State of the State of Wyoming (“Secretrary of State”) including to execute and deliver for and in the name of the Corporation, such other documents, papers and instruments as are necessary, appropriate, advisable or required in order to effectuate the purpose and intent of these resolutions and the taking of any such acts, and the execution and delivery of any such documents, papers, and instruments is hereby ratified and approved; and

FURTHER RESOLVED, that this consent may be executed in counterparts and by facsimile signature, each of which shall be deemed an original and effective for all purposes, but all of which together shall be deemed one in the same consent.

[Signatures Appear on Following Page]

IN WITNESS WHEREOF, the undersigned members of the Board have executed this consent on the date(s) set forth below:

DIRECTORS:

Dated:	05 / 31 / 2022	/s/ Eddie Aizman
Eddie Aizman

Dated:	05 / 31 / 2022	/s/ Michael Lakshin
Michael Lakshin

Dated:	05 / 31 / 2022	/s/ Conrad R. Huss
Conrad R. Huss

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF NAME CHANGE

Current Name: bowmo, Inc.

Old Name: Cruzani Inc.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 16th day of June, 2022 img13
Secretary of State

	By:	Kaytlynn Whisenhunt
Filed Date: 06/16/2022

Wyoming Secretary of State
Herschler Building East, Suite 101
122 W 25th Street	WY Secretary of State
Cheyenne, WY 82002-0020	FILED: 05/10/2022 09:18 AM
Ph. 307.777.7311	Original ID: 2021-001009756
Email: Business@wvo.aov	Amendment ID: 2022-003672271

Profit Corporation

Articles of Amendment

1. Corporation name:

(Name must match exactly to the Secretary of State’s records.)

Cruzani, Inc.

Article number(s)	Fourth	is amended as follows:
*See checklist below for article number information.

Authorization of 1,000,000 shares of Series G Preferred Stock and 1,000,000 shares of Series H Preferred Stock. Certifcates of Designation Attached.

3.   If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on	05/02/2022
(Date - mm/dd/yyyy)

P-Amendment - Revised June 2021

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☐	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☑	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	Date:	5/4/2022
(May be executed by Chairman of Board, President or another of its officers.)		(mm/dd/yyyy)

Print Name:	Conrad Huss	Contact Person:	Conrad Huss
Title:	Chief Executive Officer	Daytime Phone Number:
		Email:	crhuss1@gmail.com
(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist

☑	Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
☑	Processing time is up to 15 business days following the date of receipt in our office.
☑	*Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number.
☑	Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
☑	Please review the form prior to submission. The Secretary of State’s Office is unable to process incomplete forms.

P-Amendment - Revised June 2021

CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES G PREFERRED STOCK
OF

CRUZANI, INC.

The undersigned, Conrad Huss, hereby certifies that:

1.       I am the Chief Executive Officer of CRUZANI, INC., a Wyoming corporation (the “Company”).

2.       The Company is authorized to issue 15,000,000 shares of preferred stock, par value $0,001 per share (the “Preferred Stock”) of which 3,500,000 shares are designated as Series A Preferred Shares and 3,381,520 Series A Preferred Shares are issued and outstanding; 10,000 shares are designated as Series B Preferred Shares and 5,000 Series B Preferred Shares are issued and outstanding; 10,000,000 shares are designated as Series C Preferred Shares and 5,000,000 Series C Preferred Shares are issued and outstanding; 125,000 shares are designated as Series D Preferred Shares and 125,000 Series D Preferred Shares are issued and outstanding; 500,000 shares are designated as Series E Preferred Shares; 34,985 Series E Preferred Shares are issued and outstanding; 101 shares are designated as Series F Preferred Shares; no Series F Preferred Shares are issued and outstanding.

3.       The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid in accordance with the corporation law of the State of Wyoming, and as set forth in this Certificate of Designation, Preferences, Rights and Limitations of Series Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series G Preferred Stock, which will consist of 1,000,000 shares of Series G Preferred Stock, par value $0,001 per share (“Series G Preferred Stock”), which the Company has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designation, Preferences, Rights and Limitations of Series G Preferred Stock in accordance with the foregoing resolution and the provisions of Wyoming law.

ARTICLE 1

Series G Preferred Stock

Section 1.             Designation and Amount. The number of shares so designated as Series G Preferred Stock is 1,000,000 which will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series G Preferred Stock. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series G Preferred Stock are as set forth in this Certificate of Designation (this “Certificate of Designation”). Each share of Series G Preferred Stock shall have, subject to Section 8(b), a stated value of $1.00 (the “Stated Value”).

Section 2.              Ranking and Voting.

A.       Ranking. The Series G Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Company’s common stock, par value 0.001 per share (“Common Stock”), and (b) junior with respect to dividends and right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company.

B.       Voting. Each issued and outstanding share of Series G Preferred Stock shall be entitled to the number of votes equal to the Underlying Common Stock (as determined as if such Holders was converting such share of preferred stock pursuant to Section 4 hereof) with respect to each share of Series G Preferred Stock at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Holders of Series C Preferred Stock shall vote together with the holders of Common Shares (and any other outstanding class of preferred stock of the Company (other than the Series C Preferred Stock), if any. Any reference herein to a determination, decision or election being made by the “Majority Holders” shall mean the determination, decision or election as made by Holders holding a majority of the issued and outstanding shares of Series G Preferred Stock at such time.

Section 3.             [Dividends. Each share of Series G Preferred Stock will carry an annual dividend in the amount of six percent (6%) of the Stated Value (the “Divided Rate”), which shall be cumulative, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (as defined herein), the Dividend Rate shall automatically increase to twenty two percent (22%).]

Section 4.               Protective Provisions.

A.            So long as any shares of Series G Preferred Stock are outstanding, the Company will not, without the affirmative approval of the Majority Holders (i) alter or change adversely the powers, preferences or rights given to the Series G Preferred Stock or alter or amend this Certificate of Designation, (ii) authorize or create any class of stock ranking as to distribution of dividends or a liquidation preference senior to the Series G Preferred Stock, (iii) amend its Articles of Incorporation, as amended, or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series G Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), (vi) breach any of the provisions set forth herein; or (vii) enter into any binding agreement with respect to any of the foregoing.

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B.           A “Deemed Liquidation Event” means: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

C.           The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance hereof.

D.           Drag Along Rights.

(i)       In the event that any Holder(s) of Series G Preferred Stock proposes to sell, or otherwise dispose of, to a Person or a group of Persons, other than an Affiliate of the transferring shareholders (a “Purchaser”), shares of Series G Preferred Stock representing conversion rights equal to more than fifty percent (50%) of the then outstanding shares of Common Stock (calculated on a fully diluted basis)(a “Majority Sale”), such shareholders(s) (the “Proposing Stockholders”), shall have the right (the “Drag Along Right”) to require each of the other holders of Series G Preferred Stock to sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Purchaser a number of shares of Series G Preferred Stock (and shares of Common Stock) held by each such other shareholder(s) as shall equal the same percentage of the shares of Series G Preferred Stock held by such other shareholders as the percentage of the shares of Series G Preferred Stock held by the Proposing Stockholders that the Proposing Stockholders propose to sell to the Purchaser, upon the same terms (including the purchase price) and subject to the same conditions as are applicable to the Proposing Stockholders.

(ii)       The Proposing Stockholders shall provide notice to each of the other holders (a “Drag Along Notice”) of: (a) the Proposing Stockholders’ intent to exercise their Drag Along Right in accordance with this article; (b) the identity of the proposed Purchaser in such Majority Sale; and (c) a summary of the purchase price and other relevant terms and conditions of such Majority Sale, no later than ten (10) days prior to the proposed closing of such Majority Sale. At the closing of the sale pursuant to the Drag Along Right, the Proposing Stockholders and the other shareholders subject to such Drag Along Right shall deliver to the proposed Purchaser certificates representing their shares of Series G Preferred Stock (and shares of Common Stock), duly endorsed in blank for transfer or accompanied by stock powers duly endorsed in blank, and the Purchaser shall pay to each such shareholder the consideration due to it in accordance with the terms of such transaction, and this designation. Notwithstanding the foregoing, any such transaction may be structured as a merger, consolidation, amalgamation or similar transaction at the discretion of the Proposing Stockholders and the Purchaser and, in such event, each shareholder subject to the Drag Along Right agrees, if such transaction entitles shareholders to vote thereupon or consent thereto, (x) to vote all of the shares of (and shares of Series G Preferred Stock) held by such shareholder in favor of, or to consent to, any such transaction and (y) if applicable, not to exercise any appraisal or similar rights with respect to such transaction.

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Section 5.               Liquidation.

A.           Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon any Deemed Liquidation Event, after payment or provision for payment of debts and other liabilities of the Company, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series G Preferred Stock, if any, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series G Preferred Stock by reason of their ownership thereof, the Holders will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series G Preferred Stock equal to (i) the Stated Value plus (ii) any accrued but unpaid dividends, the Default Adjustment (as defined herein), if applicable, Failure to Deliver Fees (as defined herein), if any, and any other fees as set forth herein (the amounts in this clause (ii) collectively, the “Adjustment Amount”).

B.           If, upon any liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, the assets of the Company will be insufficient to make payment in full to all Holders of the liquidation preferences hereunder, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

[Section 6.          Redemption. On the date which is eighteen (18) months following the Issuance Date (the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series G Preferred Stock of the Holder (which have not been previously redeemed or converted). With five (5) days of the Mandatory Redemption Date, the Company shall make payment to each Holder of an amount in cash equal to the total number of shares of Series G Preferred Stock held by such Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including but not limited to the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable) (the “Mandatory Redemption Amount”).]

Section 7.              Conversion.

A.           Conversion Right. At any time following the Issuance Date up to the Maturity Redemption Date (the “Conversion Period”), the Holder shall have the right at any time, to convert all or any part of the outstanding Series G Preferred Stock into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”). The number of shares of Common Stock to be issued upon each conversion of Series G Preferred Stock shall be determined as set forth herein and shall be specified in the notice of conversion (the “Notice of Conversion”), delivered to the Company by a Holder in accordance with the terms hereof; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00 p.m., New York, New York time the Conversion Date shall be the next business day.

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B.           The Series G Preferred Stock shall have conversion rights, in aggregate, into that number of shares of Common Stock which shall equal Seventy Eight Percent (78%) of the total issued and outstanding shares of Common Stock of the Company (the “Underlying Common Stock”) on a fully diluted basis, with anti-dilution rights until the earlier of: (a) eighteen (18) months from the Issuance Date. For clarification purposes, the process of calculating the amount of Underlying Common Stock that may be issued for each share of Series G Preferred Stock is as follows: 1) The total issued and outstanding Common Stock at the time of any conversion shall be divided by 0.22 (the “Grossed-Up Common Stock Amount”), 2) then the total amount of issued and outstanding Common Stock shall be subtracted from the Grossed-Up Common Stock Amount (the “Adjusted Grossed-Up Amount”), and 3) the Adjusted Grossed-Up Amount shall then be divided by the current number of Series G Preferred Stock issued and outstanding. Notwithstanding any reference above or elsewhere herein to any certificates representing the Series G Preferred Stock, the Company expects that the Series G Preferred Stock shall be recorded solely in book entry form, and in such case any references hereto to certificates representing the Series G Preferred Stock being required to be delivered or provided in certain instances shall be deemed automatically waived, and such book entry records shall take the place thereof.

C.           Authorized Shares. The Company covenants that during the Conversion Period, the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Series G Preferred Stock issued. The Company is required at all times to have authorized and reserved the number of shares that would be issuable upon full conversion of the Series G Preferred Stock (based on the respective Conversion Price of the Series G Preferred Stock in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased unilaterally by the Holder) from time to time in accordance with the Company’s obligations hereunder. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Series G Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series G Preferred Stock. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Series G Preferred Stock, and (ii) agrees that its issuance of the Series G Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Purchase Agreement and the Series G Preferred Stock. If, at any time the Company does not maintain the required Reserved Amount, the Company shall be put on notice by the Holder, and shall have five (5) days to cure its deficiency, after which time, such failure will be deemed an Event of Default hereunder.

D.           Method of Conversion.

i.       Mechanics of Conversion. As set forth in hereof, the shares of Series G Preferred Stock may be converted by the Holder thereof, either as to all of such Holder’s shares of Series G Preferred Stock or as to a portion of such Holder’s shares of Series G Preferred Stock, at any time during the Conversion Period, by submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and within five (5) days following such conversion surrendering the converted Series G Preferred Stock to the Company’s transfer agent.

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ii.       Surrender of Series G Preferred Stock Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of the Series G Preferred Stock in accordance with the terms hereof, the converting Holder shall be required to physically surrender the any certificate (or book entry) representing the Series G Preferred Stock being converted to the Company (or its transfer agent) and, in the event that less than all of the Stock represented by such certificate is being converted, the Company shall return to the applicable Holder a new certificate representing the unconverted shares of Series G Preferred Stock.

iii.       Delivery of Common Stock Upon Conversion. Upon receipt by the Company from a Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as set forth herein, and the certificate representing the Series G Preferred Stock as required herein, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the applicable Holder certificates for the Common Stock issuable upon such conversion, and any replacement certificate representing the unconverted shares of Series G Preferred Stock, if applicable, within three (3) business days after such receipt (the “Deadline”). Upon receipt by the Company of a Notice of Conversion, the applicable Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding Series G Preferred Stock held by such applicable Holder shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations hereunder, all rights with respect to the shares of Series G Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the applicable Holder shall have given a Notice of Conversion as provided herein and comply with the other requirements herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the applicable Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the applicable Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the applicable Holder in connection with such conversion.

iv.       Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the applicable Holder and its compliance with the provisions set forth herein, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the applicable Holder by crediting the account of applicable Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian system.

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v.         Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting a Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of the Series G Preferred Stock is not delivered by the Deadline due to action and/or inaction of the Company, the Company shall pay to the applicable Holder $2,000 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is: (i) a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Company to effect delivery of such Common Stock; or (ii) not the result of the willful, purposeful and/or intentional actions of the Company. Such cash amount shall be paid to applicable Holder by the fifth (5th) day of the month following the month in which it has accrued. The Company agrees that the right to convert is a valuable right to the applicable Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the damages provision contained in this section are justified and reasonable.

vi.       Concerning the Shares. The shares of Common Stock issuable upon conversion of the Series G Preferred Stock may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the applicable Holder who agrees to sell or otherwise transfer the shares only in accordance with this section and who is an accredited investor (as defined in Rule 501 under Regulation D promulgated pursuant to the Securities Act). Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of the Series G Preferred Stock shall be removed and the Company shall issue to the applicable Holder a new certificate therefore free of any transfer legend if the Company or its transfer agent shall have received an opinion of counsel from applicable Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of the Series G Preferred Stock such security is registered for sale by the applicable Holder under an effective registration statement filed under the Securities Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the applicable Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default hereunder.

E.           Effect of Certain Events.

i.          Effect of Merger, Consolidation, Etc. At the option of the Majority Holders, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined herein) or Persons when the Company is not the survivor shall be deemed to be an Event of Default hereunder. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

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ii.         Adjustment Due to Merger, Consolidation, Etc. If, at any time when the Series G Preferred Stock are outstanding and prior to conversion of all of the Series G Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then each Holder shall thereafter have the right to receive upon conversion of the Series G Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which such Holder would have been entitled to receive in such transaction had the Series G Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series G Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this section unless (a) it first gives, to the extent practicable, ten (10) days’ prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time a Holder shall be entitled to convert the Series G Preferred Stock,) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the rights, preferences afforded to the Holders hereunder and obligations set forth herein. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

iii.         Adjustment Due to Distributions. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then each Holder shall be entitled to receive the applicable portion of such Distribution on an as-converted-to-Common-Stock basis, assuming that the Series G Preferred Stock were converted to Common Stock on the day immediately prior to the record date for holders of the Common Stock entitled to receive such Distribution, but, for the avoidance of doubt, without any conversion to Common Stock actually being required.

F.            Stock Register. The Company will keep at the offices of the transfer agent, a register of the Series G Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series G Preferred Stock, and amounts so converted and the dates of such conversions. Upon the surrender of any certificate representing Series G Preferred Stock at such place, the Company, at the request of the record Holder of such certificate, will execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

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G.           Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered Holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

Section 8.              Events of Default.

A.           If any of the following events of default (each, an “Event of Default”) shall occur:

i.           Failure to Redeem. The Company fails to pay the Mandatory Redemption Amount when due as set forth herein and such breach continues for a period of five (5) days after written notice from the Majority Holders.

ii.         Conversion and the Shares. The Company fails to issue shares of Common Stock to a Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by a Holder of the conversion rights of a Holder in accordance with the terms hereof, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to a Holder upon conversion of or otherwise pursuant to the terms hereof as and when required hereby, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to a Holder upon conversion of the Series G Preferred Stock or otherwise pursuant to the terms hereof, as and when required by the terms hereof, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the applicable Holder upon conversion of or otherwise pursuant to the terms hereof as and when required by the terms hereof (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this section) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after a Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default hereunder, if a conversion of the Series G Preferred Stock is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of a Holder, such Holder advances any funds to the Company’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the applicable Holder within two (2) business days of a demand from the applicable Holder.

iii.        Breach of Covenants. The Company breaches any material covenant or other material terms or conditions contained in this Certificate of Designation or in any purchase agreement, subscription agreement or other agreement pursuant to which any Holder has acquired any shares of Series G Preferred Stock, and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Majority Holders.

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iv.        Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, or in any purchase agreement, subscription agreement or other agreement pursuant to which any Holder has acquired any shares of Series G Preferred Stock, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holders with respect to the Series G Preferred Stock.

v.       Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

vi.       Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

vii.      Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange.

viii ..    Failure to Comply with the Disclosure Requirements. The Company shall fail to comply with the reporting requirements of the OTCMarkets and fail to maintain the Pink check mark, current information, disclosure status.

ix.        Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business occurs.

x.         Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

xi.        Replacement of Transfer Agent. In the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered (including, but not limited to, the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent and the Company.

xii.        Suspension of Trading. Suspension of Trading of the Company’s common stock by the SEC.

B.          Default Adjustment. Upon the occurrence and during the continuation of any Event of Default (other than as set forth in Section 8(A)(ii), the Stated Value shall immediately be increased to $1.50 per share of Series G Preferred Stock; and upon the occurrence and during the continuation of any Event of Default specified in Section 8(A)(ii), the Stated Value shall immediately be increased to $2.00 per share of Series G Preferred Stock (the amounts referred to herein shall be referred to collectively as the “Default Adjustment”). In the event of a Default Adjustment, the Company shall immediately, solely upon the demand of the Majority Holders, redeem the issued and outstanding Series G Preferred Stock and pay to the Holders the amount which is equal to (i) the number of shares of Series G Preferred Stock held by such Holders multiplied by (ii) the Stated Value plus any Adjustment Amount.

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Section 9.               Miscellaneous.

A.          Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series G Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Company will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

B.          Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

C.          Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, and, if sent to the Company, addressed to the Company at its principal office address or, if sent to a Holder, to the address of the Holder as set forth in the books and records of the Company. Any notice or other communication required or permitted to be given hereunder shall be deemed effective: (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation (if delivered on a business day during normal business hours where such notice is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

D.          Jurisdiction. Any action brought by any party against any other concerning this Certificate of Designation shall be brought only in the state courts of Wyoming or in the federal courts located in Wyoming. The Company and each Holder hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and each Holder waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Certificate of Designation is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.

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Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Certificate of Designation. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with the Series G Preferred Stock by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

E.          Remedies. The Company and each Holder acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Company or the Holder, as applicable, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company and each Holder acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach of the provisions of this Certificate of Designation, that the Company or the Holders, as applicable, shall be entitled, in addition to all other available remedies at law or in equity, (the parties will not be entitled of any punitive damages or penalties, but, only real and actual damages), to an injunction or injunctions restraining, preventing or curing any breach of this Certificate of Designation and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

G.          Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as ant Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Designation and any of the rights and preferences set forth herein including but not limited to the conversion of the Series G Preferred Shares into shares of common stock whether by Rule 144 or a court approved settlement of conversion of the Series G Preferred Shares into shares of common stock pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

F.           Headings. The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this May 2, 2022.

CRUZANI, INC signed by:

By:	/s/ Conrad Huss
Name:	Conrad Huss
Title:	Chief Executive Officer

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CERTIFICATE OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES H PREFERRED STOCK

OF

CRUZANI, INC.

The undersigned, Conrad Huss, hereby certifies that:

1. I am the Chief Executive Officer of CRUZANI, INC., a Wyoming corporation (the “Company”).

2. The Company is authorized to issue 15,000,000 shares of preferred stock, par value $0.001 per share (the “Preferred Stock”) of which 3,500,000 shares are designated as Series A Preferred Shares and 3,381,520 Series A Preferred Shares are issued and outstanding; 10,000 shares are designated as Series B Preferred Shares and 5,000 Series B Preferred Shares are issued and outstanding; 10,000,000 shares are designated as Series C Preferred Shares and 5,000,000 Series C Preferred Shares are issued and outstanding; 125,000 shares are designated as Series D Preferred Shares and 125,000 Series D Preferred Shares are issued and outstanding; 500,000 shares are designated as Series E Preferred Shares; 34,985 Series E Preferred Shares are issued and outstanding; 101 shares are designated as Series F Preferred Shares; no Series F Preferred Shares are issued and outstanding.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid in accordance with the corporation law of the State of Wyoming, and as set forth in this Certificate of Designation, Preferences, Rights and Limitations of Series Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series H Preferred Stock, which will consist of 1,000,000 shares of Series H Preferred Stock, par value $0.001 per share (“Series H Preferred Stock”), which the Company has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designation, Preferences, Rights and Limitations of Series H Preferred Stock in accordance with the foregoing resolution and the provisions of Wyoming law.

Series H Preferred Stock

Section 1.              Designation and Amount. The number of shares so designated as Series H Preferred Stock is 10,000 which will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series H Preferred Stock. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series H Preferred Stock are as set forth in this Certificate of Designation (this “Certificate of Designation”). Each share of Series H Preferred Stock shall have, subject to Section 7(b), a stated value of $1.00 (the “Stated Value”).

Section 2.               Ranking and Voting.

A.          Ranking. The Series H Preferred Stock will, with respect to rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to right of liquidation with the Company’s common stock, par value 0.001 per share (“Common Stock”), and (b) junior with respect to right of liquidation to all existing and future indebtedness of the Company and existing and outstanding preferred stock of the Company.

B.          Voting. Each issued and outstanding share of Series H Preferred Stock shall be entitled to the number of votes equal to the Underlying Common Stock (as determined as if such Holders was converting such share of preferred stock pursuant to Section 3 hereof) with respect to each share of Series H Preferred Stock at the time of such vote, at each meeting of shareholders of the Company with respect to any and all matters presented to the shareholders of the Company for their action or consideration, including the election of directors. Holders of Series C Preferred Stock shall vote together with the holders of Common Shares (and any other outstanding class of preferred stock of the Company (other than the Series C Preferred Stock), if any. Any reference herein to a determination, decision or election being made by the “Majority Holders” shall mean the determination, decision or election as made by Holders holding a majority of the issued and outstanding shares of Series H Preferred Stock at such time.

Section 3.              Protective Provisions.

A.           So long as any shares of Series H Preferred Stock are outstanding, the Company will not, without the affirmative approval of the Majority Holders (i) alter or change adversely the powers, preferences or rights given to the Series H Preferred Stock or alter or amend this Certificate of Designation, (ii) authorize or create any class of stock ranking as to distribution of dividends or a liquidation preference senior to the Series H Preferred Stock, (iii) amend its Articles of Incorporation, as amended, or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series H Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), (vi) breach any of the provisions set forth herein; or (vii) enter into any binding agreement with respect to any of the foregoing.

B.          A “Deemed Liquidation Event” means: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition (whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

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C.          The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance hereof.

D.          Drag Along Rights.

(i)         In the event that any Holder(s) of Series H Preferred Stock proposes to sell, or otherwise dispose of, to a Person or a group of Persons, other than an Affiliate of the transferring shareholders (a “Purchaser”), shares of Series H Preferred Stock representing conversion rights equal to more than fifty percent (50%) of the then outstanding shares of Common Stock (calculated on a fully diluted basis)(a “Majority Sale”), such shareholders(s) (the “Proposing Stockholders”), shall have the right (the “Drag Along Right”) to require each of the other holders of Series H Preferred Stock to sell, transfer and deliver, or cause to be sold, transferred and delivered, to the Purchaser a number of shares of Series H Preferred Stock (and shares of Common Stock) held by each such other shareholder(s) as shall equal the same percentage of the shares of Series H Preferred Stock held by such other shareholders as the percentage of the shares of Series H Preferred Stock held by the Proposing Stockholders that the Proposing Stockholders propose to sell to the Purchaser, upon the same terms (including the purchase price) and subject to the same conditions as are applicable to the Proposing Stockholders.

(ii)       The Proposing Stockholders shall provide notice to each of the other holders (a “Drag Along Notice”) of: (a) the Proposing Stockholders’ intent to exercise their Drag Along Right in accordance with this article; (b) the identity of the proposed Purchaser in such Majority Sale; and (c) a summary of the purchase price and other relevant terms and conditions of such Majority Sale, no later than ten (10) days prior to the proposed closing of such Majority Sale. At the closing of the sale pursuant to the Drag Along Right, the Proposing Stockholders and the other shareholders subject to such Drag Along Right shall deliver to the proposed Purchaser certificates representing their shares of Series H Preferred Stock (and shares of Common Stock), duly endorsed in blank for transfer or accompanied by stock powers duly endorsed in blank, and the Purchaser shall pay to each such shareholder the consideration due to it in accordance with the terms of such transaction, and this designation. Notwithstanding the foregoing, any such transaction may be structured as a merger, consolidation, amalgamation or similar transaction at the discretion of the Proposing Stockholders and the Purchaser and, in such event, each shareholder subject to the Drag Along Right agrees, if such transaction entitles shareholders to vote thereupon or consent thereto, (x) to vote all of the shares of (and shares of Series H Preferred Stock) held by such shareholder in favor of, or to consent to, any such transaction and (y) if applicable, not to exercise any appraisal or similar rights with respect to such transaction.

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Section 4.               Liquidation.

A.           Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, or upon any Deemed Liquidation Event, after payment or provision for payment of debts and other liabilities of the Company, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series H Preferred Stock, if any, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series H Preferred Stock by reason of their ownership thereof, the Holders will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series H Preferred Stock equal to (i) the Stated Value plus (ii) the Default Adjustment (as defined herein), if applicable, Failure to Deliver Fees (as defined herein), if any, and any other fees as set forth herein (the amounts in this clause (ii) collectively, the “Adjustment Amount”).

B.          If, upon any liquidation, dissolution or winding up of the Company or any Deemed Liquidation Event, the assets of the Company will be insufficient to make payment in full to all Holders of the liquidation preferences hereunder, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Section 5.            Redemption. On the date which is the date following the first anniversary of the Issuance Date (the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series H Preferred Stock of the Holder (which have not been previously redeemed or converted). With five (5) days of the Mandatory Redemption Date, the Company shall make payment to each Holder of an amount in cash equal to the total number of shares of Series H Preferred Stock held by such Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including but not limited to the addition of the Default Adjustment (as defined herein), if applicable) (the “Mandatory Redemption Amount”).

At any time following the date which is one hundred eighty (180) days after the Issuance Date, the Holder shall have the right at any time, to convert all or any part of the outstanding Series A Preferred Stock into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall any Holder be entitled to convert any portion of the Series A Preferred Stock in excess of that number of Series A Preferred Stock that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series A Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series A Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of Series A Preferred Stock shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price (as defined herein) then in effect on the date specified in the notice of conversion (the “Notice of Conversion”), attached hereto as Exhibit A, delivered to the Company by a Holder in accordance with the terms hereof; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00 p.m., New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of shares of the Series A Preferred Stock, the sum of the Stated Value plus the Adjustment Amount with respect to the shares of Series A Preferred Stock being converted in such conversion.

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Section 6.	Conversion.

A.            Conversion Right. At any time following the Issuance Date up to the Maturity Redemption Date (the “Conversion Period”), the Holder shall have the right at any time, to convert all or any part of the outstanding Series H Preferred Stock into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall any Holder be entitled to convert any portion of the Series H Preferred Stock in excess of that number of Series H Preferred Stock that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series H Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series H Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of Series H Preferred Stock shall be determined as set forth herein and shall be specified in the notice of conversion (the “Notice of Conversion”), delivered to the Company by a Holder in accordance with the terms hereof; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m., New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00 p.m., New York, New York time the Conversion Date shall be the next business day.

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B.            The Series H Preferred Stock shall have conversion rights, in aggregate, into that number of shares of Common Stock which shall equal Twelve Percent (12%) of the total issued and outstanding shares of Common Stock of the Company (the “Underlying Common Stock”) on a fully diluted basis, with anti-dilution rights until the earlier of: (a) twelve (12) months from the Issuance Date. For clarification purposes, the process of calculating the amount of Underlying Common Stock that may be issued for each share of Series H Preferred Stock is as follows: 1) The total issued and outstanding Common Stock at the time of any conversion shall be divided by 0.88 (the “Grossed-Up Common Stock Amount”), 2) then the total amount of issued and outstanding Common Stock shall be subtracted from the Grossed-Up Common Stock Amount (the “Adjusted Grossed-Up Amount”), and 3) the Adjusted Grossed-Up Amount shall then be divided by the current number of Series H Preferred Stock issued and outstanding. Notwithstanding any reference above or elsewhere herein to any certificates representing the Series H Preferred Stock, the Company expects that the Series H Preferred Stock shall be recorded solely in book entry form, and in such case any references hereto to certificates representing the Series H Preferred Stock being required to be delivered or provided in certain instances shall be deemed automatically waived, and such book entry records shall take the place thereof.

C.            Authorized Shares. The Company covenants that during the Conversion Period, the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Series H Preferred Stock issued. The Company is required at all times to have authorized and reserved the number of shares that would be issuable upon full conversion of the Series H Preferred Stock (based on the respective Conversion Price of the Series H Preferred Stock in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased unilaterally by the Holder) from time to time in accordance with the Company’s obligations hereunder. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Series H Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series H Preferred Stock. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Series H Preferred Stock, and (ii) agrees that its issuance of the Series H Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Purchase Agreement and the Series H Preferred Stock. If, at any time the Company does not maintain the required Reserved Amount, the Company shall be put on notice by the Holder, and shall have five (5) days to cure its deficiency, after which time, such failure will be deemed an Event of Default hereunder.

D.	Method of Conversion.

i.             Mechanics of Conversion. As set forth in hereof, the shares of Series H Preferred Stock may be converted by the Holder thereof, either as to all of such Holder’s shares of Series H Preferred Stock or as to a portion of such Holder’s shares of Series H Preferred Stock, at any time during the Conversion Period, by submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and within five (5) days following such conversion surrendering the converted Series H Preferred Stock to the Company’s transfer agent.

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ii.            Surrender of Series H Preferred Stock Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of the Series H Preferred Stock in accordance with the terms hereof, the converting Holder shall be required to physically surrender the any certificate (or book entry) representing the Series H Preferred Stock being converted to the Company (or its transfer agent) and, in the event that less than all of the Stock represented by such certificate is being converted, the Company shall return to the applicable Holder a new certificate representing the unconverted shares of Series H Preferred Stock.

iii.            Delivery of Common Stock Upon Conversion. Upon receipt by the Company from a Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as set forth herein, and the certificate representing the Series H Preferred Stock as required herein, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the applicable Holder certificates for the Common Stock issuable upon such conversion, and any replacement certificate representing the unconverted shares of Series H Preferred Stock, if applicable, within three (3) business days after such receipt (the “Deadline”). Upon receipt by the Company of a Notice of Conversion, the applicable Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding Series H Preferred Stock held by such applicable Holder shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations hereunder, all rights with respect to the shares of Series H Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the applicable Holder shall have given a Notice of Conversion as provided herein and comply with the other requirements herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the applicable Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the applicable Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the applicable Holder in connection with such conversion.

iv.           Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the applicable Holder and its compliance with the provisions set forth herein, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the applicable Holder by crediting the account of applicable Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian system.

v.            Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting a Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of the Series H Preferred Stock is not delivered by the Deadline due to action and/or inaction of the Company, the Company shall pay to the applicable Holder $2,000 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock (the “Fail to Deliver Fee”); provided; however that the Fail to Deliver Fee shall not be due if the failure is: (i) a result of a third party (i.e., transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Company to effect delivery of such Common Stock; or (ii) not the result of the willful, purposeful and/or intentional actions of the Company. Such cash amount shall be paid to applicable Holder by the fifth (5th) day of the month following the month in which it has accrued. The Company agrees that the right to convert is a valuable right to the applicable Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the damages provision contained in this section are justified and reasonable.

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vi.           Concerning the Shares. The shares of Common Stock issuable upon conversion of the Series H Preferred Stock may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Securities Act”) or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the applicable Holder who agrees to sell or otherwise transfer the shares only in accordance with this section and who is an accredited investor (as defined in Rule 501 under Regulation D promulgated pursuant to the Securities Act). Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of the Series H Preferred Stock shall be removed and the Company shall issue to the applicable Holder a new certificate therefore free of any transfer legend if the Company or its transfer agent shall have received an opinion of counsel from applicable Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Securities Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) in the case of the Common Stock issuable upon conversion of the Series H Preferred Stock such security is registered for sale by the applicable Holder under an effective registration statement filed under the Securities Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the applicable Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default hereunder.

E.	Effect of Certain Events.

i.             Effect of Merger, Consolidation, Etc. At the option of the Majority Holders, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined herein) or Persons when the Company is not the survivor shall be deemed to be an Event of Default hereunder. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

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ii.            Adjustment Due to Merger, Consolidation, Etc. If, at any time when the Series H Preferred Stock are outstanding and prior to conversion of all of the Series H Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then each Holder shall thereafter have the right to receive upon conversion of the Series H Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which such Holder would have been entitled to receive in such transaction had the Series H Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series H Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this section unless (a) it first gives, to the extent practicable, ten (10) days’ prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time a Holder shall be entitled to convert the Series H Preferred Stock,) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the rights, preferences afforded to the Holders hereunder and obligations set forth herein. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

iii.            Adjustment Due to Distributions. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then each Holder shall be entitled to receive the applicable portion of such Distribution on an as-converted-to-Common-Stock basis, assuming that the Series H Preferred Stock were converted to Common Stock on the day immediately prior to the record date for holders of the Common Stock entitled to receive such Distribution, but, for the avoidance of doubt, without any conversion to Common Stock actually being required.

F.            Stock Register. The Company will keep at the offices of the transfer agent, a register of the Series H Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series H Preferred Stock, and amounts so converted and the dates of such conversions. Upon the surrender of any certificate representing Series H Preferred Stock at such place, the Company, at the request of the record Holder of such certificate, will execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

G.       Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered Holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

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Section 7.	Events of Default.

A.	If any of the following events of default (each, an “Event of Default”) shall occur:

i.             Failure to Redeem. The Company fails to pay the Mandatory Redemption Amount when due as set forth herein and such breach continues for a period of five (5) days after written notice from the Majority Holders.

ii.            Conversion and the Shares. The Company fails to issue shares of Common Stock to a Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by a Holder of the conversion rights of a Holder in accordance with the terms hereof, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to a Holder upon conversion of or otherwise pursuant to the terms hereof as and when required hereby, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to a Holder upon conversion of the Series H Preferred Stock or otherwise pursuant to the terms hereof, as and when required by the terms hereof, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the applicable Holder upon conversion of or otherwise pursuant to the terms hereof as and when required by the terms hereof (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this section) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after a Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default hereunder, if a conversion of the Series H Preferred Stock is delayed, hindered orfrustrated due to a balance owed by the Company to its transfer agent. If at the option of a Holder, such Holder advances any funds to the Company’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the applicable Holder within two (2) business days of a demand from the applicable Holder.

iii.            Breach of Covenants. The Company breaches any material covenant or other material terms or conditions contained in this Certificate of Designation or in any purchase agreement, subscription agreement or other agreement pursuant to which any Holder has acquired any shares of Series H Preferred Stock, and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Majority Holders.

iv.           Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, or in any purchase agreement, subscription agreement or other agreement pursuant to which any Holder has acquired any shares of Series H Preferred Stock, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holders with respect to the Series H Preferred Stock.

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v.            Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

vi.           Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

vii.          Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on at least one of the OTC (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange.

viii.         Failure to Comply with the Disclosure Requirements. The Company shall fail to comply with the reporting requirements of the OTCMarkets and fail to maintain the Pink check mark, current information, disclosure status.

ix.            Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business occurs.

x.            Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

xi.           Replacement of Transfer Agent. In the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered (including, but not limited to, the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent and the Company.

xii.           Suspension of Trading. Suspension of Trading of the Company’s common stock by the SEC.

B.           Default Adjustment. Upon the occurrence and during the continuation of any Event of Default (other than as set forth in Section 7(A)(ii), the Stated Value shall immediately be increased to $1.50 per share of Series H Preferred Stock; and upon the occurrence and during the continuation of any Event of Default specified in Section 7(A)(ii), the Stated Value shall immediately be increased to $2.00 per share of Series H Preferred Stock (the amounts referred to herein shall be referred to collectively as the “Default Adjustment”). In the event of a Default Adjustment, the Company shall immediately, solely upon the demand of the Majority Holders, redeem the issued and outstanding Series H Preferred Stock and pay to the Holders the amount which is equal to (i) the number of shares of Series H Preferred Stock held by such Holders multiplied by (ii) the Stated Value plus any Adjustment Amount.

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Section 8.	Miscellaneous.

A.            Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series H Preferred Stock, and in the case of any such loss, theft or destruction upon receipt of indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or in the case of any such mutilation upon surrender of such certificate, the Company will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

B.            Failure or Indulgence Not Waiver. No failure or delay on the part of a Holder in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

C.           Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, email, or facsimile, and, if sent to the Company, addressed to the Company at its principal office address or, if sent to a Holder, to the address of the Holder as set forth in the books and records of the Company. Any notice or other communication required or permitted to be given hereunder shall be deemed effective: (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation (if delivered on a business day during normal business hours where such notice is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

D.            Jurisdiction. Any action brought by any party against any other concerning this Certificate of Designation shall be brought only in the state courts of Wyoming or in the federal courts located in Wyoming. The Company and each Holder hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and each Holder waives trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs. In the event that any provision of this Certificate of Designation is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Certificate of Designation. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with the Series H Preferred Stock by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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E.            Remedies. The Company and each Holder acknowledge that a breach by it of its obligations hereunder will cause irreparable harm to the Company or the Holder, as applicable, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company and each Holder acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach of the provisions of this Certificate of Designation, that the Company or the Holders, as applicable, shall be entitled, in addition to all other available remedies at law or in equity, (the parties will not be entitled of any punitive damages or penalties, but, only real and actual damages), to an injunction or injunctions restraining, preventing or curing any breach of this Certificate of Designation and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

G.            Further Assurances. The Company shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as ant Holder may reasonably request in order to carry out the intent and accomplish the purposes of this Designation and any of the rights and preferences set forth herein including but not limited to the conversion of the Series H Preferred Shares into shares of common stock whether by Rule 144 or a court approved settlement of conversion of the Series H Preferred Shares into shares of common stock pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended.

F.            Headings. The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this May 2, 2022.

CRUZANI INC

By:	/s/ Conrad Huss
	Name:	Conrad Huss
	Title:	Chief Executive Officer

13

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 03/04/2022 09:42 AM Original ID: 2021-001009756 Amendment ID: 2022-003592322

Profit Corporation
Articles of Amendment

1. Corporation name:

(Name must match exactly to the Secretary of State’s records.)

Cruzani, Inc.

2. Article number(s)	10	is amended as follows:

*See checklist below for article number information.

Increase the Authorized Shares of the Company from 10,000,000,000 (ten billion) to 20,000,000,000 (twenty billion).

3.       If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on	1/3/2022
(Date - mm/dd/yyyy)

P-Amendment - Revised June 2021

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☐	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☑	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	/s/ Conrad Huss	Date:	02/17/2022
(May be executed by Chairman of Board, President or another of its officers.)			(mm/dd/yyyy)

Print Name:	Conrad Huss	Contact Person:	Conrad Huss

Title:	President, Director	Daytime Phone Number:

Email:	CrHuss1@gmail.com
(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist

☑	Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
☑	Processing time is up to 15 business days following the date of receipt in our office.
☑	*Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number.
☑	Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
☑	Please review the form prior to submission. The Secretary of State’s Office is unable to process incomplete forms.

P-Amendment - Revised June 2021

ACTION BY WRITTEN CONSENT OF DIRECTORS

OF
CRUZANI, INC.

Chapter 16 - Wyoming Business Corporation Act
Article 8- Directors and Officers
Section 17-16-821 - Action Without Meeting

The undersigned, being all of the Directors of Cruzani, Inc., a Wyoming Corporation (the “Corporation”) pursuant to the Bylaws of the Corporation and the Wyoming Business Corporation Act, hereby consents to the following actions of the Corporation effective as of January 3, 2022.

WHEREAS, the Corporation has voted and approved the actions (the “Actions”) set forth fully herein as it deems the Actions to be in the best interests of the Corporation on a going-forward basis.

WHEREAS, The Corporation’s Directors have received and reviewed, concurrently herewith, consent to take the Actions from holders of at least 70% of the shares of Corporation stock issued and outstanding.

WHEREAS, this Resolution authorizes the Corporation’s Board of Directors to take the following Actions which shall become effective immediately.

1.	INCREASE IN AUTHORIZED SHARES.

a.	RESOLVED: that the Company is authorized to increase the authorized number of shares of stock from Ten Billion (10,000,000,000) shares of stock to Twenty Billion (20,000,000,000) shares of Common Stock.

2.	OMNIBUS RESOLUTION

a.	RESOLVED FURTHER, that the officers of the Corporation, and each of them, and such persons appointed to act on their behalf pursuant to the foregoing resolutions, are hereby authorized and directed in the name of the Corporation and on its behalf, to execute any additional certificates (including any officer’s certificates), agreements, instruments or documents, or any amendments or supplements thereto, or to do or to cause to be done any and all other acts as they shall deem necessary, appropriate or in furtherance of the full effectuation of the purposes of each of the foregoing resolutions.

This Unanimous Written Consent of the Board of Directors of Cruzani, Inc. may be executed in any number of counterparts and each of such counterparts shall for all purposes constitute one Written Consent, notwithstanding that all directors are not signatories to the same counterpart, effective as of the date first written above. This Unanimous Written Consent may be executed by facsimile and such facsimile copy shall be conclusive evidence of the consent and ratification of the matters contained herein by the undersigned director.

Dated: January 3, 2022	/s/ Conrad Huss
Conrad Huss - Director

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 12/16/2021 12:31 PM Original ID: 2021-001009756 Amendment ID: 2021-003509573

Profit Corporation
Articles of Amendment

l. Corporation name:

(Name must match exactly to the Secretary of State’s records.)

Cruzani, Inc.

2. Article number(s)	10	is amended as follows:

*See checklist below for article number information.

Certificate of Designation for Series F Preferred Stock, as per Schedule A attached.

a. Designation. The designation of said series of preferred stock shall be Series F Preferred Stock, $0,001 par value per share (the “Series F Preferred Stock”).

b. Number of Shares. The number of shares of Series F Stock authorized shall be One Hundred One (101) shares. The shares of Series F Preferred Stock shall have a stated value equal to $0,001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares)(the “Series F Stated Value”).

3.  If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

N/A

4. The amendment was adopted on	11.23.2021
(Date - mm/dd/yyyy)

P-Amendment - Revised June 2021

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☐	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☑	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☐	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	/s/ Conrad Huss	Date:	11/23/2021
(May be executed by Chairman of Board, President or another of its officers.)			(mm/dd/yyyy)

Print Name:	Conrad Huss	Contact Person:	Conrad Huss

Title:	President, Director	Daytime Phone Number:	914-391-3069

Email:	CrHuss1@gmail.com
(An email address is required. Email(s) provided will receive important reminders, notices and filing evidence.)

Checklist

☑	Filing Fee: $60.00 Make check or money order payable to Wyoming Secretary of State.
☐	Processing time is up to 15 business days following the date of receipt in our office.
☐	*Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article. Article number(s) is not the same as the filing ID number.
☐	Please mail with payment to the address at the top of this form. This form cannot be accepted via email.
☐	Please review the form prior to submission. The Secretary of State’s Office is unable to process incomplete forms.

P-Amendment - Revised June 2021

SCHEDULE “A”

Certificate of Designations,
Preferences and Rights of
Series F Preferred Stock,
$0,001 Par Value Per Share

Pursuant To Wyoming Business Corporation Act

Cruzani, Inc., a corporation organized and existing under the laws of the State of Wyoming (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation (the “Board”) on November 23, 2021, in accordance with the provisions of its Articles of Incorporation (as amended, the “Articles of Incorporation”) and by-laws. The authorized series of the Corporation’s previously authorized preferred stock shall have the following preferences, privileges, powers and restrictions thereof, as follows:

RESOLVED, that pursuant to the authority granted to and vested in the Board in accordance with the provisions of the Articles of Incorporation and bylaws of the Corporation, the Board hereby authorizes a series of the Corporation’s previously authorized preferred stock (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

I.	Name Of The Corporation

Cruzani, Inc.

II.	Designation and Amount: Dividends

a.	Designation. The designation of said series of preferred stock shall be Series F Preferred Stock, $0,001 par value per share (the “Series F Preferred Stock”).

b.	Number of Shares. The number of shares of Series F Preferred Stock authorized shall be One Hundred One (101) shares. The shares of Series F Preferred Stock shall have a stated value equal to $0,001 (as may be adjusted for any stock dividends, combinations or splits with respect to such shares)(the “Series F Stated Value”).

c.	Dividends. The Series F Preferred Stock is not entitled to dividends.

III.	Liquidation and Redemption Rights

There are no Liquidation or Redemption Rights associated with the Series F Preferred Stock.

IV.	Conversion

No Conversion of the Series F Preferred Stock is permitted.

V.	Rank

All shares of the Series F Preferred Stock shall rank (i) senior to the Corporation’s Common Stock and any other class or series of capital stock of the Corporation hereafter created, (ii) pari passu with any class or series of capital stock of the Corporation hereafter created and specifically ranking, by its terms, on par with the Series F Preferred Stock and (iii) junior to any class or series of capital stock of the Corporation hereafter created specifically ranking, by its terms, senior to the Series F Preferred Stock, in each case as to distribution of assets upon liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary.

VI.	Voting Rights

Each one (1) share of Series F Preferred Stock shall have voting rights equal to (x) 0.019607 multiplied by the total issued and outstanding Common Stock eligible to vote at the time of the respective vote (the “Numerator”), divided by (y) 0.49, minus (z) the Numerator. For the avoidance of doubt, if the total issued and outstanding Common Stock eligible to vote at the time of the respective vote is 4,594,521,642, the voting rights of one share of the Series F Preferred Stock shall be equal to 93,761,718 (e.g. (0.019607 x 4,594,521,642) / 0.49) - (0.019607 x 4,594,521,642) = 93,761,718).

With respect to all matters upon which stockholders are entitled to vote or to which stockholders are entitled to give consent, the holders of the outstanding shares of Series F Preferred Stock shall vote together with the holders of Common Stock without regard to class, except as to those matters on which separate class voting is required by applicable law or the Corporation’s Articles of Incorporation or by-laws.

VII.	Protective Provisions

So long as any shares of Series F Preferred Stock are outstanding, the Corporation shall not, without first obtaining the unanimous written consent of the holders of Series F Preferred Stock, alter or change the rights, preferences or privileges of the Series F Preferred Stock so as to affect adversely the holders of Series F Preferred Stock.

VIII.	Term

All of the issued and outstanding shares of Series F Preferred Stock shall be forfeited and canceled by the stockholder thereof upon the earlier of (i) the Corporation closing a financing transaction whereby it receives an investment in an amount equal to at least $5,000,000, or (ii) thirty-six (36) months from the filing date of the Certificate of Designation of the Series F Preferred Stock in the State of Wyoming (the “Holding Period”), unless such Holding Period is extended by a majority vote of the Board of the Corporation.

IX.	Miscellaneous

a.	Status of Redeemed Stock. In Case any shares of Series F Preferred Stock shall be redeemed or otherwise repurchased or reacquired, the shares so redeemed, repurchased, or reacquired shall resume the status of authorized but unissued shares of preferred stock and shall no longer be designated as Series F Preferred Stock.

b.	Lost or Stolen Certificates. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) in the case of loss, theft or destruction, indemnity (with a bond or other security) reasonably satisfactory to the Corporation, or in the case of mutilation, the Preferred Stock Certificate(s) (surrendered for cancellation), the Corporation shall execute and deliver new Preferred Stock Certificates.

c.	Waiver. Notwithstanding any provision in this Certificate of Designation to the contrary, any provision contained herein and any right of the holders of Series F Preferred Stock granted hereunder may be waived as to all shares of Series F Preferred Stock (and the holders thereof) upon the unanimous written consent of the holders of the Series F Preferred Stock.

d.	Notices. Any notices required or permitted to be given under the terms hereof shall be sent by certified or registered mail (return receipt requested) or delivered personally, by nationally recognized overnight carrier or by confirmed facsimile transmission, and shall be effective five (5) days after being placed in the mail, if mailed, or upon receipt or refusal of receipt, if delivered personally or by nationally recognized overnight carrier or confirmed facsimile transmission, in each case addressed to a party as set forth below, or such other address and telephone and fax number as may be designated in writing hereafter in the same manner as set forth in this Section.

If to the Corporation:

Cruzani, Inc.

208 East 51st Street, #208

New York, NY 10022

Attention: Conrad Huss

Email: CRHussl@gmail.com

If to the holders of Series F Preferred Stock, to the address listed in the Corporation’s books and records.

IN WITNESS WHEREOF, the undersigned has signed this certificate as of the 23rd day of November 2021.

Cruzani, Inc.

By:	/s/ Conrad Huss
Name: Conrad Huss
Title: President & Director

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 06/18/2021 04:09 PM Original ID: 2021-001009756 Amendment ID: 2021-003241757

Profit Corporation
Articles of Amendment

1. Corporation name:

Cruzani Inc.

2. Article number(s)	10	is amended as follows:

*Article number(s) is not your filing ID number. Example: 2000-000123456

Aggregate number of shares or other ownership units which it has the authority to issue: Authorize common shares shall be 10,000,000,000 (ten billion)

3. If the amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself which may be made upon facts objectively ascertainable outside the articles of amendment.

4. The amendment was adopted on	06/08/2021
(Date - mm/dd/yyyy)

P-Amendment - Revised August 2019

5. Approval of the amendment: (Please check only one appropriate field to indicate the party approving the amendment.)

☐	Shares were not issued and the board of directors or incorporators have adopted the amendment.

OR

☐	Shares were issued and the board of directors have adopted the amendment without shareholder approval, in compliance with W.S. 17-16-1005.

OR

☑	Shares were issued and the board of directors have adopted the amendment with shareholder approval, in compliance with W.S. 17-16-1003.

Signature:	/s/ Cammie Warburton	Date:	6/14/21
(May be executed by Chairman of Board, President or another of its officers.)			(mm/dd/yyyy)

Print Name:	Cammie Warburton	Contact Person:	Cammie Warburton

Title:	Account Representative	Daytime Phone Number:	800-600-1760

		Email:	cwarburton@corporatedirect.com
(Email provided will receive annual report reminders and filling evidence.) *May list multiple email addresses

Checklist

☐	Filing Fee: $50.00 Make check or money order payable to Wyoming Secretary of State.
☐	Please submit one originally signed document
☐	Typical processing time is 3-5 business days following the date of receipt in our office.
☐	*Refer to original articles of incorporation to determine the specific article number being amended or use the next number in sequence if you are adding an article.
☐	Please review the form prior to submission to the Secretary of State to ensure all areas have been completed to avoid a delay in the processing time of your documents.

P-Amendment - Revised June 2021

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov	WY Secretary of State FILED: 06/02/2021 03:46 PM ID: 2021-001009756

Foreign Profit Corporation
Articles of Domestication

Pursuant to W.S. 17-16-1801 the undersigned hereby applies for a Certificate of Domestication.

1. Corporation name:

Cruzani Inc.

2. Incorporated under the laws of:	Nevada
(State of formation)

3. Date of incorporation:	01/26/2018
( mm/dd/yyyy)

4. Period of duration:	Perpetual

(This is referring to the length of time the corporation intends to exist and not the length of time it has been in existence. The most common term used is “perpetual. ’’)

5. Mailing address of the corporation:

PO Box 2869 Jackson, WY 83001

6. Principal office address:

172 Center Street, Suite 202 Jackson, WY 83001

7. Name and physical address of its registered agent:

(The registered agent may be an individual resident in Wyoming or a domestic or foreign business entity authorized to transact business in Wyoming. The registered agent must have a physical address in Wyoming. If the registered office includes a suite number, it must be included in the registered office address. A Drop Box is not acceptable. A PO Box is acceptable if listed in addition to a physical address.)

Name:	Corporate Direct, Inc.

Address:	172 Center Street, Suite 202
Jackson, WY 83001

(If mail is received at a Post Office Box, please list above in addition to the physical address.)

8. Purpose or purposes of the corporation which it proposes to pursue in the transaction of business in Wyoming:

Any Legal Purpose.

FP-ArticlesDomestication - Revised August 2019

9. Names and usual business addresses of its current officers and directors:

Office	Name	Address

President	Conrad Huss	PO Box 2869, Jackson, WY 83001

Vice President

Secretary	Conrad Huss	PO Box 2869, Jackson, WY 83001

Treasurer	Conrad Huss	PO Box 2869, Jackson, WY 83001

Director	Conrad Huss	PO Box 2869, Jackson, WY 83001

Director

Director

10. Aggregate number of shares or other ownership units which it has the authority to issue.

(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

3,000,000,000 Common Stock; 3,500,000 Series A, Preferred 10,000 Series B Preferred, 10,000,000 Series C Preferred, 125,000 Series D Preferred, 500,000 Series E Preferred.

11. Aggregate number of issued shares or other ownership units.

(Itemize by classes, par value of shares, shares without par value and series, if any, within a class.)

5,000 Series B Preferred, 5,000,000 Series C Preferred, 125,000 846,566,885 Common Shares; 381,520 Series A Preferred, Series D Preferred, 34,985 Series E Preferred

12. The corporation accepts the constitution of the state of Wyoming in compliance with the requirement of Article 10, Section 5 of the Wyoming Constitution.

Signature:	/s/ Conrad Huss	Date:	04/14/2021
(mm/dd/yyyy)
Print Name:	Conrad Huss
Title:	President	Contact Person:	Cammie Warburton
Daytime Phone Number:	(775) 824-0300	Email:	cwarburton@corporatedirect.com
(Email provided will receive annual report reminders and filing evidence) *May list multiple email addresses

REQUIRED ATTACHMENTS TO INCLUDE WITH THE FILING:

A certified copy of its original articles of incorporation and all amendments currently certified within the last six (6) months by the proper officer of the state of formation.

The completed application must be accompanied by an original certificate of existence/good standing, dated not more than thirty (30) days prior to filing in Wyoming, duly authenticated by the Secretary of State or other-official having custody of corporate records in the state of formation.

FP-ArticlesDomestication - Revised August 2019

Wyoming Secretary of State Herschler Building East, Suite 101 122 W 25th Street Cheyenne, WY 82002-0020 Ph. 307.777.7311 Email: Business@wyo.gov

Consent to Appointment by Registered Agent

Corporate Direct, Inc.

I,		, registered office located at
(name of registered agent)
	172 Center Street, Suite 202 Jackson, WY 83001	voluntarily consent to serve

* (registered office physical address, city, state & zip)

Cruzani Inc.
as the registered agent for
(name of business entity)

I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature:	/s/ Cammie Warburton	Date:	04/08/2021
	(Shall be executed by the registered agent.)		(mm/dd/yyyy)
Print Name:	Cammie Warburton	Daytime Phone	(800) 600-1760
Title:	Account Representative	Contact Person:	Cammie Warburton
		Email:	cwarburton@corporatedirect.com

Registered Agent Mailing Address	PO Box 2869
(if different than above):	Jackson, WY 83001

*If this is a current registered agent changing their registered address on file, complete the following:

Previous Registered Office(s):

I hereby certify that:

●	After the changes are made, the street address of my registered office and business office will be identical.

●	This change affects every entity served by me and I have notified each entity of the registered office change.

●	I certify that the above information is correct and I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Signature:		’Date:
	(Shall be executed by the registered agent.)		(mm/dd/yyyy)

RAConsent - Revised August 2019

SECRETARY OF STATE

STATE OF NEVADA

CERTIFICATE OF EXISTENCE WITH STATUS IN GOOD STANDING

I, Barbara K. Cegavske, the duly qualified and elected Nevada Secretary of State, do hereby certify that I am, by the laws of said State, the custodian of the records relating to filings by corporations, non-profit corporations, corporations sole, limited-liability companies, limited partnerships, limited-liability partnerships and business trusts pursuant to Title 7 of the Nevada Revised Statutes which are either presently in a status of good standing or were in good standing for a time period subsequent of 1976 and am the proper officer to execute this certificate.

I further certify that the records of the Nevada Secretary of State, at the date of this certificate, evidence, **CRUZANI, INC.**, as a DOMESTIC CORPORATION (78) duly organized under the laws of Nevada and existing under and by virtue of the laws of the State of Nevada since 01/26/2018, and is in good standing in this state.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed the Great Seal of State, at my office on 04/21/2021.

BARBARA K. CEGAVSKE
Secretary of State

Certificate Number: B202104211609685
You may verify this certificate online at http://www.nvsos.gov

Certified Copy

05/14/2021 10:38:31 AM

Work Order Number:	W2021051400513 - 1330551
Reference Number:	20211460337
Through Date:	05/14/2021 10:38:31 AM
Corporate Name:	CRUZANI, INC.

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number	Description	Number of Pages
20180432789-64	Certificate of Designation - 10/02/2018	11
20180351365-24	Certificate of Designation - 08/08/2018	31
20180264738-81	Certificate of Designation - 06/11/2018	8

Respectfully,

BARBARA K. CEGAVSKE Nevada Secretary of State
Certified By: Electronically Certified
Certificate Number: B202105171673681
You may verify this certificate
online at http://www.nvsos.gov

USE black ink only • DO not highlight	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For

Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

Cruzani, Inc.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CRUZANI, INC. (f/K/a US HIGHLAND, INC.)

CERTIFICATE OF DESIGNATIONS, PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES E CONVERTIBLE PREFERRED STOCK

The undersigned, Everett M. Dickson, hereby certifies that:

1.1 am the Chief Executive Officer of CRUZANI, INC. (f/k/a US HIGHLAND, INC.), a Nevada corporation (the “Company”).

2. The Company is authorized to issue 3,500,000 shares of preferred stock, par value $0,001 per share (the [See attached.]

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected.

Nevada Secretary of State Stock Designation
This form must be accompanied by appropriate fees.	Revised: 1-5-15

CRUZANI, INC. (f/k/a US HIGHLAND, INC.)

CERTIFICATE OF DESIGNATIONS, PREFERENCES,

RIGHTS AND LIMITATIONS

OF

SERIES E CONVERTIBLE PREFERRED STOCK

The undersigned, Everett M. Dickson, hereby certifies that:

1. I am the Chief Executive Officer of CRUZANI, INC. {f/k/a US HIGHLAND, INC.), a Nevada corporation (the “Company”).

2. The Company is authorized to issue 3,500,000 shares of preferred stock, par value $0.01 per share (the “preferred Stock”). As of the date hereof, 3,500,000 shares of preferred stock were designated as Series A Preferred Stock and 10,000 shares were designated as Series B Preferred Stock.

3. The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid in accordance with the corporation law of the State of Nevada, and as set forth in this Certificate of Designations, Preferences, Rights and Limitations of Series E Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series E Convertible Preferred Stock, which will consist of 500,000 shares of Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), which the Company has the authority to issue, as follows:

NOW. THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designations, Preferences, Rights and Limitations of Series E Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law.

ARTICLE I

Series E Preferred Stock

Section 1.            Designation and Amount. The number of shares so designated as Series € Preferred Stock will be 500,000 which will not be subject to Increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series E Preferred Stock. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of September 19, 2018 by and between the Company and the initial purchaser of the Series E Preferred Stock. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series E Preferred Stock and holders thereof are as follows unless otherwise agreed to by agreement between the Company and the purchasers of the Series E Preferred Stock.

The Series E Preferred Stock shall have an initial liquidation preference, or stated value of $1.00 per share which shall be increased for any accrued, unpaid dividends, the Default Adjustment (as defined herein), if applicable, Failure to Deliver Fees (as defined herein), if any, and any other fees as set forth herein (“Stated Value”).

Section 2.             Ranking and Voting. Ranking. The Series E Preferred Stock will, with respect to dividend rights and rights upon liquidation, winding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Company’s common stock, par value $0.01 per share (“Common Stock”), (b) junior with respect to dividends and right of liquidation with respect to the Company’s Series A Preferred Stock; Series 8 Preferred Stock; Series C Preferred Stock and Series O Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company. Without the prior written consent of Holders holding a majority of the outstanding shares of Series E Preferred Stock, the Company may not issue any Preferred Stock that Is senior to the Series E Preferred Stock in right of dividends and liquidation.

Voting. Except as set forth herein. Series E Preferred Stock shall have no right to vote on any matters requiring shareholder approval.

Section 3.          Dividends. Series E Preferred Stock will carry an annual twelve percent (12%) cumulative dividend, compounded daily, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (as defined herein), the dividend rate shall increase to 22%.

Section 4.              Protective Provision.

   A.          So long as any shares of Series E Preferred Stock are outstanding, the Company will not, without the affirmative approval of the Holders of a majority of the shares of Series E Preferred Stock then outstanding (voting as a class), (i) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Certificate of Designations, (ii) authorize or create any class of stock ranking as to distribution of dividends senior to the Series E Preferred Stock, (iii) amend its Articles of Incorporation, as amended, or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series E Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), or (vi) enter into any agreement with respect to any of the foregoing.

   B.          A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding Immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, if the surviving or resulting corporation is a wholly-owned subsidiary of another corporation Immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition {whether by merger or otherwise) of one or more subsidiaries of the Company If substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

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   (A)         The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance hereof.

Section 5.              Liquidation.

    A.         Upon any liquidation, dissolution or winding up of the Company, whether voluntary or Involuntary, after payment or provision for payment of debts and other liabilities of the Company, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series E Preferred Stock, if any, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series E Preferred Stock by reason of their ownership thereof, the Holders of Series E Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series E Preferred Stock equal to the then Stated Value as adjusted pursuant to the terms hereof (including but not limited to the additional of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable).

   B.           If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Section 6.              Redemption.

   A.           Company’s Redemption Option. Notwithstanding anything to the contrary contained herein, at any time during the period set forth on the table immediately following this paragraph (the “Redemption Period”) provided that an Event of Default has not occurred, the Company will have the right, at the Company’s option, to redeem all or any portion of the shares of Series E Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full, in accordance with this Section 6. Any notice of redemption hereunder (an “Optional Redemption Notice”) shall be delivered to the Holder at its registered addresses and shall state: (1) that the Company is exercising its right to redeem the Series E Preferred Stock, and (2) the date of redemption which shall be not more than three (3) Trading Days (as defined herein) from the date of the Optional Redemption Notice. On the date fixed for redemption (the “Optional Redemption Date”), the Company shall make payment of the Optional Redemption Amount {as defined herein) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Company (which direction shall to be sent to Company by the Holder at least one (1) business day prior to the Optional Redemption Date). If the Company exercises its right to redeem the Series E Preferred Stock, the Company shall make payment to the Holder of an amount in cash equal to the percentage (“Redemption Percentage”) as set forth in the table immediately following this paragraph opposite the applicable Redemption Period, multiplied by the sum of an amount equal to the total number of Series E Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (Including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment, if applicable)(the “Optional Redemption Amount”). If the Company delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the Holder within two (2) business days following the Optional Redemption Date, the Company shall forever forfeit its right to redeem the Series E Preferred Stock pursuant to this Section 6.

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Redemption Period	Redemption Percentage
1. The period beginning on the date of the issuance of shares of Series C Preferred Stock (the “Issuance Date”) and ending on the date which is thirty (30) days following the Issuance Date.	120%
2. The period beginning on the date that is thirty-one (31) days from the Issuance Date and ending sixty (60) days following the Issuance Date.	125%
3. The period beginning on the date that is sixty-one (61) days from the Issuance Date and ending ninety (90) days following the Issuance Date.	130%
4. The period beginning on the date that is ninety-one (91) days from the Issuance Date and ending one hundred twenty (120) days following the Issuance Date.	135%
S. The period beginning on the date that is one hundred twenty-one (121) days from the Issuance Date and ending one hundred fifty (150} days following the Issuance Date.	140%
6. The period beginning on the date that is one hundred fifty-one (151) days from the Issuance Date and ending one hundred seventy (170) days following the Issuance Date.	145%

After the expiration of one hundred eighty (180) days following the Issuance Date, the Company shall have no right of redemption.

B. Company’s Mandatory Redemption. On the date which is twelve (12) months following the issuance Date or upon the occurrence of an Event of Default [the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series E Preferred Stock of the Holder (which have not been previously redeemed or converted). With five (5) days of the Mandatory Redemption Date, the Company shall make payment to each Holder of an amount in cash equal to the total number of shares of Series E Preferred Stock held by such Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including but not limited to the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable) (the “Mandatory Redemption Amount”).

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Section 7.              Conversion.

      A.         Conversion Right, The Holder shall have the right from time to time, and at any time during the period beginning on the date which is six (6) months following the Issuance Date, to convert all or any part of the outstanding Series E Preferred Stock Into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall any Holder be entitled to convert any portion of the Series E Preferred Stock in excess of that number of Series E Preferred Stock that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series E Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock Issuable upon the conversion of the portion of the Series E Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the Immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of Series E Preferred Stock shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price (as defined herein) then in effect on the date specified in the notice of conversion (the “Notice of Conversion”), attached hereto as Exhibit A. delivered to the Company by the Holder in accordance with the terms hereof; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m„ New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00 p.m., New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of share of the Series E Preferred Stock, the sum of the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable); multiplied by the number of shares of Series E Preferred Stock being converted in such conversion. In the event that Series E Preferred Shares are not redeemed pursuant to Section 7 hereof, during the period beginning on the date which is six (6) months following the issuance Date until 12 months following the Issuance Date, subject to the provisions set forth herein, the Holder is obligated to convert the Series £ Preferred into shares of common stock pursuant to this Section 7 subject to market conditions, and provided that no Event of Default has occurred.

   B.          Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price” means the lowest Trading Price (as defined here) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg). “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

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C.          Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock upon the full conversion of this Series E Preferred Stock issued. The Company is required at all times to have authorized and reserved seven times the number of shares that would be issuable upon full conversion of the Series E Preferred Stock (assuming that the 4.99% limitation set forth in herein is not in effect) (based on the respective Conversion Price of the Series E Preferred Stock in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased unilaterally by the Holder) from time to time in accordance with the Company’s obligations hereunder. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Series E Preferred Stock shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series E Preferred Stock. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Series E Preferred Stock, and (ii) agrees that its issuance of the Series E Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of the Purchase Agreement and the Series E Preferred Stock. If, at any time the Company does not maintain the required Reserved Amount, the Company shall be put on notice by the Holder, and shall have 30 days to cure its deficiency, after which time, such failure will be deemed an Event of Default hereunder.

D.          Method of Conversion.

i.       Mechanics of Conversion. As set forth in hereof, the Series E Preferred Stock may be converted by the Holder in whole or in part at any time from time to time after six (6) months following the Issuance Date, by submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m.. New York, New York time) and within five (5) days following such conversion surrendering the converted Series e Preferred stock to the Company’s transfer agent.

ii.       Surrender of Series E Preferred Stock Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of the Series E Preferred Stock in accordance with the terms hereof, the Holder shall not be required to physically surrender the Series E Preferred Stock to the Company (or Its transfer agent) unless all of the Holder’s Series E Preferred Stock is so converted. The Holder and the Company shall maintain records showing the amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Series E Preferred Stock upon each such conversion.

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iii.       Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as set forth herein, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (the “Deadline”). Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock issuable upon such conversion, the outstanding Series E Preferred Stock held by such Holder shall be reduced to reflect such conversion, and, unless the Company defaults on its obligations hereunder, all rights with respect to the shares of Series E Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to Issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.

iv.       Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical certificates representing the Common Stock issuable upon conversion, provided the Company is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and its compliance with the provisions set forth herein, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through its Deposit and Withdrawal at Custodian (“DWAC”) system.

v.       Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of the Series E Preferred Stock is not delivered by the Deadline due to action and/or inaction of the Company, the Company shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Company fails to deliver such Common Stock (the “Fail to Deliver Fee”}; provided, however, that the Fail to Deliver Fee shall not be due If the failure is a result of a third party (i.e. transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Company to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth (5th) day of the month following the month In which it has accrued, shall be added to the aggregate Stated Value of the Series E Preferred Stock with respect to such Holder, in which event dividends shall accrue thereon and such additional Stated Value (and dividends thereon) shall be convertible into Common Stock in accordance with the terms hereof. The Company agrees that the right to convert is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, interference with such conversion right are difficult If not impossible to qualify. Accordingly, the parties acknowledge that the damages provision contained in this section are justified and reasonable.

vi.       Concerning the Shares, The shares of Common Stock issuable upon conversion of the Series E Preferred Stock may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”) or (II) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”}; or (III) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to self or otherwise transfer the shares only in accordance with this section and who is an Accredited Investor (as defined in the Purchase Agreement),

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Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of the Series E Preferred Stock shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if the Company or its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel in comparable transactions, to the effect that (i) a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer is effected; or (ii) In the case of the Common Stock issuable upon conversion of the Series E Preferred Stock such security is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default hereunder.

E.            Effect of Certain Events.

i.       Effect of Merger, Consolidation, Etc. At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined herein) or Persons when the Company is not the survivor shall be deemed to be an Event of Default hereunder. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

ii.       Adjustment Due to Merger, Consolidation, Etc. If, at any time when the Series E Preferred Stock are outstanding and prior to conversion of all of the Series E Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder shall thereafter have the right to receive upon conversion of the Series E Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had the Series E Preferred Stock been converted in full immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series E Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this section unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert the Series E Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the rights, preferences afforded to the Holders of the Series E Preferred Stock hereunder and obligations set forth herein. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

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iii.       Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire Its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a ’‘Distribution”), then the Holder shall be entitled, upon any conversion of the Series E Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

F.       Stock Register. The Company will keep at the offices of the transfer agent, a register of the Series E Preferred Stock, which shall be prima facie indicia of ownership of all outstanding shares of Series E Preferred Stock. Upon the surrender of any certificate representing Series E Preferred Stock at such place, the Company, at the request of the record Holder of such certificate, will execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

G.       Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered Holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

Section 8.            Events of Default.

A.          If any of the following events of default (each, an “Event of Default”) shall occur:

i.       Failure to Redeem. The Company fails to pay the Mandatory Redemption Amount when due as set forth herein and such breach continues for a period of five (5) days after written notice from the Holder.

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ii.       Conversion and the Shares. The Company fails to Issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms hereof, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to the terms hereof as and when required hereby, the Company directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of the Series E Preferred Stock or otherwise pursuant to the terms hereof, as and when required by the terms hereof, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer Instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to the terms hereof as and when required by the terms hereof (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this section) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default hereunder, if a conversion of the Series E Preferred Stock is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Company’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Company to the Holder within two (2) business days of a demand from the Holder.

iii.       Breach of Covenants. The Company breaches any material covenant or other material terms or conditions contained in this Certificate of Designation and any collateral documents including, but not limited to, the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder.

iv.       Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to the Series E Preferred Stock or the Purchase Agreement

v.       Receiver or Trustee. The Company or any subsidiary of the company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

vi.       Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Company or any subsidiary of the Company.

vii.       Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on at least one of the OTC electronic quotations systems (which specifically Includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange.

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USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For

Nevada Profit Corporations

(Pursuant to NRS 78.1955)

1. Name of corporation:

Cruzani, Inc. (formerly US Highland, Inc.)

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

Cruzani, Inc. (formerly US HIGHLAND, INC.), a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the “NRS”), does hereby submit the following:

Series A Preferred Stock Designation

Series B Preferred Stock Designation

Series D Preferred Stock Designation

3. Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4. Signature: (required)

/s/ Everett Dickson, President
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Stock Designation
Revised: 1-6-15

CERTIFICATE OF THE DESIGNATIONS, POWERS,
PREFERENCES AND RIGHTS OF THE
SERIES A CONVERTIBLE PREFERRED STOCK
($0.01 PAR VALVE PER SHARE)

OF

CRUZANI, INC,
(FORMERLY US HIGHLAND, INC.)

A NEVADA CORPORATION

CRUZANI, INC. (FORMERLY US HIGHLAND, INC.), a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the “NRS”), does hereby submit the following:

WHEREAS, the Certificate, of Incorporation of the Corporation (the “Certificate of Incorporation”) authorizes the issuance of up to 3,550,000 shares of preferred stock, par value $0.01 per share, of the Corporation (“Preferred Stock”) in one or more series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, as amended, a new series of Preferred Stock of the Corporation is created out of the authorized but unissued shares of Preferred Stock of the Corporation, such series to be designated Series A Convertible Preferred Stock, to consist of Three Million Five Hundred (3,500,000) shares, with the rights, preferences, privileges and restrictions of which shall be as follows;

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions and limitations of a series of Preferred Stock as follows:

1. DESIGNATIONS AND AMOUNT. Three Million (3,500,000) shares of the Preferred Stock of the Corporation, $0.01 par value per share, shall constitute a class of Preferred Stock designated as “Series A Convertible Preferred Stock” (the “Series A Convertible Preferred Stock”) with a stated value of $0.50 per share (the “Stated Value”).

2. CONVERSION.

(a) CONVERSION AT THE OPTION OF THE HOLDER. Each holder of Series A Convertible Preferred Stock (“Holder”) shall have the right, at such Holder’s option, at any time or from time to time from and after the day immediately following the date the Series A Convertible Preferred Stock is first issued, to convert each share of Series A Convertible Preferred Stock into Ten (10) fully-paid and non-assessable share of common stock, par value $0.01 per share, of the Corporation (the “Common Stock”). In connection with any conversion hereunder, each Holder of Series A Convertible Preferred Stock may not convert any part of the Series A Convertible Preferred Stock if such conversion would cause such Holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Corporation.

(b) MECHANICS OF CONVERSION. In order to effect a Conversion, a Holder shall: (x) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (attached herein) to the Corporation for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series A Convertible Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates arc delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of SECTION 11).

“Conversion Date” means the date specified in the Notice of Conversion in the form attached hereto, so long as the copy of the Notice of Conversion is faxed (or delivered by other means resulting in notice) to the Corporation before Midnight, Eastern U.S. time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so faxed or otherwise delivered before such time, then the Conversion Date shall be the date a Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

(i) Delivery of Common Stock upon Conversion. Upon the surrender of Preferred Stock Certificates from a Holder of Series A Convertible Preferred Stock accompanied by a Notice of Conversion (attached hereto), the Corporation shall, no later than the ten business days following the later of (a) the Conversion Date (hereinafter defined) and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to SECTION 11 (the “Delivery Period”), issue and deliver to the Holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series A Convertible Preferred Stock being converted and (y) a certificate representing the number of shares of Series A Convertible Preferred Stock not being converted, if any.

(ii) Taxes. The Corporation shall pay any and all taxes and all other reasonable expenses, which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series A Convertible Preferred Stock.

(iii) No fractional Shares. If any conversion of Series A Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series A Convertible Preferred Stock shall be the next higher whole number of shares.

(c) PARTIAL CONVERSION. In the event some but not all of the shares of Series A Convertible Preferred Stock represented by a certificate(s) surrendered by a Holder are converted, the Corporation shall execute and deliver to or on the order of the Holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Convertible Preferred Stock which were not converted.

(d) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holder of such Series A Convertible Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase, and shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(e) NO REISSUANCE OF SERIES A CONVERTIBLE PREFERRED STOCK. In the event any shares of Series A Convertible Preferred Stock shall be converted pursuant to this SECTION 2 or otherwise reacquired by the Corporation, the shares so converted or reacquired shall be canceled. The Certificate of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation’s authorized capital stock.

(f) NOTICES. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or properly, or to receive any other right, the Corporation shall mail to each Holder of Series A Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right.

(g) TRANSACTIONAL TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series A Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Series A Convertible Preferred Stock in respect of which such shares are being issued.

(h) VALIDITY OF COMMON STOCK. All shares of Common Stock which may be issued in connection with the conversion provisions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and nonassessable and free from all taxes (except income taxes), items or charges with respect thereto.

4. RANK. Except as specifically provided below, the Series A Convertible Preferred Stock shall, with respect to dividend rights, rights or. liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock of the Corporation and (ii) any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the Holder(s) of Series A Convertible Preferred Stock).

5. LIQUIDATION PREFERENCE

Except as otherwise provided by the NRS or elsewhere in this certificate, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Holders of shares of the Series A Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to Its stockholders, whether from capital, surplus or earnings, an amount equal to the Stated Value.

6. DIVIDENDS/STOCK SPLITS.

(a) The Holders of shares of Series A Preferred Stock shall not be entitled to receive any dividends.

(b) The number of shares of Common Stock of the Corporation issuable pursuant to the conversion of outstanding shares of Series A Convertible Preferred Stock shall not be adjusted to reflect any forward or reverse stock splits by the Corporation of its outstanding shares of Common Stock.

7. VOTING RIGHTS.

(a) The Holders of the Series A Convertible Preferred Stock shall vote only on a share for share basis with our Common Stock on any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the NRS, in this SECTION 7 and in SECTION 8 below.

To the extent that under the NRS the vole of the Holders of the Series A Convertible Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series A Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series A Convertible Preferred Stock (except as otherwise may be required under the NRS) shall constitute the approval of such action by the class. To the extent that under the NRS, Holders of the Series A Convertible Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series A Convertible Preferred Stock shall be entitled to Ten (10) vote(s).

8. PROTECTION PROVISIONS

So long as any shares of Series A Convertible Preferred Stock are outstanding, the Corporation shall not, without first obtaining the approval (by vote or written consent, as provided by the NRS) of the Holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock:

(a) alter or change the rights, preferences or privileges of the Series A Convertible Preferred Stock;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series A Convertible Preferred Stock;

(c) create any new class or series of capital stock having a preference over the Series A Convertible Preferred Stock us to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, “Senior Securities”);

(d) create any new class or series of capital stock ranking pari pass with the Series A Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, “Pari Passu Securities’’);

(e) increase the authorized number of shares of Series A Convertible Preferred Stock;

(f) issue any additional shares of Senior Securities; or

(g) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If holders of at least a majority of the then outstanding shares of Series A Convertible Preferred Stock agree to allow the Corporation to alter or change the lights, preferences or privileges of the shares of Series A Convertible Preferred Stock pursuant to subsection (a) above, then the Corporation shall deliver notice of such approved change to the Holders of the Series A Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”).

9. MERGER- CONSOLIDATION. ETC.

(a) If at any time or from time to time there shall be (i) a merger, or consolidation of the Corporation with or into another corporation, (ii) the sale of all or substantially all of the Corporation’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Corporation shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or Series of transactions by the Corporation in which in excess of 50 percent of the Corporation’s voting power is transferred (each, a “Reorganization”), then as a part of such Reorganization, provision shall be made so that the Holders of the Series A Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization.

(b) The provisions of this SECTION 9 are In addition to and not in lieu of the provisions of SECTION 6 hereof.

10. NO IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series A Convertible Preferred Stock against impairment.

11. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificates) of like tenor and date.

12.  PIGGYBACK REGISTRATION.

(a) Whenever the Corporation proposes to register any shares of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Corporation and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Corporation shall give prompt written notice (in any event no later than 30 days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to subsections (b) and (c), shall include in such registration all Registrable Securities with respect to which the Corporation has received written requests for inclusion from the holders of Registrable Securities within ten days after the Corporation’s notice has been given to each such holder. The Corporation may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Corporation and the managing underwriter advises the Corporation and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shores of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Corporation shall include in such registration (i) first, the number of shares of Common Stock that the Corporation proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Corporation in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Corporation shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d) If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Corporation, the Corporation shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e) “Registrable Securities’ means (a) any shares of Common Stock issued or issuable upon conversion of shares of Series A Convertible Preferred Stock owned by the initial holders thereof at any time, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of hereof, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Corporation any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the U.S. Securities and Exchange Commission and such securities have been disposed of pursuant to such effective Registration Statement, (i) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities arc otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

(f) “Registration Statement” means any registration statement of the Corporation which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Authorized Officer this August 6, 2018.

CRUZANI INC. (F/K/A US HIGHLAND, INC.)

By:	/s/ Everett M. Dickson
Name:	Everett M. Dickson
Title:	President

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to

Convert the Series A Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert______ shares of Series A Convertible Preferred Stock (the “Conversion”), represented by stock certificate No.(s).______ (the “Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share (the ’‘Common Stock’ ), of Cruzani, Inc. (formerly US Highland, Inc.), a Nevada corporation (the “Corporation”), according to the conditions of the Certificate of Designations. Preferences and Rights of Series A Convertible Preferred Stock (the “Certificate of Designation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, If any. A copy of each Preferred Stack Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

Tire undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series A Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

☐ The undersigned hereby requests that the Corporation transmit the Common Stock issuable pursuant to this Notice of Conversion to the address of the undersigned.

Date of Conversion:

Applicable Conversion Rate: Each share of Series A Convertible Preferred Stock is convertible into one share of Common Stock.

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Address:

* The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of cases, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent. The Corporation shall issue are. deliver shares of Common Stock to on overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) delivery of the original Preferred Stock Certificates (or evidence of loss, theft or destruction thereof) and shall make payments pursuant to the Certificate of Designation for the failure to make timely delivery.

CERTIFICATE OF THE DESIGNATIONS, POWERS,

PREFERENCES AND RIGHTS OF THE

SERIES B CONVERTIBLE PREFERRED STOCK

($0.01 PAR VALUE PER SHARE)

OF

CRUZANI, INC,

(FORMERLY US HIGHLAND. INC.)

A NEVADA CORPORATION

CRUZANI, INC. (FORMERLY US HIGHLAND, INC.), a corporation organized and existing under and by virtue of the provisions of the Nevada Revised Statutes of the State of Nevada (the “NRS”), does hereby submit the following:

WHEREAS, the Articles of Incorporation of the. Corporation (the “Articles of Incorporation”) authorizes the issuance of up to 3,550,000 shares of preferred stock, par value $0.01 per share, of the Corporation (“Preferred stock”) in one or retire series, and expressly authorizes the Board of Directors of the Corporation (the “Board”), subject to limitations prescribed by law, to provide, out of the unissued shares of Preferred Stock, for series of Preferred Stock, and, with respect to each such series, to establish and fix the number of shares to be included in any series of Preferred Stock and the designation, rights, preferences, powers, restrictions and limitations of the shares of such series; and

WHEREAS, that pursuant to the authority vested in the Board by the Corporation’s Articles of Incorporation, as amended, a new series of Preferred Stock of the Corporation is created out of the authorized but unissued shares of Preferred Stock of the Corporation, such series to be designated Series B Convertible Preferred Stock, to consist of Ten Thousand (10,000) shares, with the rights, preferences, privileges and restrictions of which shall be as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board does hereby in this Certificate of Designation (the “Certificate of Designation”) establish and fix and herein state and express the designation, rights, preferences, powers, restrictions und limitations of a series of Preferred Stock as follows:

1. DESIGNATIONS AND AMOUNT. Ten Thousand (10,000) shares of the Preferred Stock of the Corporation, $0.01 par value per share, shall constitute a class of Preferred Stock designated as “Series B Convertible Preferred Stock” (the “Series B Convertible Preferred Stock’).

2. CONVERSION.

(a) CONVERSION AT THE OPTION OP THE HOLDER .Each, holder of Series B Convertible Preferred Stock (“Holder”’) shall have the right, at such Holder’s option, at any time or from time to time from and after the day immediately following the date the Series B Convertible Preferred Stock is first issued, to convert each share of Series B Convertible Preferred Stock into Four Thousand (4,000) fully-paid and non-assessable share of common stock, par value $0.01 per share (the “Common Stock”), of the Corporation; provided, however, that in connection with any conversion hereunder, each Holder of Series B Convertible Preferred Stock may not convert any part of the Series B Convertible Preferred Stock if such conversion would cause such Holder or any of its assignees to beneficially own more than 4.99% of the Common Stock of the Corporation (“Conversion”).

(b) MECHANICS OF CONVERSION. In order to effect a Conversion, a Holder shall: (X) fax (or otherwise deliver) a copy of the fully executed Notice of Conversion (attached hereto) to the Corporation for the Common Stock and (y) surrender or cause to be surrendered the original certificates representing the Series B Convertible Preferred Stock being converted (the “Preferred Stock Certificates”), duly endorsed, along with a copy of the Notice of Conversion as soon as practicable thereafter to the Corporation or the transfer agent. The Corporation shall not be obligated to issue shares of Common Stock upon a conversion unless either the Preferred Stock Certificates are delivered to the Corporation or the transfer agent as provided above, or the Holder notifies the Corporation or the transfer agent that such certificates have been lost, stolen or destroyed (subject to the requirements of SECTION 11).

“Convened Date” means the date specified in the Notice of Conversion in the form attached hereto, so long as the copy of the Notice of Conversion is fixed (or delivered by other means resulting In notice) to the Corporation before Midnight, Eastern U.S. time, on the Conversion Date indicated in the Notice of Conversion. If the Notice of Conversion is not so fixed or otherwise delivered before such time, then the Conversion Date shall be the date at Holder faxes or otherwise delivers the Notice of Conversion to the Corporation.

(i) Delivery of Common Stock upon Conversion. Upon the surrender of Preferred Stock Certificates from a Holder of Series B Convertible Preferred Stock accompanied by a Notice of Conversion (attached hereto), the Corporation shall, no later than the ten business days following the later of (a) the Conversion Date (hereinafter defined) and (b) the date of such surrender (or, in the case of lost, stolen or destroyed certificates, after provision of indemnity pursuant to SECTION 11 (the “Delivery Period”), issue and deliver to the Holder (x) that number of shares of Common Stock issuable upon conversion of such shares of Series B Convertible Preferred Stock being converted and (y) a certificate representing the number of shares of Series B Convertible Preferred Stock not being converted, if any.

(ii) Taxes. The Corporation shall pay any and all taxes and all other reasonable expenses, which may be imposed upon it with respect to the issuance and delivery of the shares of Common Stock upon the conversion of the Series B Convertible Preferred Stock.

(iii) No Fractional Shares. If any conversion of Series B Convertible Preferred Stock would result in the issuance of a fractional share of Common Stock, such fractional share shall be disregarded and the number of shares of Common Stock issuable upon conversion of the Series B Convertible Preferred Stock shall be the next higher whole number of shares.

(c) PARTIAL CONVERSION. In the event some but not all of the shares of Series B Convertible Preferred Stock represented by a certificate(s) surrendered by a Holder are converted, the Corporation shall execute and deliver to or on the order of the Holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Convertible Preferred Stock which were not converted.

(d) RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Convertible Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Convertible Preferred Stock: and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Convertible Preferred Stock, in addition to such other remedies as shall be available to the Holder of such Series B Convertible Preferred Stock, the Corporation shall take such corporate action as may, in the opinion of its counsel, be necessary to increase, and shall increase, its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

(e) NO REISSUANCE OF SERIES B CONVERTIBLE PREFERRED STOCK. In the event any shares of Series B Convertible Preferred Stock shall be converted pursuant to this SECTION 2 or otherwise reacquired by the Corporation, the shares so converted or reacquired shall be canceled. The Articles of Incorporation of the Corporation may be appropriately amended from time to time to effect the corresponding reduction in the Corporation’s authorized capital stock.

(f) NOTICES. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any distribution, any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, the Corporation shall mail to each Holder of Series B Convertible Preferred Stock, at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend, distribution or right, and the amount and character of such dividend, distribution or right,

(g) TRANSACTIONAL TAXES. The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of Series B Convertible Preferred Stock; provided, however, that the Corporation shall not be required to pay any taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the Holder of the shares of Series B Convertible Preferred Stock in respect of which such shares are being issued.

(h) VALIDITY OF COMMONS COCK. All shares of Common Stock which may be issued in connection with the conversion previsions set forth herein will, upon issuance by the Corporation, be validly issued, fully paid and no assessable and free from all taxes (except income taxes), liens or charges with respect thereto.

4. RANK. Except as specifically provided below, the Series B Convertible Preferred Stock shall, with respect to dividend rights, rights on liquidation, winding up and dissolution, rank senior to (i) all classes of Common Stock of the Corporation and (ii) any class or series of capital stock of the Corporation hereafter created (unless, with the consent of the Holder(s) of Series B Convertible Preferred Stock),

5. LIQUIDATION PREFERENCE.

Except as otherwise provided by the NRS or elsewhere in this certificate, in the event of any voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, the Holders of shares of the Series B Convertible Preferred Stock then outstanding shall be entitled to be paid, out of the assets of the Corporation available for distribution to its stockholders, whether from capital, surplus or earnings, an amount equal to the par value per share.

6. DIVIDENDS/STOCK SPLITS.

(a) The Holders of shares of Series B Preferred Stock shall not be entitled to receive any dividends.

(b) The- number of shares of Common Stock of the Corporation issuable pursuant in the conversion of outstanding shares of Series B Convertible Preferred Stock shall not be adjusted to reflect any forward or reverse stock splits by the Corporation of its outstanding shares of Common Stock.

7. VOTING RIGHTS.

(a) The Holders of the Series B Convertible Preferred Stock shall vote only on a share for share basis with our Common Stock in any matter, including but not limited to, the election of directors, name changes, increases in the authorized common shares and for which such preferred stock or series has such rights and as otherwise provided by the NS, in this SECTION 7 and in SECTION 8 below.

(b) To the extent that under the NRS, the vote of the Holders of the Series B Convertible Preferred Stock, voting separately as a class or series, as applicable, is required to authorize a given action of the Corporation, the affirmative vote or consent of the Holders of at least a majority of the shares of the Series B Convertible Preferred Stock represented at a duly held meeting at which a quorum is present or by written consent of a majority of the shares of Series B Convertible Preferred Stock (except as otherwise may be required under the NRS) shall constitute the approval of such action by the class, To the extent that under the NRS, Holders of the Series B Convertible Preferred Stock are entitled to vote on a matter with Holders of Common Stock, voting together as one class, each share of Series B Convertible Preferred Stock shall be entitled to four thousand (4,000) votes

8. PROTECTION PROVISIONS

So long as any shares of Series B Convertible Preferred Stock are outstanding, the Corporation shall not without first obtaining the approval (by vote or written consent, as provided by the NRS) of the Holders of at least a majority of the then outstanding shares of Series B Convertible Preferred Stock:

(a) alter or change the rights, preferences or privileges of the Series B Convertible Preferred Stock;

(b) alter or change the rights, preferences or privileges of any capital stock of the Corporation so as to affect adversely the Series B Convertible Preferred Stock;

(c) create any new class or series of capital stock having a preference over the Series B Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (us previously defined, “Senior Securities”);

(d) create any new class or series of capital stock ranking pari passu with the Series B Convertible Preferred Stock as to distribution of assets upon liquidation, dissolution or winding up of the Corporation (as previously defined, “Pari Passu Securities”);

(e) increase the authorized number of shares of Series B Convertible Preferred Stock;

(f) issue any additional shares of Senior Securities; or

(g) redeem, or declare or pay any cash dividend or distribution on, any Junior Securities.

If Holders of at least a majority of the then outstanding shares of Series B Convertible Preferred Stock agree to allow the Corporation to alter or change the rights, preferences or privileges of the shares of Series B Convertible Preferred Stock pursuant to subsection (a) above, (hen the Corporation shall deliver notice of such approved change to the Holders of the Series B Convertible Preferred Stock that did not agree to such alteration or change (the “Dissenting Holders”).

9. MERGER. CONSOLIDATION, ETC.

(a) If at any time or from time to time there shall be (i) a merger, or consolidation of the Corporation with or into another corporation, (ii) the sale of all or substantially all of the Corporation’s capital stock or assets to any other person, (iii) any other form of business combination or reorganization in which the Corporation shall not be the continuing or surviving entity of such business combination or reorganization, or (iv) any transaction or Series of transactions by the Corporation in which in excess of 50 percent of the Corporation’s voting power is transferred (each, a “Reorganization”), then as a part of such Reorganization, provision shall be made so that the Holders of the Series B Convertible Preferred Stock shall thereafter be entitled to receive the same kind and amount of stock or other securities or property (including cash) of the Corporation, or of the successor corporation resulting from such Reorganization.

(b) The provisions of this SECTION 9 arc in addition to and not in lieu of the provisions of SECTION 6 hereof.

10. NO IMPAIRMENT. The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but with at all limes in good faith assist In the carrying out of all the provisions of this Certificate of Designation and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the Holders of the Series B Convertible Preferred Stock against impairment.

11. LOST OR STOLEN CERTIFICATES. Upon receipt by the Corporation of (i) evidence of the loss, theft, destruction or mutilation of any Preferred Stock Certificate(s) and (ii) (y) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Corporation, or (z) in the case of mutilation, upon surrender and cancellation of the Preferred Stock Certificate(s), the Corporation shall execute and deliver new Preferred Stock Certificate(s) of like tenor and date,

I2. PIGGYBACK REGISTRATION.

(a) Whenever the Corporation proposes to register any shares of its Common Stock under the Securities Act of 1933, as amended (the “Securities Act”) (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4. S-8 or any successor form, thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Corporation and the form of Registration Statement lo be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Corporation shall give prompt written notice (in any event no later than 30 days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention in effect such a registration and, subject to subsections (b) and (c), shall include in such registration all Registrable Securities with respect to which the Corporation has received written requests :or inclusion from the. holders of Registrable Securities within ten days after (he Corporation’s notice has been given to each such holder, The Corporation may postpone or withdraw the tiling or the effectiveness of a Piggyback Registration at any time in its sole discretion.

(b) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Corporation and the managing underwriter advises the Corporation and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be Included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Corporation shall include in such registration (i) first, the number of shares of Common Stock that the Corporation proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by holders of Registrable Securities, allocated pro rata among all such holders on the basis of the number of Registrable Securities owned by each such holder or in such manner as they may otherwise agree; and (iii) third, the number of shares of Common Stock requested to be included therein by holders of Common Stock (other than holders of Registrable Securities), allocated among such holders in such manner as they may agree.

(c) If a Piggyback Registration Is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Corporation in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including ah Registrable Securities and all other shares of Common Stock proposed lo be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stuck to be sold in such offering, the Corporation shall Include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such r registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of shares of Common Stock (an a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by ail such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders In such manner as they may agree.

(d) If tiny Piggyback Registration is initiated as a primary underwritten offering on behalf of the Corporation, the Corporation shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

(e) “Registrable Securities” means (a) any shares of Common Stock issued or issuable upon conversion of shares of Series B Convertible Preferred Stock owned by the initial holders thereof at any time, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) hunch by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of hereof, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Corporation any Registrable Securities, whether or not such acquisition has actually been effected), As to any particular Registrable Securities, such securities shah cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the U.S. Securities and Exchange Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any Similar provisions then in force) under the Securities Act arc met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

(f) “Registration Statement” means any registration statement of the Corporation which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Corporation by its Authorized Officer this August 6, 2018.

CRUZANI, INC. (F/K/A US HIGHLAND, INC,)

By:	/s/ Everett M. Dickson
Name:	Everett M. Dickson
Title:	President

NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to

Convert the Series B Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert_______ shares of Series B Convertible Preferred Stock (the “Conversion”), represented by stock certificate No(s),______________ (the “Preferred Stock Certificates”) into shares of common stock, par value $0.01 per share (the “Common Stock”), of Cruzani, Inc. (formerly US Highland, Inc.), a Nevada corporation (the “Corporation”), according to the conditions of the Certificate of Designations, Preferences and Rights of Series R Convertible Preferred Stock (the “Certificate of Designation”), as of the date written below. If securities are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for are conversion, except for transfer taxes, if any. A copy of each Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable to the undersigned upon conversion of the Series B Convertible Preferred Stock shall be made pursuant to registration of the Common Stock under the Securities Act of 19.1.1, as amended (the “Act”), or pursuant to an exemption from registration under the Act.

☐ The undersigned hereby requests that the Corporation transmit the Common Stock issuable pursuant to this Notice of Con version to the address of the undersigned.

Date of Conversion:

Applicable Conversion Rate: Each share of Series B Convertible Preferred Stock is convertible into one share of Common Stock.

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Address:

* The Corporation is not required to issue shares of Common Stock until the original Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its transfer agent. The Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than the later of (a) two (2) business days following receipt of this Notice of Conversion and (b) delivery of the original Preferred Stock Certificates (or evidence of loss, theft or destruction thereof) and shall make payments pursuant to the Certificate of Designation for the failure to make timely delivery.

CERTIFICATE OF DESIGNATIONS,

PREFERENCES AND RIGHTS

of

SERIES D CONVERTIBLE PREFERRED STOCK
OF CRUZANI, INC

Cruzani, Inc., a corporation organized and existing under the laws of the State of Nevada (the “Corporation”), hereby certifies that the Board of Directors of the Corporation (the “Board of Directors” or the “Board”), pursuant to authority of the Board of Directors as required by applicable law, and in accordance with the provisions of its certificate of incorporation and by-laws, has authorized and hereby authorizes a series of the Corporation’s previously authorized Preferred Stock, par value $0.0001 per share (the “Preferred Stock”), and hereby states the designation and number of shares, and fixes the voting powers, designations, preferences, limitations, restrictions and relative rights thereof, as follows:

Capitalized terms used and not otherwise immediately defined are defined in Section 10 below.

1.             Designation, Amount and Par Value. The Series of Preferred Stock shall be designated as the “8% Series D Convertible Preferred Stock” (the “Series D Preferred Stock”) and the number of shares so designated shall be 125,000.

2.	Stated Value; Dividends.

a.             Stated Value. The par value of each issued share of Series D Preferred Stock shall be $0,000: per share, and the stated value of each issued share of Series D Preferred Stock shall be deemed to be $2.00 (the “Stated Value”).

b.            Dividends. Before any dividends shall be paid or set aside for payment on any Junior Security of the Corporation, each holder of the Series D Preferred Stock shall be entitled to receive dividends, in the manner provided herein, payable on the Stated. Value of the Series D Preferred Stock at a rate of 8% per annum, which shall be cumulative and be due and payable in shares of Common Stock on the Conversion Date (as defined below) or in cash on the Redemption Date (as defined below), in each case as provided below (the applicable date of payment a “Dividend Date”). Such dividends shall accrue from the date of issue of each share of Series D Preferred Stock, whether or not declared, through the Dividend Date. If a Dividend Date is not a business day then the dividend shall be due and payable on the business day immediately following such Dividend Date.

Dividends shall be payable to holders of record of the Series D Preferred Stock as they appear on the stock books of the Corporation on the Dividend Date.

Except as provided in the following paragraph, if the dividend on the Series D Preferred Stock shall not have been paid or set apart in full for the Series D Preferred Stock when payable, the aggregate deficiency shall be cumulative and shall be fully paid or set apart for payment before any dividends shall be paid upon or set apart for, or any other distributions paid made on, or any payments made on account of the purchase, redemption or retirement of, the Common Stock or any other Junior Security. When dividends are not paid in full upon the shares or fractions of a share of Series D Preferred Stock and any shares pari passu with the Series D Preferred Stock, all dividends declared upon this Series and any other shares pari passu with the Series D Preferred Stock shall be declared, pro rata, so that (he amount of dividends declared per share or fraction of a share on this Series D Preferred Stock and such other shares pari  passu with the Series D Preferred Stock shall in all cases bear to each other the same rates that accrued dividends per share on the shares of Series D Preferred Stock and such other shares pari passu with the Series D Preferred Stock bear to each other.

3.	Voting.

a.             Voting Rights. Except as provided in Section 3(b) below or as required by law, holders of the shares of Series D Preferred Stock shall not have the right to vote on any matter as to which shareholders are required or permitted to vote. Only in the case of a vote to be taken pursuant to Section 3(b) below or when required by law, each Holder of the shares of Series D Preferred Stock shall have the right to the number of votes equal to the number of Conversion Shares then issuable upon conversion of the Series 1) Preferred Stock held by such Holder.

b.            Limitations on Corporate Actions. Notwithstanding anything to the contrary in Section 3(a) above, as long as any shares of Series D Preferred Stock are outstanding, the Corporation shall not, without the written consent or affirmative vote of the holders of no less than sixty-six and 2/3 percent (66 2/3%) of the then-outstanding shares of Series D Preferred Stock, consenting or voting (as the case may be) as a separate class from the Common Stock, either directly or by amendment, merger, consolidation or otherwise:

(i)          amend its certificate of incorporation in any manner that adversely affects the rights of the Holders;

(ii)         alter or change adversely the voting or other powers, preferences, rights, privileges, or restrictions of the Series D Preferred Stock contained herein or alter or amend this Certificate of Designations;

(iii)        redeem, purchase or otherwise acquire directly or indirectly any Junior Securities or any shares pari passu with the Series D Preferred Stock;

(iv)        directly or indirectly pay or declare any dividend or make any distribution in respect of, any Junior Securities, or set aside any monies for the purchase or redemption (through a sinking fund or otherwise) of any Junior Securities or any shares pari passu with the Series D Preferred Stock;

(v)         until the date that is twelve (12) months following the initial Closing, authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a Liquidation (as defined in Section 4 below) senior to the Series D Preferred Stock;

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(vi)        issue or incur any indebtedness or other obligation to pay money that is convertible into or exchangeable for shares of Common Stock (or into or for any other security that is convertible into or exchangeable for shares of Common Stock)); or

(vii)       enter into any agreement with respect to any of the foregoing.

4.	Liquidation, Dissolution, or Winding-Down.

a.            Payments to Holders of Series D Preferred Stock. Upon any liquidation, dissolution or winding-down of the Corporation, whether voluntary or involuntary (a “Liquidation”), the holders of the shares of Series D Preferred Stock shall be paid in cash, before any payment shall be paid to the holders of Common Stock, or any other Junior Securities, an amount for each share of Series D Preferred Stock held by such holder equal to 140% of the Stated Value thereof plus any dividends accrued but unpaid thereon (such applicable amount payable with respect to a share of Series D Preferred Stock sometimes being referred to as the “Individual Series D Preferred Liquidation Preference Payment” and with respect to all shares of Series D Preferred Stock in the aggregate sometimes being referred to as the “Aggregate Series I) Liquidation Preference Payment”). If, upon such liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, the assets available to be distributed among the holders of shares of Series D Preferred Stock shall be insufficient to permit payment to the holders of Series D Preferred Stock of an aggregate amount equal to the Aggregate Series D Liquidation Preference Payment, then the holders of shares of Series D Preferred Stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full.

b.            Payments to Holders of Junior Securities. After the payment of all preferential amounts required to be paid to the holders of the Series D Preferred Stock and any other class or series of stock of the Corporation ranking on liquidation senior to or on a parity with the Series D Preferred Stock, the holders of Junior Securities thou outstanding shall be entitled to receive the remaining assets of the Corporation available for distribution to its stockholders as otherwise set forth in the Corporation’s certificate of incorporation.

5.	Conversion. The holders of Series D Preferred Stock shall have conversion rights as fellows.

a.            Optional Conversion. Each share of Series D Preferred Stock together with accrued but unpaid dividends thereon shall be convertible at the option of the Holder thereof, in whole or in part, at any time, without the payment of additional consideration by the holder thereof, into such number of fully paid and non-assessable shares of Common Stock as is determined by dividing the Stated Value per share being converted plus accrued and unpaid dividends thereon by the Series D Conversion Price in effect at the time of conversion. The ’’Series D Conversion Price” per share of Common Stock shall be $0.0015 (the “Fixed Price”), provided, however, that the Series D Conversion Price shall be subject to adjustment as provided herein. The Fixed Price shall be subject to equitable adjustments for Stock splits, stock dividends or rights offerings by the Corporation relating to the Corporation’s securities or the securities of any subsidiary of the Corporation, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). It at any time the Series D Conversion Price as determined hereunder for any conversion would be less than the par value of the Common Stock, then at the sole discretion of the Holder, the Series D Conversion Price hereunder may equal such pat value of the Common Stock for such conversion and the conversion amount for such conversion may be increased to include Additional Principal, where ’‘Additional Principal” means such additional amount to be added to the conversion amount to the extent necessary to cause the number of conversion shares issuable upon such conversion to equal the same number of conversion shares as would have been issued had the Series D Conversion Price not been adjusted by the Holder to the par value price of the Common Stock.

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b.            Notice of Conversion. Holders shall effect conversions by providing the Corporation with the form of conversion notice attached hereto as Annex A (a “Notice of Conversion”). Each Notice of Conversion shall specify the number of shares of Series D Preferred Stock to be converted, the number of shares of Series D Preferred Stock owned prior to the conversion at issue, the number of shares of Series D Preferred Stock owned subsequent to the conversion at issue and the Conversion Date on which such conversion is to be effected, which date may not be prior to the date the applicable Holder delivers by facsimile such Notice of Conversion to the Corporation. If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion to the Corporation is deemed delivered hereunder. To effect conversions of shares of Series D Preferred Stock, a Holder shall not be required to surrender the certificate(s) representing such shares of Series D Preferred Stock to the Corporation unless all of the shares of Series D Preferred Stock represented thereby are so converted, in which case such Holder shall deliver the certificate representing such shares of Series D Preferred Stock promptly following the Conversion Date at issue, Certificates representing the Series D Preferred Stock shall have the following legend:

THE HOLDER AND ANY ASSIGNEE OR TRANSFEREE, BY ACCEPTANCE OF THIS STOCK CERTIFICATE, ACKNOWLEDGE AND AGREE THAT, PURSUANT TO SECTION 5.B. OF THE CERTIFICATE OF DESIGNAT IONS, PREFERENCES AND RIGHTS OF THE SERIES D CONVERTIBLE PREFERRED STOCK, THE NUMBER OF SHARES REFLECTED ON THE FACE OF THIS CERTIFICATE MAY NOT BE THE ACTUAL NUMBER OF SHARES HELD BY THE HOLDER OR ASSIGNEE. PLEASE INQUIRE WITH THE CORPORATION AS TO THE ACTUAL NUMBER OF SHARES EVIDENCED BY THIS CERTIFICATE,

c.            Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of the Series D Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the fair market value of a share of Common Stock as determined in good faith by the Board of Directors, or round- up to the next whole number of shares, at the Corporation’s option. Whether or not fractional shares would be issuable upon such conversion shall be determined on the basis of (be total number of shares of Series D Preferred Stock the Holder is at the time converting into Common Stock and the aggregate number of shares of Common Stock issuable upon such conversion.

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d.	Mechanics of Conversion.

i.            Issuance of Common Stock upon Conversion. Not later than two (2) Trading Days after each Conversion Date (tire “Share Delivery Date”), the Corporation shall issue, or cause to be issued, to the converting Holder the number of shares of Common Stock being acquired upon the conversion of shares of Series D Preferred Stock, in uncertificated book- entry form on the stock ledger of the Corporation’s Common Stock, and shall send to the registered holder of such shares of Common .Stock any notice or statement required by the Nevada General Corporation Law. All shares of Series D Preferred Stock which shall have been converted as herein provided shall no longer be deemed to be outstanding and all rights with respect to such shares shall immediately cease and terminate at the Share Delivery Date, except only the right of the holders thereof to receive shares of Common Stock in exchange therefor as provided herein, and to receive payment in lieu of any fraction of a share otherwise issuable upon such conversion as provided herein.

ii.       Obligation Absolute; Damages. The Corporation’s obligation to issue and deliver the Conversion Shares upon conversion of Series D Preferred Stock in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by a Holder to enforce the same, any’ waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by such Holder or any other Person of any obligation to the Corporation; provided, however, that such delivery shall not operate as a waiver by the Corporation of any such action that the Corporation may have against such Holder.

e.             Reservation of Shares Issuable upon Conversion. The Corporation covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock for the sole purpose of issuance upon conversion of the Series D Preferred Stock, free from preemptive rights or any other actual contingent purchase rights of Persons other than the Molders of the Series D Preferred Stock, not less than 300% of such aggregate number of shares of the Common Stock as shall be issuable upon the conversion of all outstanding shares of Series D Preferred Stock. The Corporation covenants that all shares of Common Stock that shall be so issuable shall, upon issue in accordance with the terms herein, be duly authorized, validly issued, fully paid and non-assessable.

f.              Beneficial Ownership Limitations. Notwithstanding anything to the contrary herein, in no event shall the holder be entitled to convert any portion of the Series D Preferred Stock in excess of that portion of the Series D Preferred Stock upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series D Preferred Stock or the unexercised or unconverted portion of any other security of the Corporation subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of Conversion Shares issuable upon the conversion of the portion of the Series D Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the then outstanding shares of Common Stock. For purposes of the proviso set forth in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “1934 Act”), and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such proviso, provided, however, that the limitations on conversion may be waived (up to 9.99%) by the Holder upon, at the election of the Holder, not less than 61 days’ prior notice to the Corporation, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, us determined by the Holder, as may be specified in such notice of waiver).

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6.	Certain Adjustments.

a.             Reorganization, Reclassification, Consolidation, Merger or Sale. At any time while the Series D Preferred Stock is outstanding, if any recapitalization, reclassification or reorganization of the capital stock of the Corporation, or any consolidation or merger of the Corporation with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets or property’ (an “Organic Change”), Chen lawful and adequate provisions shall be made by the Corporation whereby the Holders shall thereafter have the right to purchase and receive (in lieu of the shares of the Common Stock of the Corporation immediately theretofore purchasable and receivable upon the conversion of the Series D Preferred Stock) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable and receivable assuming the full conversion of the Series D Preferred Stock. In the event of any Organic Change, appropriate provision shall be made by the Corporation with respect to the rights and interests of the Holders to the end that the provisions hereof (including, without limitation, provisions for adjustments of the Series C Conversion Price) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the conversion thereof. To the extent necessary to effect the foregoing provisions, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument executed and mailed or delivered to each Holder at the last address of such Holder appearing on the books of the Corporation, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. If there is an Organic Change, then the Corporation shall cause to be mailed to each Holder at its last address as it shall appear on the books and records of the Corporation, at least ten (10) calendar days before the effective date of the Organic Change, a notice stating the date on which such Organic Change is expected to become effective or close, and the data as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares for securities, cash, or other property delivered upon such Organic Change; provided, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Each Holder is entitled to convert such Holder’s Series D Preferred Stock during the 10-day period commencing on the date of such notice to the effective date of the event triggering such notice. In any event, the successor corporation (if other than the Corporation) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

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b.            Adjustment to Series D Conversion Price. The calculation of the Series D Conversion Price shall be adjusted consistent with the provision of this Section 6 should any of the events described in this Section 6 take place, If the Series D Conversion Price on the date in which the Holder actually receives the Common Stock with respect to any conversion of the Series D Preferred Stock leach a “Share Delivery Date”) is less than the Series D Conversion Price in the respective Notice of Conversion, then the Series D Conversion Price in the respective Notice of Conversion shall be retroactively adjusted downward to equal the Series D Conversion Price on the Share Delivery Data,

c.            Adjustment to Series D Conversion Price Resulting from Certain Financings. In the event that at any time while shares of Series D Preferred Stock are outstanding, the Corporation issues Additional Shares of Common Stock for a consideration per share of Common Stock, or with an exercise or conversion price per share of Common Stock, less than the Series D Conversion Price in effect immediately prior to such issue (the “Lower Price”), the Series D Conversion Price will be automatically reduced to equal the Lower Price. For purposes of the foregoing, “Additional Shares of Common Stock” shall mean all shares of Common Stock and all Common Stock Equivalents issued by the Corporation after the Initial Issuance Date,

7.            Optional Redemption. Shares of the Series D Preferred Stock shall be redeemable, in whole or in part, at the option of the Corporation, by resolution of its Board of Directors, in cash, at any time during the initial 60 calendar day period after the issuance of the respective Series D Preferred Stock, subject to the Redemption Notice requirements below, at a price per share equal to 125% of the Stated Value plus the amount of accrued but unpaid dividends thereon, provided, however, that 125% shall be replaced with 140% if the Corporation exercises its option to redeem the Series D Preferred Stock after the initial 60 calendar day period. The Corporation shall provide written notice to all holders of record of shares of Series D Preferred Stock specifying the time (the “Redemption Date”) and place of such redemption (the “Redemption Notice”), at their respective addresses as the same shall appear on the stock books of the Corporation, but no failure on the path of the shareholder to receive such notice and no defect in the wording of the notice shall affect the validity of the proceedings adopted with inspect to the redemption of any such shares. The Redemption Notice shall be given not less than ten (10) Trading Days prior to the Redemption Date. After the Corporation has furnished its Redemption Notice, each holder of shares of Series D Preferred Stock called for redemption may, on or before the close of the last business day preceding the designated Redemption Date, convert such shares into shares of Common Stock, in accordance with the conversion privileges set forth herein. Shares of the Series D Preferred Stock shall be redeemable, in whole or in part, at the option of the respective holder of the Series D Preferred Stock, in cash, immediately upon the earlier of (i) the date of the Corporation’s consummation of its next offering of equity or debt securities in an amount of $1,000,000.00 or more on or after the Initial Issuance Date of the Series D Preferred Stock or (ii) the date in which the Corporation’s Common Stock is publicly traded on an exchange. If the Holder exercises its right for redemption of its Series D Preferred Stock, the Corporation shall redeem the respective Series D Preferred Stock within five (5) Business Days of the Holder’s redemption, in cash, at a price per share equal to 140% of the Stated Value plus the accrued but unpaid dividends thereon.

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8.             Status of Series D Preferred Stock Converted or Reacquired. Shares of Series C Preferred Stock converted into Common Stock or reacquired by the Corporation in any manner, including shares purchased or redeemed, shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued shares of the class of Preferred Stack undesignated as to series, and may be redesignated and reissued as part of any series of the preferred stock.

9.             Further Adjustments. All expenses incurred by Holder, for the issuance and clearing of the Common Stock into which the Series D Profaned Stock is convertible into, shall immediately and automatically be added to the balance of the Stated Value of the remaining Series D Preferred Stock held by such Holder at such time as the expenses are inclined by Holder. The Default Conversion Price shall mean fifty five percent multiplied by the lowest one (1) tracing price of the Common Stock, during the thirty Trading Day period ending, in Molder’s sole discretion on each conversion, on either (i) the last complete trading day prior to the Conversion Date or (ii) the Conversion Date. If an Event of Default (as defined herein) occurs, then the Series D Conversion Price may, at the sole option of the Holder on each conversion, equal the Default Conversion Price.

10.           Section 3(a)(9) or 3(a)(l0) Transaction. So long as any of the Series D Preferred Stock remain unconverted, the Corporation shall not enter into any transaction or arrangement structured in accordance with, based upon, or related or pursuant to, in whole or in part, either Section 3(a)(9) of the Securities Act (a “3(a)(9) Transaction”) or Section 3(a)(10) of the Securities Act (a “3(a)(10) Transaction”). In the event that the Corporation does enter into, or makes any issuance of Common Stock related to a 3(a)(9) Transaction or a 3(a)(l0) Transaction, despite such prohibition, then a liquidated damages charge of 100% of the Staled Value of the outstanding Series D Preferred Stock, but nut less than $25,000, will be assessed and will become immediately due and payable to the Holder in the form of cash payment or Common Stock (in Holder’s sole discretion) (subject to beneficial ownership limitations as provided herein such that tranches of Common Stock may be required to be issued).

11.           Dilutive Issuance. If the Corporation, at any time while any of the Series D Preferred Stock remain unconverted, issues, sells or grants (or has issued, sold or granted as of the Initial Issuance Date, as the case may be) any option to purchase, or sells or grants any right to reprice, or otherwise disposes of, or issues (or has sold or issued, as the case may be, or announces any sale, grant or any option to purchase or other disposition), any Common Stock or other securities convertible into, exercisable for, or otherwise entitle any person or entity the right to acquire, shares of Common Stock (including, without limitation, upon conversion of any convertible notes or warrants outstanding as of or following the Initial Issuance Date), in each or any case at an effective price per share that is lower than the then Series D Conversion Price (such lower price, the “Base Conversion Price” and such issuances, collectively, a “Dilutive Issuance”) (it being agreed dint if the holder of the Common Stock or other securities so issued shall at any time, whether by operation of purchase price adjustments, reset provisions, floating conversion, exercise or exchange prices or otherwise, or due to warrants, options or rights per share which are issued in connection with such issuance, be entitled to receive shares of Common Stock at an effective price per share that is lower than the Series D Conversion Price, such issuance shall be deemed to have occurred for less than the Series D Conversion Price on such date of the Dilutive Issuance), then the Series D Conversion Price shall be reduced, at the option of the Holder, to a price equal the Base Conversion Price.

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12.           Definitions. As used herein, the following terms shall have the following meanings:

a.	“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act. With respect to a Holder, any investment fund or managed account that is managed on a discretionary basis by the same investment manager as such Holder will be deemed to be an Affiliate of such Holder.

b.	“Business Day” means any day except Saturday, Sunday, any day which shall be a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental action to close.

c.	“Closing Price” of the Common Stock on any given day shall be the last sale price, regular way, of the Common Stock or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, of the Common Stock, in each case on the Principal Market.

d.	“Common Stock” means (he Corporation’s common stock, par value $0.01 per share.

e.	“Common Stock Equivalents” means any securities of the Corporation which would entitle the holder thereof to acquire at any time Common Stock, including without limitation, any debt, preferred stock, rights, options, warrants or other instrument that is at any time convertible into or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

f.	“Conversion Date” with respect to any share of Series D Preferred Stock means any day on which such share is to be converted into common stock pursuant to Section 5.

g.	“Conversion Shares” means, collectively, the shares of Common Stock issuable upon conversion of the shares of Series D Preferred Stock in accordance with the terms hereof.

h.	“Holder” means a holder of Series D Preferred Stock.

i.	“Initial Issuance Date” means the date on. which the first share of Series D Preferred Stock is issued by the Corporation.

j.	“Junior Securities” means the Common Stock and all other securities of the Corporation, including Common Stock Equivalents of the Corporation, other than those securities which are explicitly senior or pari passu to the Series D Preferred Stock in. dividend rights or liquidation preference.

k.	“Original Issue Date” the date the Corporation initially issues shares of Series D Preferred Stock, regardless of the number of times transfer of such share is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share.

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l.	“Person” shall mean any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Securities Exchange Act of 1934, as amended,

m.	“Principal Market” means the primary national or regional stock exchange on which the Common Stock is listed, or if not so listed, OTC Markets, if quoted thereon, is open for the transaction of business

n.	“SEC” means the United States Securities and Exchange Commission.

o.	“Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

p.	“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

q.	“Subsidiary” shall mean any corporation, association, partnership, limited liability company or other business entity of which more than fifty percent (50%) of the total voting power is, at the time, owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation or a combination thereof.

r.	“Trading Day” means any day on which the Common Stock is traded on the Principal Market.

13.           Governing Law. The rights and designations of the Series D Preferred Stock shall be governed by and construed in accordance with the laws of the State of Kansas without regard to principles of conflicts of laws. Any action brought by either the Company or the Holder against the other concerning the transactions contemplated by the rights and designations of the Series D Preferred Stock shall be brought only in the state and/or federal courts of Johnson County, Kansas. The Company and the Holder hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company and Holder waive trial by jury. In the event that any provision of this rights and designations of Series □ Preferred Stock or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this rights and designations of Series D Preferred Stock or any other Transaction Document by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

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14.           Events of Default. The occurrence of any of the following event(s) shall be deemed an “Event of Default”;

14.1        Failure to Redeem. The Corporation fails to redeem the Series D Preferred Stock within six (5) months after the issuance of the respective Series D Preferred Stock.

14.2        Conversion and the Shares. The Corporation fails to reserve a sufficient amount of shares of common stock as required under the terms of this Series D Preferred Stock, fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms of this Series D Preferred Stock, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Series D Preferred Stock as and when required by this Series D Preferred Stock, the Corporation directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) shares of Common Stock to be issued to the Holder upon conversion of or otherwise pursuant to this Series D Preferred Stock as and when required by this Series D Preferred Stock, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to this Series D Preferred Stock as and when required by this Series D Preferred Stock (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncurcd (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for two (2) business days after the Holder shall have delivered a Notice of Conversion, It is an obligation of (the Corporation to remain current in its obligations to its transfer agent. It shall be an event of default of this Series D Preferred Stock, if a conversion of this Series D Preferred Stock is delayed, hindered or frustrated due to a balance owed by the Corporation to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Corporation’s transfer agent in order to process a conversion, such advanced funds shall be paid by the Corporation to the Holder within five (5) business days, either in cash or as an addition to the balance of the Stated Value of the Series D Preferred Stock, and such choice of payment method is at the discretion of the Corporation.

14.3        Breach of Covenants. The Corporation breaches any material covenant or other material term or condition contained in the rights and designations of this Series D Preferred Stock and any collateral documents and such breach continues for a period of three (3) days after written notice thereof to the Corporation from the Holder or after five (5) days after the Corporation should have been aware of the breach.

14.4        Breach of Representations and Warranties. Any representation or warranty of the Corporation made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith, shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to this Series D Preferred Stock.

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14.5        Receiver or Trustee. The Corporation or any subsidiary of the Corporation shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

14.6        Judgments. Any money judgment, writ or similar process shall be entered or filed against the Corporation or any subsidiary of the Corporation or any of its property or other assets for more than $100,000, and shall remain unvacated, unbonded or unstayed for a period of ten (10) days unless otherwise consented to by the Holder, which consent will not be unreasonably withheld.

14.7        Bankruptcy. Bankruptcy, insolvency, reorganization, or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Corporation or any subsidiary of the Corporation.

14.8        Delisting of Common Stock. The Corporation shall fail to maintain the listing or quotation of the Common Stock on the Principal Market or an equivalent replacement exchange, the Nasdaq Global Market, the Nasdaq Capital Market, the New York Stock Exchange, or the NYSE American.

14.9        Failure to Comply with the Exchange Act. The Corporation shall fail to comply with the reporting requirements of the Exchange Act (including but not limited to becoming delinquent in its filings), and/or the Corporation shall cease to be subject to the reporting requirements of the Exchange Act.

14.10      Liquidation. Any dissolution, liquidation, or winding up of Corporation or any substantial portion of its business.

14.11     Cessation of Operations. Any cessation of operations by Corporation or Corporation admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of the Corporation’s ability to continue as a “going concern” shall not be an admission that the Corporation cannot pay its debts as they become due.

14.12       Financial Statement Restatement. The Corporation replaces its auditor, or any restatement of any financial statements filed by the Corporation with the SEC for any date or period from two years prior to the Issue Date of the Series D Preferred Stock and until this Series D Preferred Stock is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to this Series D Preferred Stock.

14.13       Reverse Splits. The Corporation effectuates a reverse split of its Common Stock without twenty (20) days prior written notice to the Holder.

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14.13       Replacement of Transfer Agent. In the event that the Corporation replaces its transfer agent, and the Corporation fails to provide prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Corporation and the Corporation that reserves the greater of (i) total amount of shares previously held in reserve for the Series D Preferred Stock with the Corporation’s immediately preceding transfer agent and (ii) the Reserved Amount.

14.14       Cross-Default. Notwithstanding anything to the contrary contained in this Series D Preferred Stock or the other related or companion documents, a breach or default by the Corporation of any covenant or other term or condition contained in any of the other financial instrument, including but not limited to all convertible promissory notes, currently issued, or hereafter issued, by the Corporation, to the Holder or any 3rd party (the “Other Agreements”), after the passage of all applicable notice and cure or grace periods, shall, at the option of the Holder, be considered a default with respect to the Series D Preferred Stock, in which event the Holder shall be entitled to apply all rights and remedies of the Holder under the terms of the rights and designations of the Series D Preferred Stock by reason of a default under said Other Agreement or hereunder.

14.15       Inside Information. Any attempt by the Corporation or its officers, directors, and/or affiliates to transmit, convey, disclose, or any actual transmittal, conveyance, or disclosure by the Corporation or its officers, directors, and/or affiliates of, material non-public information concerning the Corporation, to the Holder or its successors and assigns, which is not immediately cured by Corporation’s filing of a Form 8-K pursuant to Regulation FD on that same date.

14.16       No bid. At any time while the Series D Preferred Stock is outstanding, the lowest trading price of the Common Stock on the Principal Market or other applicable principal trading market for the Common Stock is equal to or less than $0.0001.

14.17       Prohibition or, Debt and Variable Securities. So long as the Series D Preferred Stock is outstanding, the Corporation shall not, without written consent of the Investor, issue any Variable Security (as defined herein), unless (i) the Corporation is permitted to redeem the Series D Preferred Stock in cash at the time of the issuance of the respective Variable Security and (ii) the Corporation redeems the Series D Preferred Stock, pursuant to the terms of the Series D Preferred Stock, in cash at the time of the issuance of the respective Variable Security. A Variable Security shall mean any security issued by the Corporation that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of common stock Issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange, provided, however, that a Variable Security shall not include a security with conversion rights subject to a floor price per share of 50% or greater than the closing price of the Common Stock on the issuance date of the security (such floor price shall not be subject to further lower adjustment for any reason).

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Upon the occurrence of any Event of Default specified in Sections 14.1, 14.3, 14.4, 14.5, 14.6, 14,7, 14.8, 14.9, 14.10, 14.11, 14.12, 14.13, 14.14, 14.15, 14.16, and/or 14.17, the Corporation shall pay to the Holder, in full satisfaction of its obligations under the Series D Preferred Stock, an amount equal to 140% (plus an additional 5% per each additional Event of Default that occurs hereunder) multiplied by the then aggregate Stated Value of all of the Series D Preferred Stock plus unpaid dividends, if any, plus any amounts owed to the Holder pursuant to any other section of the rights and designations of the Series D Preferred Stock (collectively, in the aggregate of all of the above, the “Default Amount”), all without demand, presentment or notice, all of which hereby are expressly waived, together with all costs, including, without limitation, legal fees and expenses, of collection, and the Holder shall be entitled to exercise all other rights and remedies available at law or in equity. Each time an Event of Default occurs, an additional discount of five percent (5%) shall be factored into the Series D Conversion Price. If the Corporation fails to immediately pay the Default Amount, then the Holder shall have the right at any time, to require the Corporation, to immediately issue, the number of shares of Common Stock of the Corporation equal to the Default Amount divided by the Series D Conversion Price then in effect, subject to issuance in tranches due to the beneficial ownership limitations contained in the rights and designations of this Series D Preferred Stock.

[SIGNATURE PAGE FOLLOWS.]

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IN WITNESS WHEREOF, this Certificate of Designations, Preferences and Rights of Series D Preferred Stock has been executed by a duly authorized officer of the Corporation on July 23,2018.

Cruzani, Inc.

By:
Name: Everett Dickson
Title: Chief Executive Officer

ANNEX A

NOTICE OF CONVERSION

(TO BE EXECUTED BY THE REGISTERED HOLDER IN ORDER TO CONVERT SHARES

OF SERIES D PREFERRED STOCK)

The undersigned hereby elects to convert the number of shares of Series D Preferred Stock indicated below into shares of common stock, $0.01 par value per share (the “Common Stock”), of Cruzani, Inc., a Nevada corporation (the “Corporation”), according to the conditions hereof, as of the date written below. If shares of Common Stock are to be issued in the name of a Person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as may be required by the Corporation. No fee will be charged to the Holders for any conversion, except for any such transfer taxes.

Conversion calculations:

Date to Effect Conversion:

Number of shares of Series D Preferred Stock owned prior to Conversion:

Number of shares of Series D Preferred Stock to be Convened:

Stated Value of shares of Series D Preferred Stock to be Convened:

Number of shares of Series D Preferred Stock to be
owned subsequent to Conversion:

[HOLDER]

Name:
Title:

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Designation For
Nevada Profit Corporations
(Pursuant to NRS 78.1955)

1. Name of corporation:

US HIGHLAND, INC.

2. By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.

CERTIFICATE OF DESIGNATION AND PREFERENCES

OF

SERIES A CONVERTIBLE PREFERRED STOCK

OF

US HIGHLAND, INC.

WHEREAS, pursuant to and in accordance with the applicable provisions of the Nevada Revised Statutes, :US Highland, Inc., a Nevada corporation (the “Corporation”), does hereby certify that, pursuant to the authority conferred on the Board of Directors by the Articles of Incorporation of the Corporation, and pursuant and in accordance with the applicable provisions of the Nevada Revised Statutes, said Board of .Directors, pursuant to the Unanimous Written Consent of the Board dated June 9, 2018, duly adopted resol .[See attached.]

3.       Effective date of filing: (optional)

(must not be later than 90 days after the certificate is filed)

4.       Signature: (required)

/s/Everett M. Dickson, President
Signature of Officer

Filing Fee: $175.00

IMPORTANT: Failure to include any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Detonation Revised: 1-5-15

CERTIFICATE OF DESIGNATION AND PREFERENCES
OF

SERIES A CONVERTIBLE PREFERRED STOCK
OF

US HIGHLAND, INC.

WHEREAS, pursuant to and in accordance with the applicable provisions of the Nevada Revised Statutes, US Highland, Inc., a Nevada corporation (the “Corporation”’), does hereby certify that, pursuant to the authority conferred on the Board of Directors by the Articles of Incorporation of the Corporation, and pursuant and in accordance with the applicable provisions of the Nevada Revised Statutes, said Board of Directors, pursuant to the Unanimous Written Consent of the Board dated June 9, 2018, duly adopted resolutions providing for the authorization and issuance of Ten Million (10,000,000) shares of Series A Convertible Preferred Stock; and

WHEREAS, the resolutions applicable to the Series A Convertible Preferred Stock, which set forth the amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of the Series A Convertible Preferred Stock and the qualifications, limitations and restrictions thereof are as follows:

RESOLVED, that, pursuant to the authority vested in the Board of Directors of the Corporation in accordance with the provisions of its Articles of Incorporation, the Series A Convertible Preferred Stock of the Corporation be, and it hereby is, authorized and created, and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional and other special rights of the shares of such series and the qualifications, limitations and restrictions thereof are as follows:

Of the authorized but unissued shares of the capital stock of the Corporation, there is hereby established the following series of the authorized preferred stock of this Corporation having a par value of $0.01 per share, which series shall be designated as “Series A Convertible Preferred Stock” (the “Series A Preferred Stock”), consisting of Ten Million (10,000,000) shares. The Series A Preferred Stock shall have the following dividend rights, dividend rates, voting rights, conversion rights, rights and terms of redemption, redemption prices and liquidation preferences.

1.            Certain Definitions. Unless the context otherwise requires, the terms defined in this Section 1 shall have, for all purposes of this resolution, the meanings herein specified.

Board of Directors. The term “Board of Directors” shall mean the Board of Directors of this Corporation and, to the extent permitted by law, any committee of such Board of Directors authorized to exercise the powers of such Board of Directors.

Common Stock. The term “Common Stock” shall mean all shares now or hereafter authorized of any class of common stock of this Corporation and any other stock of this Corporation, howsoever designated, authorized after the Issue Date, which has the right (subject always to prior rights of any class or series of preferred shares) to participate in the distribution of the assets and earnings of this Corporation without limit as to per share amount.

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Issue Date. The term “Issue Date” shall mean the date that each share of Preferred Stock is issued to a holder by the Corporation.

Junior Stock. The term “Junior Stock” shall mean Common Stock, and any other class or series of stock of the Corporation authorized after the Issue Date not entitled to receive any assets upon liquidation, dissolution or winding up of the affairs of the Corporation until the Series A Preferred Stock, shall have received the entire amount to which such stock is entitled upon such liquidation, dissolution or winding up.

Parity Stock. The term “Parity Stock” shall mean for purposes of Section 3 below, any class or series of stock of the Corporation authorized after the Issue Date entitled to receive assets upon liquidation, dissolution or winding up of the affairs of the Corporation on a parity with the Series A Preferred Stock.

Senior Stock. The term “Senior Stock” shall mean any class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to receive payment of dividends, and for purposes of Section 3 below, shall also mean any class or series of stock of the Corporation authorized after the Issue Date ranking senior to the Series A Preferred Stock in respect of the right to participate in any distribution upon liquidation, dissolution or winding up of the affairs of the Corporation.

Series A Liquidation Price. The term “Series A Liquidation Price” shall mean an amount equal to $.01 per share of Series A Preferred Stock.

2.            Dividends. While the Series A Preferred Stock is outstanding, each holder of shares of Series A Preferred Stock shall receive four hundred (400) times the dividends declared and paid with respect to each share of Common Stock.

3.            Distributions Upon Liquidation. Dissolution or Winding Up. In the event of any voluntary or involuntary liquidation, dissolution or other winding up of the affairs of the Corporation, subject to the prior preferences and other rights of any Senior Stock, but before any distribution or payment shall be made to the holders of Junior Stock, the holders of the Series A Preferred Stock shall be entitled to be paid the Series A Liquidation Price of all outstanding shares of Series A Preferred Stock, as of the date of such liquidation or dissolution or such other winding up, and no more, in cash or in property taken at its fair value as determined by the Board of Directors of the Corporation, or both, at the election of the Board of Directors. If payment shall have been made in full to the holders of any Senior Stock and Parity Stock of all amounts to which such holders shall be entitled, the remaining assets and funds of the Corporation shall be distributed among the holders of Junior Stock, according to their respective shares and priorities. If, upon any such liquidation, dissolution or other winding up of the affairs of the Corporation, the net assets of the Corporation distributable among the holders of all outstanding shares of the Series A Preferred Stock and of any Parity Stock shall be insufficient to permit the payment in full to such holders of the preferential amounts to which they are entitled, then the entire net assets of the Corporation remaining after the distributions to holders of any Senior Stock of the full amounts to which they may be entitled shall be distributed among the holders of the Series A Preferred Stock and of any Parity Stock ratably in proportion to the full amounts to which they would otherwise be respectively entitled. Neither the consolidation or merger of the Corporation into or with another corporation or corporations, nor the sale of al1 or substantially all of the assets of the Corporation to another corporation or corporations shall be deemed a liquidation, dissolution or winding up of the affairs of the Corporation within the meaning of this Section 3.

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4.	Convertibility.

(a)          Conversion of Preferred Stock. When the Articles of Incorporation of the Corporation shall have been amended to provide for sufficient additional shares of authorized Common Stock to allow such conversion, the holders of the Series A Preferred Stock shall have the right to convert their Series A Preferred Stock into fully paid and nonassessable shares (subject to adjustment as herein provided in Section 4) of Common Stock of the Corporation at a conversion rate (the “Series A Conversion Rate” of four hundred (400) shares of Common Stock for each share of Series A Preferred Stock.

(b)         Certification of Shares. As soon as practicable after the conversion of the Series A Preferred Stock into Common Stock, the Corporation shall issue and shall deliver at the office of the holder of the Series A Preferred Stock (or such other address of which the holder of such shares shall provide to the Corporation) a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of the Series A Preferred Stock.

(c)          Survival of Conversion Right. In case of any other reorganization of the Corporation (or any other corporation the stock or other securities of which are at the time deliverable on the conversion of the shares) after the date of issuance of the shares, or in case, after such date, the Corporation (or any such other corporation) shall consolidate with or merge into another corporation or convey all or substantially all its assets to another corporation, then and in each such case the holder(s) of the shares, upon the conversion thereof, at any time after the consummation of such reorganization, consolidation, merger or conveyance, shall be entitled to receive the stock or other securities or property to which such holders) would have been entitled upon such consummation if such holders) had converted the Shares immediately prior thereto, all subject to further adjustments as provided herein; in each such case all the terms of this Section 4 (including this Directors’ Resolution) shall be applicable to the shares of stock or other securities or property receivable upon the conversion of the shares after such consummation.

(d)         Covenant regarding Conversion Right. The Corporation will not, by amendment of its Articles of Incorporation or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the shares (including this Directors’ Resolution), but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holder(s) of shares against dilution or other impairment. Without limiting the generality of the foregoing, as a condition precedent to the taking of any action which would cause the then aggregate par value of the shares of Common Stock issuable upon conversion of the then outstanding shares to be below’ the aggregate par value of the shares of Common Stock issuable upon conversion, the Corporation will take such corporate action as may be necessary in order that it may at all times validly and legally issue fully paid and nonassessable shares of Common Stock upon conversion of the shares. If in any case a state of facts occurs wherein in the opinion of the Board of Directors the other provisions of this Section 4 are not strictly applicable, or, if strictly applicable, would not fairly protect the conversion rights of the holders of the Preferred Stock in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment consistent with such essential intent and principles so as to protect such conversion rights as aforesaid.

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(e) Adjustment of the Conversion Rate.

(1) In case additional shares of Common Stock are issued as a dividend, stock split or other distribution on the Common Stock without the payment to the Corporation of any consideration, the Series A Conversion Rate in effect at the opening of business on the date of the issuance of such dividend, stock split or distribution (the “Issuance Date”) shall be adjusted by multiplying each of the Series A Conversion Rate by a fraction the numerator of which shall be the sum of (i) such number of shares outstanding at the close of business immediately prior to the Issuance Date, and (ii) the number of shares constituting such dividend, stock split or other distribution, such reduction to become effective immediately after the opening of business on the Issuance Date for such dividend or distribution and the denominator of which shall be the number of shares of Common Stock outstanding at the close of business immediately prior to the Issuance Date. For the purposes of this Section 4(e)(1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(2) In case the outstanding shares of Common Stock are reduced by a reverse stock split or similar arrangement (but not the repurchase of shares of Common Stock by the Corporation) without the payment by the Corporation of any consideration (the “Interest Reduction”), the Series A Conversion Rate in effect at the opening of business on the Issuance Date shall be adjusted by dividing the Series A Conversion Rate by the quotient of the number of shares of Common Stock outstanding at the close of business immediately prior to the Issuance Date divided by the number of shares of Common Stock which will be outstanding after the Interest Reduction. For the purposes of this Section 4(e)(2), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Corporation.

(f) Notice of Adjusted Conversion Rate. Whenever the Series A Conversion Rate are adjusted as herein provided the Corporation shall compute the adjusted Series A Conversion Rate in accordance with Section 4(e) above and shall prepare a certificate signed by the Treasurer or an Assistant Treasurer of the Corporation setting forth the adjusted Series A Conversion Rate and the effective date thereof and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall be delivered to the preferred shareholder as soon as practicable but no later than 30 days after the effective date thereof.

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(g) Reservation of Common Stock. The Corporation will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the shares, such shares of Common Stock and other stock, securities and property as from time to time shall be issuable upon the exercise of the shares at the time outstanding.

5. Method of Conversion.

(a) Conversion. Immediately following the amendment of the Corporation’s Articles of Incorporation to increase the number of authorized shares of Common Stock, each holder of shares of Series A Preferred Stock shall have the right to convert such shares to the number of shares of Common Stock as determined by Series A Conversion Rate in effect at the time of conversion. The holder of the Series A Preferred Stock may exercise such right by delivering written notice to the Corporation.

(b) Manner of Effectuating Conversion. In order to receive new shares of Common Stock following the exercise of such conversion right, each preferred stockholder shall surrender the original stock certificates representing his or her preferred stock in the Corporation at the office of the Corporation.

On the day (the “Conversion Date”) the preferred shareholder’s preferred stock is surrendered for conversion and received by the Corporation, all in accordance with the foregoing provisions, and at such time the Corporation shall issue a certificate or certificates representing preferred shareholder’s converted Common Stock and the preferred shareholder shall be treated for all purposes as the record holder of the number of shares of Common Stock, for which number of shares of preferred stock have been converted at such time; provided, however, that any such conversion on any date when the stock transfer books of the Corporation shall be closed shall be effective for all purposes at the opening of business on the next succeeding day on which such stock transfer book is open,

6. Redemption. The Series A Preferred Stock may not be redeemed by the Corporation without the consent of the Series A Preferred Shareholders.

7. Voting Rights. The holders of the issued and outstanding shares of Series A Preferred Stock shall have four hundred (400) votes for each share of Series A Preferred Stock.

8. Exclusion of Other Rights. Except as may otherwise be required by law, the shares of Scries A Preferred Stock shall not have any preferences or relative, participating, optional or other special rights, other than those specifically set forth herein. The shares of Series A Preferred Stock shall have no preemptive or subscription rights.

9. Headings of Subdivision. The headings of the various subdivisions hereof are for convenience of reference only and shall not affect the interpretation of any ofthe provisions hereof,

10. Severability of Provisions. If any right, preference or limitation of the Series A Preferred Stock set forth herein is invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, all other rights, preferences and limitations set forth herein which can be given effect without the invalid, unlawfiil or unenforceable right, preference or limitation shall, nevertheless, remain in full force and effect, and no right, preference or limitation herein set forth shall be deemed dependent upon any other such right, preference or limitation unless so expressed herein.

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11. Status of Reacquired Shares. Shares of Series A Preferred Stock which have been issued and reacquired in any manner shall (upon compliance with any applicable provisions of the laws of the State of Nevada) have the status of authorized and unissued shares of Series A Preferred Stock, issuable in series undesignated as to series and may be redesignated and reissued.

This Certificate of Designation has been duly adopted by the Corporation by all necessary action by the Corporation.

***

6

IN WITNESS WHEREOF, US Highland, Inc. has caused this certificate to be duly executed as of this 11th day of June, 2018.

US HIGHLAND, INC.

By:	/s/ Everett M. Dicksbir
Name:	Everett M. Dicksbir
Title:	President

[SIGNATURE PAGE TO US HIGHLAND, INC. SERIES A DESIGNATION]

Respectfully,

BARBARA K. CEGAVSKE
Nevada Secretary of State
Certified By: Electronically Certified
Certificate Number: B202104211609717
You may verify this certificate
online at http://www.nvsos.gov

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

040105

Filed in the Office of	Business Number E0047782018-1
Barbara K. Cegavske	Filing Number 20180040056-96
Secretary of State State Of Nevada	Filed On 01/26/2018
	Number of Pages 1

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: US Highland, Inc.

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: CAPITOL CORPORATE SERVICES, INC.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

Street Address | City | Nevada | Zip Code

Mailing Address (if different from street address) | City | Nevada | Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: Common 11,000,000 | Par value per share: $.00001 | Number of shares without par value:

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Everett M. Dickson
Name
3500 Lennox Rd., Ste. 1500 | Atlanta | GA | 30326
Street Address | City | State | Zip Code

2)
Name
Street Address | City | State | Zip Code

5. Purpose: (optional; required only if Benefit Corporation status selected)
The purpose of the corporation shall be:

6. Benefit Corporation: (see instructions) [ ] Yes

7. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Anthony F. Newton
Name
X [signature]
Incorporator Signature

7611 Old English Court | Sugar Land | TX | 77479
Address | City | State | Zip Code

8. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity. If the registered agent is unable to sign the Articles of Incorporation, submit a separate signed Registered Agent Acceptance form.

X Lee Ann Brooks | 01/25/2018
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity | Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 9-28-17

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

This Form is to Accompany Restated Articles or Amended and Restated Articles of Incorporation

(Pursuant to NRS 78.403, 82.371, 86.221, 87A, 88.355 or 88A.250)

(This form Is also to be used to accompany Restated Articles or Amended and Restated Articles tor Limited-Liability Companies, Certificates of Limited Partnership, Limited-Liability Limited Partnerships and Business Trusts)

1. Name of Nevada entity as last recorded in this office:

US Highland, Inc

2, The articles are: (mark only one box)      ☐  Restated   ☒  Amended and Restated

Please entitle your attached articles “Restated” or “Amended and Restated,” accordingly.

3. Indicate what changes have been made by checking the appropriate box:*

☐	No amendments; articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on:

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☒	The entity name has been amended.

☐	The registered agent has been changed, (attach Certificate of Acceptance from new registered agent)

☐	The purpose of the entity has been amended.

☒	The authorized shares have been amended.

☐	The directors, managers or general partners have been amended.

☐	IRS tax language has been added.

☐	Articles have been added.

☐	Articles have been deleted.

☐	Other. The articles or certificate have been amended as follows: (provide article numbers, if available)

4. Effective date and time of filing: (optional)	Date:	06/26/2018	Time;
(must not be later than 90 days after the certificate is filed)

* This form is to accompany Restated Articles or Amended and Restated Articles which contain newly altered or amended articles. The Restated Articles must contain all of the requirements as set forth in the statutes for amending or altering the articles for certificates.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Restated Articles
Revised: 1-5-15

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

US HIGHLAND, INC., NOW KNOWN AS, CRUZANI, INC.

I, Everett M. Dickson, President and Secretary of US Highland, Inc., a Nevada corporation, now known as Cruzani, Inc., do hereby certify that: (a) the Board of Directors and majority of voting stockholders of the corporation by joint written consent dated June 25,2018, adopted a resolution, subject to the approval of FINRA, to amend and restate the Articles of Incorporation of the corporation pursuant to Section 78.390(1) of the Nevada General Corporation Law, and (b) set forth below is the correct text of the Amended and Restated Articles of Incorporation of the corporation, as amended to the date of this certificate:

FIRST. The name of the corporation is Cruzani, Inc.

SECOND, Its principal office in the State of Nevada is located at 202 S Minnesota St, Carson City, NV 89703. The name and address of its resident agent is Capitol Corporate Services, Inc., 202 S Minnesota St, Carson City, NV 89703.

THIRD. The nature of the business, or objects or purposes to be transacted, promoted or carried on are:

To carry on any lawful business whatsoever which the corporation may deem proper or convenient, which may be calculated, directly or indirectly to promote the interests of the corporation or to enhance the value of its property; to have, enjoy and exercise, all the rights, powers and privileges, which are now or which may hereafter be conferred upon corporations organized under the same statutes as this corporation; to conduct its business anywhere in the world.

FOURTH, The total number of shares of capital stock which may be issued by the corporation is one billion, five hundred fifteen million (1,515,000,000), of which one billion, five hundred million (1,500,000,000) shares shall be Common Stock of the par value of $0.00001 per share (hereinafter referred to as the “Common Stock”) and fifteen million (15,000,000) shares shall be Preferred Stock ofthe par value of one dollar ($0.0001) per share (hereinafter referred to as the “Preferred Stock”).

The designations and the powers, preferences and rights, and the qualifications, limitations or restrictions of the shares of each class of stock and the manner in which shares of stock are to be voted for the election of directors arc as follows:

PREFERRED STOCK

As of the date hereof, the Preferred Stock shall be all in one series as described in that certain Certificate of Designation filed with the Secretary of State of Nevada on June 11, 2018

1

COMMON STOCK

Each share of Common Stock shall be equal in all respects to every other share of Common Stock of the corporation. Each share of Common Stock shall be entitled to one vote per share at each annual or special meeting of stockholders for the election of directors and upon any other matter coming before such meeting. Subject to all the rights of the Preferred Stock, dividends may be paid upon the Common Stock as and when declared by the board of directors out of any funds of the corporation legally available therefor. Upon any liquidation, dissolution or winding up of the corporation, whether voluntary or involuntary, and after the holders of each series of the Preferred Stock shall have been paid in full, the amounts to which they respectively shall be entitled under this Article FOURTH, the remaining assets of the corporation shall be distributed pro rata to the holders of the Common Stock.

The holders of Common Stock shall not be entitled to any preemptive or preferential right to subscribe for or purchase any shares of capital stock of the corporation or any securities convertible into shares of capital stock of the corporation.

VOTING

No holder of shares of capital stock possessing voting power shall have the right to cumulate his or her voting power in the election of directors.

FIFTH, The members of the governing board shall be known as directors and the number thereof shall be not less than one nor more than seven, the exact number to be fixed by the bylaws of the corporation; provided that the number so fixed by the by-laws may be increased or decreased within the limit above specified from time to time by by-law.

SIXTH. The capital stock, after the amount of the subscription price, or par value, if greater, has been paid in shall be subject to no further assessment to pay the debts of the corporation.

SEVENTH. At each meeting of holders of shares of capital stock for the election of directors at which a quorum is present, a nominee for election as a director in an uncontested election shall be elected to the board of directors if the number of votes cast for such nominee’s election exceeds the number of votes cast against such nominee’s election. For purposes of this Article SEVENTH, abstentions will not be considered votes cast for or against a nominee at the meeting. Notwithstanding the foregoing, if the number of candidates exceeds the number of directors to be elected, then, in that election, the nominees receiving the greatest number of votes shall be elected.

For purposes of this Article SEVENTH, an “uncontested election” means any meeting of holders of shares of capital stock at which the number of nominees does not exceed the number of directors to be elected and with respect to which no holder of capital stock has submitted notice of an intent to nominate a candidate for election at such meeting in accordance with the by-laws, as they may be amended from time to time, or, if such a notice has been submitted with respect to such meeting, on or before the tenth day prior to the date that the corporation files its definitive proxy statement relating to such meeting with the Securities and Exchange Commission (regardless of whether or not it is thereafter revised or supplemented), each such notice with respect to such meeting has been (a) withdrawn by its respective submitting stockholder in writing to the secretary of the corporation, (b) determined not to be a valid and effective notice of nomination (such determination to be made by the Board of Directors (or a designated committee thereof) pursuant to the by-laws, or, if challenged in court, by final court order) or (c) determined not to create a bona fide election contest by the Board of Directors (or a designated committee thereof).

2

EIGHTH. This corporation is to have perpetual existence,

NINTH. Subject to the by-laws, if any, adopted by the stockholders, the Board of Directors is expressly authorized to make, alter or amend the by-laws of the corporation.

The Board of Directors, without restriction, or limitation, shall have all of the powers and authorities expressly conferred upon them by the statutes of this State and this corporation may in its by-laws confer powers upon its directors in addition to the powers and authorities expressly conferred upon them by the statutes of this State.

TENTH. Meetings of stockholders may be held without the State of Nevada, if the by-laws so provide. The books of this corporation may be kept (subject to the provision of the statutes) outside of the State of Nevada at such places as may be from time to time designated by the board of directors or in the by-laws of the corporation.

ELEVENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in these articles of incorporation, in the manner now or hereafter prescribed by statute, or by these articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

TWELFTH. No holder of shares of stock of the corporation shall be entitled as of right to purchase or subscribe for any part of any unissued stock of this corporation or of any new or additional authorized stock of the corporation of any class whatsoever, or of any issue of securities of the corporation convertible into stock, whether such stock or securities be issued for money or for a consideration other than money or by way of dividend, but any such unissued stock or such new or additional authorized stock or such securities convertible into stock may be issued and disposed of to such persons, firms, corporations and associations, and upon such terms as may be deemed advisable by the board of directors without offering to stockholders then of record or any class of stockholders any thereof upon the same terms or upon any terms.

THIRTEENTH. A director or officer of the corporation shall have no personal liability to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for: (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law; or (b) the payment of dividends in violation of the applicable statutes of Nevada. If the Nevada General Corporation Law is amended after approval by the stockholders of this Article THIRTEENTH to authorize corporate action further eliminating or limiting the personal liability of directors or officers, the liability of a director or officer of the corporation shall be eliminated or limited to the fullest extent permitted by the Nevada General Corporation Law, as so amended from time to time. No repeal or modification of this Article THIRTEENTH by the stockholders shall adversely affect any right or protection of a director or officer of the corporation existing by virtue of this Article THIRTEENTH at the time of such repeal or modification.

3

FOURTEENTH.       (a) The corporation shall indemnify and hold harmless any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was or has agreed to become a director or officer of the corporation or is serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise or by reason of actions alleged to have been taken or omitted in such capacity or in any other capacity while serving as a director or officer. The indemnification of directors and officers by the corporation shall be to the fullest extent authorized or permitted by applicable law, as such law exists or may hereafter be amended (but only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior to the amendment). The indemnification of directors and officers shall be against all loss, liability and expense (including attorneys’ fees, costs, damages, judgments, fines, amounts paid in settlement and ERISA excise taxes or penalties) actually and reasonably incurred by or on behalf of a director or officer in connection with such action, suit or proceeding, including any appeal; provided, however, that with respect to any action, suit or proceeding initiated by a director or officer, the corporation shall indemnify such director or officer only if the action, suit or proceeding was authorized by the board of directors of the corporation, except with respect to a suit for the enforcement of rights to indemnification or advancement of expenses in accordance with Section (c) hereof.

(b)       The expenses of directors and officers incurred as a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative shall be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding; provided, however, that if applicable law so requires, the advance payment of expenses shall be made only upon receipt by the corporation of an undertaking by or on behalf of the director or officer to repay all amounts so advanced in the event that it is ultimately determined by a final decision, order or decree of a court of competent jurisdiction that the director or officer is not entitled to be indemnified for such expenses under this Article FOURTEENTH.

(c)       Any director or officer may enforce his or her rights to indemnification or advance payments for expenses in a suit brought against the corporation if his or her request for indemnification or advance payments for expenses is wholly or partially refused by the corporation or if there is no determination with respect to such request within 60 days from receipt by the corporation of a written notice from the director or officer for such a determination. If a director or officer is successful in establishing in a suit his or her entitlement .to receive or recover an advancement of expenses or a right to indemnification, in whole or in part, he or she shall also be indemnified by the corporation for costs and expenses incurred in such suit. It shall be a defense to any such suit (other than a suit brought to enforce a claim for the advancement of expenses under Section (b) of this Article FOURTEENTH where the required undertaking, if any, has been received by the corporation) that the claimant has not met the standard of conduct set forth in the Nevada General Corporation Law. Neither the failure of the corporation to have made a determination prior to the commencement of such suit that indemnification of the director or officer is proper in the circumstances because the director or officer has met the applicable standard of conduct nor a determination by the corporation that the director or officer has not met such applicable standard of conduct shall be a defense to the suit or create a presumption that the director or officer has not met the applicable standard of conduct. In a suit brought by a director or officer to enforce a right under this Section (c) or by the corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that a director or officer is not entitled to be indemnified or is not entitled to an advancement of expenses under this Section (c) or otherwise, shall be on the corporation.

4

(d)       The right to indemnification and to the payment of expenses as they are incurred and in advance of the final disposition of the action, suit or proceeding shall not be exclusive of any other right to which a person may be entitled under these articles of incorporation or any by-law, agreement, statute, vote of stockholders or disinterested directors or otherwise. The right to indemnification under Section (a) hereof shall continue for a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, next of kin, executors, administrators and legal representatives.

(e)       The corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any loss, liability or expense, whether or not the corporation would have the power to indemnify such person against such loss, liability or expense under the Nevada General Corporation Law.

(f)       The corporation shall not be obligated to reimburse the amount of any settlement unless it has agreed to such settlement. If any person shall unreasonably fail to enter into a settlement of any action, suit or proceeding within the scope of Section (a) hereof, offered or assented to by the opposing party or parties and which is acceptable to the corporation, then, notwithstanding any other provision of this Article FOURTEENTH, the indemnification obligation of the corporation in connection with such action, suit or proceeding shall be limited to the total of the amount at which settlement could have been made and the expenses incurred by such person prior to the time the settlement could reasonably have been effected.

(g)       The corporation may, to the extent authorized from time to time by the board of directors, grant rights to indemnification and to the advancement of expenses to any employee or agent of the corporation or to any director, officer, employee or agent of any of its subsidiaries to the fullest extent of the provisions of this Article FOURTEENTH subject to the imposition of any conditions or limitations as the board of directors of the corporation may deem necessary or appropriate.

The Amended and Restated Articles of Incorporation have been approved by a majority vote of the stockholders of the corporation.

* * * * * * *

5

IN WITNESS WHEREOF, US Highland, Inc., now known as, Cruzani, Inc., has caused its President and Secretary to execute this Amended and Restated Articles of Incorporation of US Highland, Inc., now known as, Cruzani, Inc., on this 29th day of June, 2018.

EVERETT M. DICKSON

/s/ Everett M. Dickson
Everett M. Dickson
President and Secretary

6

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Change filed Pursuant to NRS 78.209

For Nevada Profit Corporations

1. Name of corporation:

US HIGHLAND, INC.

2. The board of directors have adopted a resolution pursuant to NRS 78.209 and have obtained any required approval of the stockholders.

3. The current number of authorized shares and the par value, if any, of each class or series, if any, of shares before the change:

Common: 11,000,000 / $0.00001

4. The number of authorized shares and the par value, if any, of each class or series, if any, of shares after the change:

Common: 1,000,000,000/$0.00001

5. The number of shares of each affected class or series, if any, to be issued after the change in exchange for each issued share of the same class or series:

N/A

6. The provisions, if any, for the issuance of fractional shares, or for the payment of money or the issuance of scrip to stockholders otherwise entitled to a fraction of a share and the percentage of outstanding shares affected thereby:

N/A

7. Effective date and time of filing: (optional)	Date:	Time:

8. Signature: (required)	(must not be later than 90 days after the certificate is filed)

President
Signature of Officer	Title

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Stock Split
Revised: 1-5-15

140503

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filed in the Office of	Business Number E0047782018-1
Barbara K. Cegavske	Filing Number 20180040055-85
Secretary of State State Of Nevada	Filed On 01/26/2018
	Number of Pages 1

Articles of Domestication

(PURSUANT TO NRS 92A.270)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Entity Name and Type of Domestic Entity as set forth in its Charter Documents:	US Highland, Inc. Corporation Oklahoma
2. Entity Name Before Filing Articles of Domestication:	US Highland, Inc.
3. Date and Jurisdiction of Original Formation:	March 1, 2010; Oklahoma
4. Jurisdiction that Constituted the Principal Place of Business, Central Administration or Equivalent of the Undomesticated Entity Immediately Before Articles of Domestication:	Georgia
5. Signature of Authorized Representative:	X [signature] Authorized Signature Date 1/25/18

Filing Fee: $350.00

***IMPORTANT:* This document must be accompanied by the appropriate constituent document for the type of domestic entity described in article 1 above and the filing fees.**

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 92A Domestication
Revised: 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 60, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

CRUZANI, INC. (formerly; US HIGHLAND, INC)

2. Description of the original document for which correction is being made:

CERTIFICATE OF CHANGE

3. Filing date of the original document for which correction is being made: 06/13/2018

4. Description of the inaccuracy or defect:

Certificate of Change form was used in error

correct form is attached

5. Correction of the inaccuracy or defect:

Amendment form should have been filed

6. Signature:

	CEO	7.20.2018
Authorized Signature	Title *	Date

* If entity is a corporation. It must be signed by an officer if stock has been issued. OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction
Revised: 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

CRUZANI, INC. (formerly: US HIGHLAND, INC.)

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3:

Common: 1,500,000,000/$0.00001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 66.66%

4. Effective date and time of filing: (optional)	Date: 7.20.2018	Time: 9.28

5. Signature: (required)	(must not be later than 90 days after the certificate Is filed)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with toe proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

CRUZANI, INC. (formerly: US HIGHLAND, INC)

2.  Description of the original document for which correction is being made:

CERTIFICATE OF CHANGE

3. Filing date of the original document for which correction is being made: : 05/24/2018

4.  Description of the inaccuracy or defect:

Certificate of Change form was used in error

5.  Correction of the inaccuracy or defect

Amendment form should have been filed

correct form is attached

6. Signature:

	CEO	7.20.2018
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by manager or managing members; a limited partnership or limited-liability limited partnership, by a general partner; a limited-liability partnership, by a managing partner; a business bust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Correction
Revised: 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1.  Name of corporation:

CRUZANI, INC. (formerly: US HIGHLAND, INC,)

2.  The articles have been amended as follows; (provide article numbers, it available)

Article 3:

Common: 1,000,000,000/$0.00001

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 66.66%

4. Effective date and time of filing: (optional)	Date: 7.20.2018	Time: 3.27

5. Signature: (required)	(must not be later than 90 days after the certificate is filed)

Signature of Officer

* If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CRUZANI INC (Formerly: US HIGHLAND INC

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3:

Increase the common stock to 3,000,000,000 /$0.00001 from 1,500,000,000 /$0.00001

No increase in the preferred stock

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is:

4. Effective date and time of filing: (optional)	Date: 7/24/2018	Time: 1:54 am

5. Signature: (required)	(must not be later than 90 days after the certificate is filed)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Cruzani, Inc. (formerly US Highland, Inc.)

2. Description of the original document for which correction is being made:

Articles of Incorporation

3. Filing date of the original document for which correction is being made: 01/26/2018

4. Description of the inaccuracy or defect:

Incorrect authorized stock listed.

5. Correction of the inaccuracy or defect:

500,000,000 shares of Common Stock, per value $0.00001 Authorized

15,000,000 shares of Preferred Stock, per value $0.00001 Authorized

6. Signature:

/s/ Everett Dickson	President	8/6/18
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer If stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limbed partnership or limited-liability, limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fees.	Nevada Secretary of State correction
Revised 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Cruzani, Inc. (formerly US Highland, Inc.)

2. Description of the original document for which correction is being made:

Certificate of Designation

3. Filing date of the original document for which correction is being made: 06/11/2018

4. Description of the inaccuracy or defect:

Title of preferred stock series incorrect.

5. Correction of the inaccuracy or defect:

Title of preferred stock series should be “Series C Convertible Preferred Stock” to replace all references to “Series A.”

6. Signature:

/s/ Everett Dickson	President	8/6/2018
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limbed partnership or limited-liability, limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fess.	Nevada Secretary of State correction
Revised 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Cruzani, Inc. (formerly US Highland, Inc.)

2. Description of the original document for which correction is being made:

Articles of Domestication

3. Filing date of the original document for which correction is being made: 01/26/2018

4. Description of the inaccuracy or defect:

Incorrect form filed.

5. Correction of the inaccuracy or defect:

Articles of Merger attached hereto to replace Articles of Domestication.

6. Signature:

/s/ Everett Dickson	President	8/6/18
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limbed partnership or limited-liability, limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fess.	Nevada Secretary of State Correction
Revised 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Merger
(Pursuant to NRS Chapter 92A)

1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200):

☐	If there are more than four merging entitles, chock box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from article one.

U.S Highland, Inc..

Name of merging entity

Oklahoma	Corporation
Jurisdiction	Entity type *
US Highland, Inc. (now Cruzani, Inc.)

Name of merging entity

Nevada	Corporation
Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *

Name of merging entity

Jurisdiction	Entity type *
and,
US Highland, Inc. (now Cruzani, Inc.)

Name of surviving entity

Nevada	Corporation
Jurisdiction	Entity type*

* Corporation, non-profit corporation, limited partnership, limited-liability company or business trust.

Filing Fee: $350.00

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 1
Revised 1-6-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

2) Forwarding address where copies of process may be sent by the Secretary of State of Nevada (If a foreign entity is the survivor in the merger - NRS 92A.190):

Attn;

c/o;

3) Choose one:

☒	The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200).

☐	The Undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).

4) Owner’s approval (NRS 92A.200) (options a, b or c must be used, as applicable, for each entity):

☐	If there are more than four merging entitles, check box and attach an 8 1/2” x 11” blank sheet containing the required information for each additional entity from the appropriate section of article four.

(a)	Owner’s approval was not required from

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 2
Revised 1-6-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(b) The plan was approved of the required consent of the owners of :

US Highland, Inc.

Name of merging entity, if applicable

US Highland, Inc.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

US Highland, Inc.

Name of surviving entity, if applicable

* Unless otherwise provided in the certificate of trust or governing instrument of a business trust, a merger must be approved by all trustees and beneficial owners of each business trust that is a constituent entity in the merger.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 3
Revised 1-6-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

(c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.160):

The plan of merger has boon approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

Name of merging entity, if applicable

and, or;

Name of surviving entity, if applicable

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 4
Revised 1-6-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

6) Amendments, If any, to the articles or certificate of the surviving entity. Provide article numbers, if available. (NRS 92A.200)*;

6) Location of Plan of Merger (check a or b):

☐	(a) The entire plan of merger is attached;

or;

☒	(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A 200).

7)	Effective date and time of filing: (optional) (must not be later than 90 days after the certificate to filed)

Date:	Time:

* Amended and restated articles may be attached as an exhibit or Integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.18C (merger of subsidiary) into parent - Nevada parent owning 90% or more of subsidiary). The articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 5
Revised 1-6-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

8)       Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member If there are no managers; A trustee of each Nevada business trust (NRS 92A 230)’

☐	if there are more than four merging entitles, check box and attach an 6 1/2” x 11” blank sheet containing the required information for each additional entity from article eight.

US Highland, Inc.

Name of merging entity

/s/ Everett Dickson	President	8/6/18
Authorized Signature	Title	Date

Name of merging entity

X	President
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

Name of merging entity

X
Signature	Title	Date

and,

US Higland, INc. (now Cruzani, Inc.)
Name of surviving entity

/s/ Everett Dickson	President	8/6/18
Signature	Title	Date

* The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing II (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

IMPORTANT: Failure to including any of the above Information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary of State 92A Merger Page 6
Revised 1-6-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Correction

(Pursuant to NRS Chapters 78, 78A, 80, 81, 82, 84, 86, 87, 87A, 88, 88A, 89 and 92A)

1. The name of the entity for which correction is being made:

Cruzani, Inc.

2. Description of the original document for which correction is being made:

Certificate of Designations

3. Filing date of the original document for which correction is being made: 10/2/2018

4. Description of the inaccuracy or defect:

Certain pages from the attachment to the Certificate of Designations were missing.

5. Correction of the inaccuracy or defect:

The entire attachment to the Certificate of Designations is attached.

6. Signature:

/s/ Everett Dickson	President	10/04/2018
Authorized Signature	Title *	Date

* If entity is a corporation, it must be signed by an officer if stock has been issued, OR an incorporator or director if stock has not been issued; a limited-liability company, by a manager or managing members; a limbed partnership or limited-liability limited partnership, by a general partner: a limited-liability partnership, by a managing partner; a business trust, by a trustee.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanies by appropriate fees.	Nevada Secretary of State Correction
Revised 1-5-15

CRUZANI, INC. (f/k/a US HIGHLAND, INC.)

CERTIFICATE OF DESIGNATIONS, PREFERENCES,
RIGHTS AND LIMITATIONS

OF

SERIES E CONVERTIBLE PREFERRED STOCK

The undersigned, Everett M. Dickson, hereby certifies that:

1.             I am the Chief Executive Officer of CRUZANI, INC. (f/k/a US HIGHLAND, INC.), a Nevada corporation (the “Company”),

2.             The Company is authorized to issue 3,500,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of the date hereof, 3,500,000 shares of preferred stock were designated as Series A Preferred Stock and 10,000 shares were designated as Series B Preferred Stock.

3.             The following resolutions were duly adopted by the Board of Directors:

WHEREAS, the Board of Directors of the Company is authorized to fix the dividend rights, dividend rate, voting rights, conversion rights, rights and terms of redemption and liquidation preferences of any wholly unissued series of Preferred Stock and the number of shares constituting any series and the designation thereof, of any of them;

WHEREAS, it is the desire of the Board of Directors of the Company, pursuant to its authority as aforesaid in accordance with the corporation law of the State of Nevada, and as set forth In this Certificate of Designations, Preferences, Rights and Limitations of Series E Convertible Preferred Stock, to designate the rights, preferences, restrictions and other matters relating to the Series E Convertible Preferred Stock, which will consist of 500,000 shares of Series E Convertible Preferred Stock, par value $0.01 per share (“Series E Preferred Stock”), which the Company has the authority to issue, as follows:

NOW, THEREFORE, BE IT RESOLVED, that the Board of Directors does hereby provide for the issuance of a series of Preferred Stock for cash or exchange of other securities, rights or property and does hereby fix and determine the rights, preferences, restrictions and other matters relating to such series of Preferred Stock as follows:

RESOLVED, FURTHER, that the chairman, chief executive officer, chief financial officer, president or any vice-president, and the secretary or any assistant secretary, of the Company be and they hereby are authorized and directed to prepare and file a Certificate of Designations, Preferences, Rights and Limitations of Series E Preferred Stock in accordance with the foregoing resolution and the provisions of Delaware law,

ARTICLE I
Series E Preferred Stock

Section 1.             Designation and Amount. The number of shares so designated as Series E Preferred Stock will be 500,000 which will not be subject to increase without the consent of the holders (each a “Holder” and collectively, the “Holders”) of a majority of the outstanding shares of Series E Preferred Stock. Terms not otherwise defined herein shall have the meaning ascribed to such terms in the Series E Preferred Stock Purchase Agreement (the “Purchase Agreement”) dated as of September 19, 2018 by and between the Company and the initial purchaser of the Series E Preferred Stock. The designations, powers, preferences, rights and restrictions granted or imposed upon the Series E Preferred Stock and holders thereof are as follows unless otherwise agreed to by agreement between the Company and the purchasers of the Series E Preferred Stock.

The Series E Preferred Stock shall have an initial liquidation preference, or stated value of $1.00 per share which shall be increased for any accrued, unpaid dividends, the Default Adjustment (as defined herein), If applicable,Failure to Deliver Fees (as defined herein), if any, and any other fees as set forth herein (“Stated Value”).

Section 2.             Ranking and Voting. Ranking. The Series E Preferred Stock will, with respect to dividend rights and rights upon liquidation, wlnding-up or dissolution, rank: (a) senior with respect to dividends and right of liquidation with the Company’s common stock, par value $0.01 per share (“Common Stock”), (b) junior with respect to dividends and right of liquidation with respect to the Company’s Series A Preferred Stock; Series 8 Preferred Stock; Series C Preferred Stock and Series D Preferred Stock; and (c) junior with respect to dividends and right of liquidation to all existing indebtedness of the Company. Without the prior written consent of Holders holding a majority of the outstanding shares of Series E Preferred Stock, the Company may not issue any Preferred Stock that is senior to the Series E Preferred Stock in right of dividends and liquidation.

Voting. Except as set forth herein, Series E Preferred Stock shall have no right to vote on any matters requiring shareholder approval.

Section 3.            Dividends. Series E Preferred Stock will carry an annual twelve percent (12%) cumulative dividend, compounded daily, payable solely upon redemption, liquidation or conversion. Upon the occurrence of an Event of Default (as defined herein), the dividend rate shall increase to 22%.

Section 4.              Protective Provision.

A.            So long as any shares of Series E Preferred Stock are outstanding,the Company will not, without the affirmative approval of the Holders of a majority of the shares of Series E Preferred Stock then outstanding (voting as a class), (I) alter or change adversely the powers, preferences or rights given to the Series E Preferred Stock or alter or amend this Certificate of Designations, (ii) authorise or create any class of stock ranking as to distribution of dividends senior to the Series E Preferred Stock, (iii) amend its Articles of Incorporation, as amended, or other charter documents in breach of any of the provisions hereof, (iv) increase the authorized number of shares of Series E Preferred Stock, (v) liquidate, dissolve or wind-up the business and affairs of the Company, or effect any Deemed Liquidation Event (as defined below), or (vi) enter Into any agreement with respect to any of the foregoing.

B.            A “Deemed Liquidation Event” will mean: (a) a merger or consolidation in which the Company is a constituent party or a subsidiary of the Company is a constituent party and the Company issues shares of its capital stock pursuant to such merger or consolidation, except any such merger or consolidation involving the Company or a subsidiary in which the shares of capital stock of the Company outstanding Immediately prior to such merger or consolidation continue to represent, or are converted into or exchanged for shares of capital stock that represent, immediately following such merger or consolidation, at least a majority, by voting power, of the capital stock of the surviving or resulting corporation or, If the surviving or resulting corporation is a wholly-owned subsidiary of another corporation immediately following such merger or consolidation, the parent corporation of such surviving or resulting corporation; or (b) the sale, lease, transfer, exclusive license or other disposition, in a single transaction or series of related transactions, by the Company or any subsidiary of the Company of all or substantially all the assets of the Company and its subsidiaries taken as a whole, or the sale or disposition {whether by merger or otherwise) of one or more subsidiaries of the Company if substantially all of the assets of the Company and its subsidiaries taken as a whole are held by such subsidiary or subsidiaries, except where such sale, lease, transfer, exclusive license or other disposition is to a wholly owned subsidiary of the Company.

2

(A)          The Company shall not have the power to effect a Deemed Liquidation Event unless the agreement or plan of merger or consolidation for such transaction provides that the consideration payable to the stockholders of the Company will be allocated among the holders of capital stock of the Company in accordance hereof.

Section 5.              Liquidation.

A.           Upon any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, after payment or provision for payment of debts and other liabilities of the Company, and after payment or provision for any liquidation preference payable to the holders of any Preferred Stock ranking senior upon liquidation to the Series E Preferred Stock, if any, but prior to any distribution or payment made to the holders of Common Stock or the holders of any Preferred Stock ranking junior upon liquidation to the Series E Preferred Stock by reason of their ownership thereof, the Holders of Series E Preferred Stock will be entitled to be paid out of the assets of the Company available for distribution to its stockholders an amount with respect to each share of Series E Preferred Stock equal to the then Stated Value as adjusted pursuant to the terms hereof (including but not limited to the additional of any accrued unpaid dividends and the Default Adjustment (as defined herein), If applicable).

B.            If, upon any liquidation, dissolution or winding up of the Company, the assets of the Company will be insufficient to make payment in full to all Holders, then such assets will be distributed among the Holders at the time outstanding, ratably in proportion to the full amounts to which they would otherwise be respectively entitled.

Section 6.              Redemption.

A.           Company’s Redemption Option. Notwithstanding anything to the contrary contained herein, at any time during the period set forth on the table immediately following this paragraph (the “Redemption Period”) provided that an Event of Default has not occurred, the Company will have the right, at the Company’s option, to redeem all or any portion of the shares of Series E Preferred Stock, exercisable on not more than three (3) Trading Days (as defined herein) prior written notice to the Holders, in full, in accordance with this Section 6. Any notice of redemption hereunder (an “Optional Redemption Notice”) shall be delivered to the Holder at its registered addresses and shall state: (1) that the Company is exercising its right to redeem the Series E Preferred Stock, and (2) the date of redemption which shall be not more than three (3) Trading Days (as defined herein) from the date of the Optional Redemption Notice. On the date fixed for redemption (the “Optional Redemption Date”), the Company shall make payment of the Optional Redemption Amount (as defined herein) to Holder, or upon the direction of the Holder as specified by the Holder in a writing to the Company {which direction shall to be sent to Company by the Holder at least one (1) business day prior to the Optional Redemption Date). If the Company exercises its right to redeem the Series E Preferred Stock, the Company shall make payment to the Holder of an amount In cash equal to the percentage (“Redemption Percentage”) as set forth in the table immediately following this paragraph opposite the applicable Redemption Period, multiplied by the sum of an amount equal to the total number of Series E Preferred Stock held by the Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment, if applicable)(the “Optional Redemption Amount”), if the Company delivers an Optional Redemption Notice and fails to pay the Optional Redemption Amount due to the Holder within two (2) business days following the Optional Redemption Date, the Company shall forever forfeit its right to redeem the Series E Preferred Stock pursuant to this Section 6.

3

Redemption Period	Redemption Percentage
1. The period beginning on the date of the issuance of shares of Series C Preferred Stock (the “Issuance Date”) and ending on the date which is thirty (30) days following the Issuance Date.	120%
2. The period beginning on the date that is thirty-one (31) days from the Issuance Date and ending sixty (60) days following the Issuance Date.	125%
3. The period beginning on the date that is sixty-one (61) days from the Issuance Date and ending ninety (90) days following the Issuance Date.	130%
4. The period beginning on the date that is ninety-one (91) days from the Issuance Date and ending one hundred twenty (120) days following the Issuance Date.	135%
5. The period beginning on the date that is one hundred twenty-one (121) days from the Issuance Date and ending one hundred fifty (150) days following the Issuance Date.	140%
6. The period beginning on the date that Is one hundred fifty-one (151) days from the Issuance Date and ending one hundred seventy (170) days following the Issuance Date.	145%

After the expiration of one hundred eighty (180) days following the Issuance Date, the Company shall have no right of redemption.

B.            Company’s Mandatory Redemption. On the date which is twelve (12) months following the Issuance Date or upon the occurrence of an Event of Default (the “Mandatory Redemption Date”), the Company shall redeem all of the shares of Series E Preferred Stock of the Holder (which have not been previously redeemed or converted). With five (5) days of the Mandatory Redemption Date, the Company shall make payment to each Holder of an amount in cash equal to the total number of shares of Series E Preferred Stock held by such Holder multiplied by the then current Stated Value as adjusted pursuant to the terms hereof (including but not limited to the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable) (the “Mandatory Redemption Amount”).

4

Section 7.              Conversion.

A.            Conversion Right, The Holder shall have the right from time to time, and at any time during the period beginning on the date which is six (6) months following the Issuance Date, to convert all or any part of the outstanding Series E Preferred Stock Into fully paid and non-assessable shares of Common Stock, as such Common Stock exists on the Issuance Date, or any shares of capital stock or other securities of the Company into which such Common Stock shall hereafter be changed or reclassified at the conversion price determined as provided herein (a “Conversion”); provided, however, that in no event shall any Holder be entitled to convert any portion of the Series E Preferred Stock in excess of that number of Series E Preferred Stock that upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by such Holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Series E Preferred Stock or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Series E Preferred Stock with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. For purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulations 13D-G thereunder, except as otherwise provided In clause (1) of such proviso. The beneficial ownership limitations on conversion as set forth in the section may NOT be waived by the Holder. The number of shares of Common Stock to be issued upon each conversion of Series E Preferred Stock shall be determined by dividing the Conversion Amount (as defined herein) by the applicable Conversion Price (as defined herein) then in effect on the date specified in the notice of conversion (the “Notice of Conversion”), attached hereto as Exhibit A, delivered to the Company by the Holder in accordance with the terms hereof; provided that the Notice of Conversion is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to the Company before 6:00 p.m,. New York, New York time on such conversion date (the “Conversion Date”); however, if the Notice of Conversion is sent after 6:00 p.m., New York, New York time the Conversion Date shall be the next business day. The term “Conversion Amount” means, with respect to any conversion of share of the Series E Preferred Stock, the sum of the then current Stated Value as adjusted pursuant to the terms hereof (including, but not limited to, the addition of any accrued unpaid dividends and the Default Adjustment (as defined herein), if applicable); multiplied by the number of shares of Series E Preferred Stock being converted in such conversion. In the event that Series E Preferred Shares are not redeemed pursuant to Section 7 hereof, during the period beginning on the date which is six (6) months following the Issuance Date until 12 months following the Issuance Date, subject to the provisions set forth herein, the Holder is obligated to convert the Series E Preferred into shares of common stock pursuant to this Section 7 subject to market conditions, and provided that no Event of Default has occurred.

B.            Conversion Price. The conversion price (the “Conversion Price”) shall equal the Variable Conversion Price (as defined herein) (subject to equitable adjustments by the Company relating to the Company’s securities or the securities of any subsidiary of the Company, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). The “Variable Conversion Price” shall mean 61% multiplied by the Market Price (as defined herein) (representing a discount rate of 39%). “Market Price* means the lowest Trading Price (as defined here) for the Common Stock during the twenty (20) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. “Trading Price” means, for any security as of any date, the closing bid price on the OTCQB, OTCQX, Pink Sheets electronic quotation system or applicable trading market (the “OTC”) as reported by a reliable reporting service (“Reporting Service”) designated by the Holder (i.e. Bloomberg). “Trading Day” shall mean any day on which the Common Stock is tradable for any period on the OTC, or on the principal securities exchange or other securities market on which the Common Stock is then being traded.

5

C.            Authorized Shares. The Company covenants that during the period the conversion right exists, the Company will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the Issuance of Common Stock upon the full conversion of this Series E Preferred Stock issued. The Company is required at all times to have authorized and reserved seven times the number of shares that would be issuable upon full conversion of the Series E Preferred Stock (assuming that the 4.99% limitation set forth in herein is not in effect) (based on the respective Conversion Price of the Series E Preferred Stock in effect from time to time) (the “Reserved Amount”). The Reserved Amount shall be increased (or decreased unilaterally by the Holder) from time to time in accordance with the Company’s obligations hereunder. The Company represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. in addition, if the Company shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock Into which the Series E Preferred stock shall be convertible at the then current Conversion Price, the Company shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Series E Preferred Stock. The Company (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock Issuable upon conversion of this Series E Preferred Stock, and (ii) agrees that its issuance of the Series E Preferred Stock shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock In accordance with the terms and conditions of the Purchase Agreement and the Series E Preferred Stock. If, at any time the Company does not maintain the required Reserved Amount, the Company shall be put on notice by the Holder, and shall have 30 days to cure its deficiency, after which time, such failure will be deemed an Event of Default hereunder.

D.            Method of Conversion.

i.             Mechanics of Conversion. As set forth In hereof, the Series E Preferred Stock may be converted by the Holder in whole or in part at any time from time to time after six (6) months following the Issuance Date, by submitting to the Company a Notice of Conversion (by facsimile, e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., New York, New York time) and within five (5) days following such conversion surrendering the converted Series E Preferred Stock to the Company’s transfer agent.

ii.             Surrender of Series E Preferred Stock Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of the Series E Preferred Stock in accordance with the terms hereof, the Holder shall not be required to physically surrender the Series E Preferred Stock to the Company (or its transfer agent) unless all of the Holder’s Series E Preferred Stock is so converted. The Holder and the Company shall maintain records showing the amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to the Holder and the Company, so as not to require physical surrender of the Series E Preferred Stock upon each such conversion.

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iii.            Delivery of Common Stock Upon Conversion. Upon receipt by the Company from the Holder of a facsimile transmission or e-mail (or other reasonable means of communication) of a Notice of Conversion meeting the requirements for conversion as set forth herein, the Company shall issue and deliver or cause to be issued and delivered to or upon the order of the Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (the “Deadline”). Upon receipt by the Company of a Notice of Conversion, the Holder shall be deemed to be the holder of record of the Common Stock Issuable upon such conversion, the outstanding Series E Preferred Stock held by such Holder shall be reduced to reflect such conversion, and, unless the Company defaults on Its obligations hereunder, all rights with respect to the shares of Series E Preferred Stock being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If the Holder shall have given a Notice of Conversion as provided herein, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by the Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder of any obligation to the Company, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with such conversion.

iv.            Delivery of Common Stock by Electronic Transfer, in lieu of delivering physical certificates representing the Common Stock Issuable upon conversion, provided the Company is participating In the Depository Trust Company (“DTC”) Fast Automated Securities Transfer (“FAST”) program, upon request of the Holder and Its compliance with the provisions set forth herein, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to the Holder by crediting the account of Holder’s Prime Broker with DTC through Its Deposit and Withdrawal at Custodian (“DWAC”) system.

v.            Failure to Deliver Common Stock Prior to Deadline. Without in any way limiting the Holder’s right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of the Series E Preferred Stock is not delivered by the Deadline due to action and/or inaction of the Company, the Company shall pay to the Holder $500 per day in cash, for each day beyond the Deadline that the Company falls to deliver such Common Stock (the “Fail to Deliver Fee”); provided, however, that the Fail to Deliver Fee shall not be due if the failure Is a result of a third party (i.e. transfer agent; and not the result of any failure to pay such transfer agent) despite the best efforts of the Company to effect delivery of such Common Stock. Such cash amount shall be paid to Holder by the fifth (5th) day of the month following the month in which It has accrued, shall be added to the aggregate Stated Value of the Series E Preferred Stock with respect to such Holder, in which event dividends shall accrue thereon and such additional Stated Value (and dividends thereon) shall be convertible into Common Stock in accordance with the terms hereof. The Company agrees that the right to convert Is a valuable right to the Holder. The damages resulting from a failure, attempt to frustrate, Interference with such conversion right are difficult if not impossible to qualify. Accordingly, the parties acknowledge that the damages provision contained in this section are justified and reasonable.

vi.           Concerning the Shares. The shares of Common Stock issuable upon conversion of the Series E Preferred Stock may not be sold or transferred unless: (i) such shares are sold pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”) or (ii) the Company or its transfer agent shall have been furnished with an opinion of counsel (which opinion shall be in form, substance and scope customary for opinions of counsel in comparable transactions) to the effect that the shares to be sold or transferred may be sold or transferred pursuant to an exemption from such registration (such as Rule 144 or a successor rule) (“Rule 144”); or (iii) such shares are transferred to an “affiliate” (as defined in Rule 144) of the Company who agrees to sell or otherwise transfer the shares only in accordance with this section and who is an Accredited Investor (as defined In the Purchase Agreement).

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Any restrictive legend on certificates representing shares of Common Stock issuable upon conversion of the Series E Preferred Stock shall be removed and the Company shall issue to the Holder a new certificate therefore free of any transfer legend if the Company or Its transfer agent shall have received an opinion of counsel from Holder’s counsel, in form, substance and scope customary for opinions of counsel In comparable transactions, to the effect that (I) a public sale or transfer of such Common Stock may be made without registration under the Act, which opinion shall be accepted by the Company so that the sale or transfer Is effected; or (ii) in the case of the Common Stock issuable upon conversion of the Series E Preferred Stock such security Is registered for sale by the Holder under an effective registration statement filed under the Act; or otherwise may be sold pursuant to an exemption from registration. In the event that the Company does not reasonably accept the opinion of counsel provided by the Holder with respect to the transfer of Securities pursuant to an exemption from registration (such as Rule 144), at the Deadline, it will be considered an Event of Default hereunder.

E.             Effect of Certain Events.

i.              Effect of Merger, Consolidation, Etc, At the option of the Holder, the sale, conveyance or disposition of all or substantially all of the assets of the Company, the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or the consolidation, merger or other business combination of the Company with or into any other Person (as defined herein) or Persons when the Company is not the survivor shall be deemed to be an Event of Default hereunder. “Person” shall mean any individual, corporation, limited liability company, partnership, association, trust or other entity or organization.

ii.             Adjustment Due to Merger, Consolidation, Etc, If, at any time when the Series E Preferred Stock are outstanding and prior to conversion of all of the Series E Preferred Stock, there shall be any merger, consolidation, exchange of shares, recapitalization, reorganization, or other similar event, as a result of which shares of Common Stock of the Company shall be changed into the same or a different number of shares of another class or classes of stock or securities of the Company or another entity, or in case of any sale or conveyance of all or substantially all of the assets of the Company other than in connection with a plan of complete liquidation of the Company, then the Holder shall thereafter have the right to receive upon conversion of the Series E Preferred Stock, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore issuable upon conversion, such stock, securities or assets which the Holder would have been entitled to receive in such transaction had the Series E Preferred Stock been converted in full Immediately prior to such transaction (without regard to any limitations on conversion set forth herein), and In any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof (including, without limitation, provisions for adjustment of the Conversion Price and of the number of shares issuable upon conversion of the Series E Preferred Stock) shall thereafter be applicable, as nearly as may be practicable in relation to any securities or assets thereafter deliverable upon the conversion hereof. The Company shall not affect any transaction described in this section unless (a) it first gives, to the extent practicable, ten (10) days prior written notice (but in any event at least five (5) days prior written notice) of the record date of the special meeting of shareholders to approve, or if there is no such record date, the consummation of, such merger, consolidation, exchange of shares, recapitalization, reorganization or other similar event or sale of assets (during which time the Holder shall be entitled to convert the Series E Preferred Stock) and (b) the resulting successor or acquiring entity (if not the Company) assumes by written instrument the rights, preferences afforded to the Holders of the Series E Preferred Stock hereunder and obligations set forth herein. The above provisions shall similarly apply to successive consolidations, mergers, sales, transfers or share exchanges.

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iii.            Adjustment Due to Distribution. If the Company shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to the Company’s shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off)) (a “Distribution”), then the Holder shall be entitled, upon any conversion of the Series E Preferred Stock after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to the Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been the holder of such shares of Common Stock on the record date for-the determination of shareholders entitled to such Distribution.

F.             Stock Register. The Company will keep at the offices of the transfer agent, a register of the Series E Preferred Stock, which shall be prima facie Indicia of ownership of all outstanding shares of Series E Preferred Stock. Upon the surrender of any certificate representing Series E Preferred Stock at such place, the Company, at the request of the record Holder of such certificate, will execute and deliver (at the Company’s expense) a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the Holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate.

G.            Taxes. The Company shall pay any and all documentary, stamp, transfer (but only in respect of the registered Holder thereof), issuance and other similar taxes that may be payable with respect to the issuance and delivery of shares of Common Stock upon the conversion of Preferred Shares.

Section 8.              Events of Default.

A.            If any of the following events of default (each, an “Event of Default”) shall occur:

i.              Failure to Redeem. The Company fails to pay the Mandatory Redemption Amount when due as set forth herein and such breach continues for a period of five (5) days after written notice from the Holder.

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ii.             Conversion and the Shares. The Company fails to issue shares of Common Stock to the Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by the Holder of the conversion rights of the Holder in accordance with the terms hereof, fails to transfer or cause its transfer agent to transfer (issue) (electronically or in certificated form) any certificate for shares of Common Stock Issued to the Holder upon conversion of or otherwise pursuant to the terms hereof as and when required hereby, the Company directs Its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent to transferring (or issuing) (electronically or in certificated form) any certificate for shares of Common Stock to be issued to the Holder upon conversion of the Series E Preferred Stock or otherwise pursuant to the terms hereof, as and when required by the terms hereof, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to the Holder upon conversion of or otherwise pursuant to the terms hereof as and when required by the terms hereof (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this section) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded In writing) for two (2) business days after the Holder shall have delivered a Notice of Conversion. It is an obligation of the Company to remain current in its obligations to its transfer agent. It shall be an event of default hereunder, if a conversion of the Series E Preferred Stock is delayed, hindered or frustrated due to a balance owed by the Company to its transfer agent. If at the option of the Holder, the Holder advances any funds to the Company’s transfer agent In order to process a conversion, such advanced funds shall be paid by the Company to the Holder within two (2) business days of a demand from the Holder.

iii.            Breach of Covenants. The Company breaches any material covenant or other material terms or conditions contained in this Certificate of Designation and any collateral documents including, but not limited to, the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to the Company from the Holder.

iv.            Breach of Representations and Warranties. Any representation or warranty of the Company made herein or in any agreement, statement or certificate given in writing pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of the Holder with respect to the Series E Preferred Stock or the Purchase Agreement.

v.             Receiver or Trustee. The Company or any subsidiary of the Company shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

vi.            Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be Instituted by or against the Company or any subsidiary of the Company.

vii.           Delisting of Common Stock. The Company shall fail to maintain the listing of the Common Stock on at least one of the OTC electronic quotations systems (which specifically includes the quotation platforms maintained by the OTC Markets Group) or an equivalent replacement exchange.

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viii. Failure to Comply with the Exchange Act. The Company shall fall to comply with the reporting requirements of the Exchange Act; and/or the Company shall cease to be subject to the reporting requirements of the Exchange Act.

ix. Liquidation. Any dissolution, liquidation, or winding up of Company or any substantial portion of its business.

x. Cessation of Operations. Any cessation of operations by Company or Company admits it is otherwise generally unable to pay its debts as such debts become due; provided, however, that any disclosure of the Company’s ability to continue as a “going concern” shall not be an admission that the Company cannot pay its debts as they become due.

xi. Financial Statement Restatement. The restatement of any financial statements filed by the Company with the Securities and Exchange Commission (“SEC”) at any time after 180 days after the Issuance Date for any date or period until the Series E Preferred Stock is no longer outstanding, if the result of such restatement would, by comparison to the unrestated financial statement, have constituted a material adverse effect on the rights of the Holder with respect to the terms hereof (Including the conversion rights hereof) or the Purchase Agreement.

xii. Replacement of Transfer Agent In the event that the Company proposes to replace its transfer agent, the Company fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions In a form as initially delivered pursuant to the Purchase Agreement (including, but not limited to, the provision to Irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent and the Company,

B. Default Adjustment. Upon the occurrence and during the continuation of any Event of Default (other than as set forth in Section 8.A.II), the Stated Value shall immediately be increased to an amount equal to 150% times the then Stated Value, as adjusted pursuant to the terms hereof (i.e. accrued unpaid dividends and other fees, if any). Upon the occurrence and during the continuation of any event of default specified in Section 8.A.ii., the Stated Value shall immediately be increased to an amount equal to 200% times the then Stated Value, as adjusted pursuant to the terms hereof (i.e. accrued unpaid dividends and other fees, if any) (the amounts referred to herein shall be referred to collectively as the “Default Adjustment”). In the event of a Default Adjustment, the Company shall immediately, upon the demand of the Holder, redeem the issued and outstanding Series E Preferred Stock and pay to the Holder the amount which is equal to the number of shares of Series E Preferred Stock held by such Holder multiplied by the then current Stated Value, as adjusted hereunder (i.e., accrued unpaid dividends. Default Adjustment, any other fees as set forth herein).

Section 9. Miscellaneous.

A. Lost or Mutilated Preferred Stock Certificate. Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the registered Holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing shares of Series E Preferred Stock, and In the case of any such loss, theft or destruction upon receipt of Indemnity reasonably satisfactory to the Company (provided that if the Holder is a financial institution or other institutional investor its own agreement will be satisfactory) or In the case of any such mutilation upon surrender of such certificate, the Company will, at its expense, execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares of such class represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

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B. Failure or Indulgence Not Waiver. No failure or delay on the part of the Holder In the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

C. Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be In writing and, unless otherwise specified herein, shall be (i) personally served, (II) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective: (a) upon hand delivery or delivery by facsimile or email, with accurate confirmation (if delivered on a business day during normal business hours where such notice Is to be received), or the first (1st) business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second (2nd) business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

D. Jurisdiction. Any action brought by either party against the other concerning the Series E Preferred Stock or the Purchase Agreement shall be brought only in the state courts of New York or in the federal courts located in the Eastern District of New York. The Company hereby irrevocably waives any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. The Company waives trial by jury. The prevailing party shall be entitled to recover from the other party Its reasonable attorney’s fees and costs. In the event that any provision of this Certificate of Designation or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove Invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding In connection with the Series E Preferred Stock or the Purchase Agreement, any agreement or any other document delivered in connection with the Series E Preferred Stock by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

E. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder, by vitiating the Intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Certificate of Designation will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Certificate of Designation or Purchase Agreement, that the Holder shall be entitled, In addition to all other available remedies at law or in equity, (the parties will not be entitled of any punitive damages or penalties, but, only real and actual damages), to an injunction or injunctions restraining, preventing or curing any breach of this Certificate of Designation or Purchase Agreement and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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F. Headings. The headings contained herein are for convenience only and will not be deemed to limit or affect any of the provisions hereof.

IN WITNESS WHEREOF, the undersigned have executed this Certificate this September 19, 2018.

CRUZANI, INC (f/k/a US HIGHLAND, INC)

By:	/s/ Everett M. Dickson
Name:	Everett M. Dickson
Title:	Chief Executive Officer

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USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CRUZANI, INC (formerly US HIGHLAND INC

2. The articles have been amended as follows: (provide article numbers, if available)

Article 3:

Increase the authorized common shares from 500,000,000 to 3,000,000,000/$0.0001

No change to the preferred shares

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 67

4. Effective date and time of filing: (optional) Date: Dec 4 2018 Time: 2:56 PM

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, In addition to the affirmative vote otherwise required, of the holders of shares representing e majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected-

This form must be accompanied by appropriate fees.	Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

USE BLACK INK ONLY - DO NOT HIGHLIGHT	ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

CRUZANI, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

Article III of the Articles of Incorporation is hereby amended: Upon effectiveness (the “Effective Time”) pursuant to the Nevada Revised Statutes of this Certificate of Amendment to the Articles of Incorporation of the Corporation, each twenty (20) shares of common stock issued and outstanding immediately prior to the Effective Time shall automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of common stock (the “Reverse Stock Split”). No fractional shares shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of common stock shall be rounded up to the next whole share of common stock,

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 61.46%

4. Effective date and time of filing: (optional)          Date:                   Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

* If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.	Nevada Secretary or State Amend Profit-After
Revised: 1-5-15

STATE OF WYOMING

Office of the Secretary of State

I, EDWARD A. BUCHANAN, Secretary of State of the State of Wyoming, do hereby certify that

Cruzani Inc.

a business entity originally organized under the laws of Nevada on January 26, 2018, did on June 2, 2021 apply for a Certificate of Domestication and filed Articles of Domestication in the office of the Secretary of State of Wyoming.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this 2nd day of June, 2021

Filed Date: 06/02/2021		Secretary of State

	By:	Austin Stege